MITEL NETWORKS CORPORATION

CLASS 1 CONVERTIBLE PREFERRED SHARE
SUBSCRIPTION AGREEMENT

August 16, 2007
Portions of this document marked with “***” are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

-iii-

CLASS 1 CONVERTIBLE PREFERRED SHARE SUBSCRIPTION AGREEMENT
THIS AGREEMENT is made this 16th day of August, 2007,
BY AND AMONG:
MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the “Corporation”);
ARSENAL HOLDCO I, S.A.R.L. (“Francisco Partners”), and the other Francisco Partners investors identified in Schedule D (collectively the “FP Investors”); and
MORGAN STANLEY PRINCIPAL INVESTMENTS, INC. (“Morgan Stanley”) and the other Morgan Stanley investors identified in Schedule D (collectively, the “MS Investors” and together with the FP Investors, the “Investors”)
RECITALS:
A.	The Corporation proposes to acquire indirectly all of the outstanding stock of Inter-Tel (Delaware), Incorporated (the “Merger”) pursuant to the terms of an Agreement and Plan of Merger between Inter-Tel (Delaware), Incorporated (“Inter-Tel”), the Corporation and Arsenal Acquisition Corporation dated April 26, 2007 (the “Merger Agreement”).

B.	In order to finance a portion of the Merger, the Corporation wishes to issue and sell an aggregate of 263,087 Class 1 Convertible Preferred Shares in the capital of the Corporation and warrants to purchase up to 19,936,071 Common Shares of the Corporation to Investors, severally and not jointly, and Investors, severally and not jointly, wish to purchase such shares and warrants upon the terms and conditions set forth in this Agreement (the “Investment”).

C.	Immediately upon completion of the restructuring transactions set forth on Schedule E (the “Restructuring Transactions”) or otherwise contemplated by this Agreement and the Other Agreements, including the completion of the Investment, the issued and outstanding capital of the Corporation shall be as set out in Schedule A.
THEREFORE the parties agree as follows:
ARTICLE I
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1 Definitions
Whenever used in this Agreement (including the Recitals hereto), the following words and terms shall have the meanings set out below:
“2006 Equity Compensation Plan” means the Corporation’s equity compensation plan approved by the shareholders on September 7, 2006;

“Affiliate” of a Person means any Person that would be deemed to be an “affiliated entity” of such first mentioned Person under National Instrument 45-106 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;
“Affiliated Group” includes any combined, consolidated, or unitary group, as defined under any applicable United States, Canadian, state, provincial, local, or foreign income tax law;
“Agreement” means this Class 1 Convertible Preferred Share Subscription Agreement, including all schedules and exhibits and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;
“Arm’s Length” has the meaning ascribed to such term for the purposes of the Income Tax Act (Canada);
“Business” means the business of the Corporation and its Subsidiaries consisting of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice, video and data communications platforms over internet protocol, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration), including the business of Inter-Tel (Delaware) Incorporated and its subsidiaries;
“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and San Francisco, California are open for commercial banking business during normal banking hours;
“Canadian Securities Laws” means the securities legislation, regulations, rules and published policy statements, blanket orders and blanket rulings and other regulatory instruments of the securities commissions and other regulatory authorities of the Province of Ontario;
“Claim” means any act, omission or state of facts, and any Legal Proceeding, assessment, judgment, settlement or compromise relating thereto, which may give rise to a right to indemnification under Article IX of this Agreement;
“Class 1 Shares” means the Class 1 Convertible Preferred Shares in the capital of the Corporation having substantially the rights, privileges, restrictions and conditions set forth in Exhibit A;
“Closing” means the completion of the subscription for the Purchased Shares by the Investors as contemplated in this Agreement;
“Closing Date” means the date of the closing of the Merger or such earlier or later date as the Corporation and the Investors may agree in writing;
“Code” means the United States Internal Revenue Code of 1986, as amended;

“Collective Agreement” means any collective agreement, letter of understanding, letter of intent or other written communication with any labor union or employee association that governs the terms and conditions of employment of any employees of the Corporation or any Subsidiary, including the collective agreements listed in Section 4.18 of the Disclosure Schedule;
“Common Shares” means the common shares in the capital of the Corporation;
“Contract” means any written, oral, implied or other agreement, contract, lease, understanding, arrangement, instrument, note, guarantee, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, commitment, option, covenant, assurance or undertaking of any nature. For the purposes of any disclosure required under Section 4.19, the term “Contracts” shall not include any Contracts as between the Corporation and its Subsidiaries;
“Converted Shares” means the Common Shares issued or issuable upon the conversion of the Class 1 Shares and/or the Warrants;
“Debt Financing” means the US$430,000,000.00 in senior secured financing issued pursuant to the First and Second Lien Credit Agreements by and between the Corporation, Mitel Networks, Inc., Mitel US Holdings, Inc., Arsenal Acquisition Corporation, Inter-Tel, the various lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., and Morgan Stanley Senior Funding (Nova Scotia) Co.;
“Disclosure Schedule” means the schedule of exceptions to the representations and warranties of the Corporation, attached as Schedule B;
“EdgeStone” means EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors;
“Employee Plans” means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether or not in writing, with respect to some or all of the current or former directors, officers, employees, independent contractors, agents or other service providers of the Corporation or any of the Subsidiaries which provide for or relate to:
(a)	bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any compensation in addition to salary,

(b)	retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements, or

(c)	insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability,

long term disability and workers compensation), vacation, sick pay, hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor’s benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employment benefits;
“Encumbrance” means any mortgage, hypothec, lien (statutory or otherwise), charge, pledge, security interest, right of set-off, or other type of encumbrance whether fixed or floating, on any asset or assets, whether real, personal or mixed, tangible or intangible, or pledge or hypothecation of any such assets or any easement, conditional sales agreement or any other title retention agreement or arrangement relating to any such assets, option, right of pre-emption, privilege, or any obligation to assign, license or sub-license any asset including the Business IP (as defined in Section 1.2), or any action, claim, right to salvage, execution or demand of any nature whatsoever, howsoever created or arising, or any Contract to create any of the foregoing (other than any lien for Taxes not yet due and owing);
“Environmental Laws” means, collectively, any and all federal, provincial, state, territorial, local or foreign statutes, regulations, ordinances, orders, and decrees relating to public health and safety, health and safety of employees, or the environment;
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended;
“ERISA Affiliate” means any entity that, together with the Corporation, would be treated as a single employer under section 414 of the Code;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“Existing Shareholders Agreement” means the Shareholders Agreement made as of August 23, 2004 and amended on June 26, 2006 among the Corporation, EdgeStone, Zarlink Semiconductor Inc., PTIC, Wesley Clover Corporation, Celtic Tech Jet Limited and Dr. Terence Matthews;
“Expenses” has the meaning ascribed thereto in Section 8.1;
“Financial Statement Date” has the meaning ascribed thereto in Section 4.9;
“Financial Statements” has the meaning ascribed to such term in Section 4.9;
“Government Antitrust Entity” has the meaning ascribed thereto in Article III;
“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Hazardous Substance” means any pollutant, contaminant, toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated, listed, defined, designated or classified by any Environmental Laws;
“Indebtedness” means:
(a)	all indebtedness for borrowed money, whether current or long-term, or secured or unsecured,

(b)	all indebtedness for the deferred purchase price of property or services represented by a note or security agreement,

(c)	all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property),

(d)	all indebtedness secured by a purchase money security interest or other Lien to secure all or part of the purchase price of property subject to such interest or Lien,

(e)	all obligations under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Corporation or any Subsidiary is liable as lessee,

(f)	any liability in respect of banker’s acceptances or letters of credit, and

(g)	all indebtedness of any Person that is directly or indirectly guaranteed by the Corporation or any Subsidiary or that the Corporation or any Subsidiary has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;
“Insiders” has the meaning ascribed thereto in the Securities Act (Ontario);
“Investment” has the meaning ascribed thereto in the Recitals hereto;
“Leased Real Property” means real property which the Corporation or a Subsidiary has a right to use or occupy pursuant to a lease, including those set forth and described in Section 4.13(a) of the Disclosure Schedule;
“Legal Proceeding” means any litigation, action, suit, investigation, inquiry, hearing, claim, complaint, grievance, arbitration proceeding, mediation, alternative dispute resolution procedure or other proceeding (court, administrative, regulatory or otherwise), and includes any appeal or review of and any application for same;
“Liens” means any and all liens, claims, mortgages, hypothecs, security interests, charges, Encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to the Shareholders Agreement or Registration Rights Agreement;
“Loss” means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment (including consequential damages, but excluding loss of profits or revenue), resulting from or arising out of any Claim, including the costs and expenses of any Legal Proceeding in relation to any such Claim, and any assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith;
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), operations, business or assets of the Corporation and the Subsidiaries taken as a whole or the Corporation’s ability to consummate the transactions hereby contemplated other than a Material Adverse Effect resulting from industry wide conditions or the Merger;
“Material Subsidiary” means each of Mitel Networks Holding Limited, Mitel Networks Limited, Mitel Networks, Inc., Mitel Networks International Limited and Mitel Networks Overseas Limited;
“Merger” has the meaning set out in the Recitals.
“Other Agreements” means all of the agreements, instruments, certificates, and other documents, including the Shareholders Agreement, the Registration Rights Agreement and the Warrants, executed and delivered by or on behalf of the Corporation or the Investors or any of their respective Affiliates at the Closing or otherwise in connection with this Agreement and the transactions contemplated herein (including, without limitation, the certificates referred to in Sections 2.4(b)(ii) and 2.4(b)(iii));
“Owned Real Property” means the real and immoveable property owned by the Corporation or any Subsidiary, as described in Section 4.13(a) of the Disclosure Schedule, and includes all plants, buildings, structures, erections, improvements, appurtenances and fixtures situate thereon or forming part thereof;
“Party” or “Parties” means a party to this Agreement;
“Permit” means any permit, license, approval, authorization, certificate, directive, order, variance, registration, right, privilege, concession or franchise issued, granted, conferred or otherwise created by any Governmental Authority;
“Permitted Transferee” has the meaning ascribed to such term in the Shareholders Agreement;
“Person” means any individual, sole proprietorship, partnership, unlimited liability company, limited liability company, limited partnership, firm, joint venture, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, corporation, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“PTIC” means Power Technology Investment Corporation;
“Purchase Price” has the meaning ascribed thereto in Section 2.2;
“Purchased Shares” has the meaning ascribed thereto in Section 2.1;
“Real Property” means, collectively, the Leased Real Property and the Owned Real Property;
“Registration Rights Agreement” means the registration rights agreement to be entered into between the Corporation, the Investors and certain other shareholders of the Corporation, substantially in the form attached hereto as Exhibit C;
“Restructuring Transactions” has the meaning set out in the Recital C.
“SEC” means the United States Securities and Exchange Commission;
“Securities” means Purchased Shares, Warrants and Converted Shares;
“Securities Act” means the United States Securities Act of 1933, as amended;
“Securities Authorities” means the securities commissions and other regulatory authorities administering Canadian Securities Laws;
“Shareholders Agreement” means the shareholders agreement to be entered into by the Corporation, the Investors and certain other shareholders of the Corporation, substantially in the form attached hereto as Exhibit B;
“Stock Option Plan” means the stock option plan of the Corporation enacted on March 6, 2001, as amended on May 8, 2001, August 3, 2001, June 18, 2002, September 6, 2002, June 13, 2003, July 15, 2004, March 17, 2005 and September 9, 2005;
“Subsidiaries” means: (a) any corporation at least a majority of whose outstanding Voting Shares is owned, directly or indirectly, by the Corporation or by one or more of its Subsidiaries, or by the Corporation and by one or more of its Subsidiaries, and includes each of the corporations identified in Section 4.3 of the Disclosure Schedule; (b) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its Subsidiaries, or by the Corporation and one or more of its Subsidiaries; (c) any limited partnership of which the Corporation or any of its Subsidiaries is a general partner, and “Subsidiary” means any one of them; and (d) any limited liability company of which the Corporation or any of its subsidiaries is a managing member;
“Tax” or “Taxes” means all taxes, assessments, duties, fees, levies, or other charges imposed by any Governmental Authority, including, without limitation, all federal, provincial, state, local, foreign and other income, corporation, franchise, profits, capital gains, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, environmental, customs, duties, imposts, real property, personal property, capital stock, unemployment, disability, payroll, license, employee, deficiency assessments, withholding and other taxes, assessments, charges, duties, fees, levies or other charges of any kind whatsoever imposed by any Governmental Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including any interest, penalties, or additions to tax in respect of the foregoing and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or Affiliated Group or of a contractual obligation to indemnify any Person or other entity;
“Tax Return” means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax;
“Time of Closing” means 11:00 a.m. (Eastern standard time) on the Closing Date;
“U.S. Employee Plans” means each “employee benefit plan”, as such term is defined in section 3(3) of ERISA, that is maintained or contributed to by the Corporation or any ERISA Affiliate to the extent that any such plan benefits U.S. employees;
“Voting Shares” means shares, interests, participations or other equivalents in the equity interests (however designated) of a Person having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency; and
     “Warrants” means up to 19,936,071 warrants to purchase Common Shares of the Corporation to be issued by the Corporation to the Investors at the Closing.
1.2 Intellectual Property Definitions
Whenever used in this Agreement, the following words and terms shall have the meanings set out below:
“Business IP”, “Licensed IP” and “Owned IP” shall have the respective meanings set forth in Section 4.21 hereof;
“Commercial Software Licenses” means “shrink-wrap”, “web-wrap”, “click-wrap” or other similar generic licenses for commercially available software available to the public through retail dealers, and which are not, individually or in the aggregate, material to the Business;
“Employee IP Agreement” means the agreements entered into and to be entered into by employees and consultants of the Corporation or the Subsidiaries in favor of the Corporation or a Subsidiary, as the case may be, relating to proprietary information and assignment of inventions;
“Intellectual Property” or “IP” means any or all of the following and all intellectual property and other rights in, arising out of or associated with:

(a)	all patents and utility models and applications therefor (whether registered or not) and all provisionals, re-issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions, and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures (“Patents”),

(b)	all trade-marks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations and applications for registration thereof (“Trade-marks”);

(c)	all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith (“Copyrights”),

(d)	all integrated circuit topographies, integrated circuit topography registrations and applications therefor, and any equivalent or similar rights in semiconductor topographies, layouts, architectures or maskworks (“IC Topographies”),

(e)	all industrial design registration and applications therefor, and any equivalent or similar rights in any features of shape, configuration, pattern or ornament and combination of those features (“Industrial Designs”), and

(f)	all Internet or world wide web addresses, domain names and sites and applications and registrations therefor (“Domain Names”);
“Registered IP” means all Canadian, United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trade-marks, applications to register Trade-marks, including intent-to-use applications, or other registrations or applications related to Trade-marks; (iii) Copyrights registrations and applications to register Copyrights; (iv) IC Topography registrations and applications to register IC Topographies; (v) Industrial Design registrations and applications to register Industrial Designs; (vi) Domain Name registrations and applications to register Domain Names; and (vii) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority, including any federal, state, provincial or foreign government or other public or private legal authority at any time; and
“Technology” means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, records and data; (ii) inventions (whether or not patentable), improvements and enhancements; (iii) proprietary and confidential business and technical information, including manufacturing processes, technical data, trade secrets, ideas, research and development and know how; (iv) databases, data compilations and collections and technical data; and (v) all documentation related to the foregoing, including without limitation installation manuals, operator’s manuals, system manuals, user manuals, conversion and other materials, printout specifications, system test data and error message listings.
1.3 Certain Rules of Interpretation in this Agreement:
(a)	Currency – Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America.

(b)	Governing Law – This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. Any Legal Proceeding arising out of or relating to this Agreement shall be brought in the courts of New York and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

(c)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)	Statutory References – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(f)	Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(g)	Time – Time is of the essence in the performance of the Parties’ respective obligations under this Agreement.

(h)	Business Days – If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

(i)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(j)	No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(k)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.
1.4 Knowledge
Any reference to the knowledge or awareness of the Corporation or a Subsidiary or like terms shall mean the actual knowledge of Don Smith, Steve Spooner, Greg Hiscock, Doug McCarthy, Paul Butcher, Sheryl Urie, Todd Richardson and any knowledge which any such individual could reasonably have acquired through the exercise of due inquiry regarding the relevant matter, including but not limited to review of the Merger Agreement and disclosure schedules provided in connection therewith.
1.5 Entire Agreement
This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions between the Parties. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement and the Other Agreements other than as expressly set forth or referred to in this Agreement, the Fee Letter or the Other Agreements.
1.6 Schedules
The Schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule A	-	Post-Closing Capitalization Table
Schedule B	-	Disclosure Schedule
Schedule C	-	Financial Statements
Schedule D	-	Investors
Schedule E	-	Restructuring Transactions
1.7 Exhibits
The Exhibits to this Agreement, as listed below, are an integral part of this Agreement:

Exhibit A	-	Class 1 Share Terms
Exhibit B	-	Form of Shareholders Agreement

Exhibit C	-	Form of Registration Rights Agreement
Exhibit D	-	Form of Legal Opinion of Counsel to the Corporation
Exhibit E	-	Form of Warrant
ARTICLE II
SHARE SUBSCRIPTION
2.1 Subscription and Issuance of Purchased Shares
Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to Investors, severally and not jointly, and Investors, severally and not jointly, agree to purchase from the Corporation an aggregate of 263,087 of the Corporation’s authorized but unissued Class 1 Shares (the “Purchased Shares”) and the Warrants. The Purchased Shares and the Warrants shall be allocated among the Investors as set forth on Schedule D.
2.2 Purchase Price
The purchase price for each Purchased Share shall be US$1,000. The aggregate purchase price (the “Purchase Price”) for the Purchased Shares equals US$263,087,000. The aggregate purchase price (the “Warrant Purchase Price”) for the Warrants equals US$0.01.
2.3 Closing
Subject to the fulfillment of the conditions in Sections 2.5 and 2.6, the Closing shall take place at the Time of Closing on the Closing Date at the offices of the Corporation’s legal counsel, or at such other place as the Corporation and the Investors may agree. At the Closing, the Corporation shall issue and sell, and the Investors, severally and not jointly, shall purchase, the Purchased Shares for the Purchase Price and the Warrants for the Warrant Purchase Price.
2.4 Closing Deliveries
(a)	At the Closing:
(i)	the Corporation shall deliver to the Investors one or more certificates representing the Purchased Shares and the Warrants, free and clear of all Liens, registered in the name of the Investors (or as directed in writing by the Investors) in the Corporation’s records, in the amounts set forth next to such Investor’s name on Schedule D hereto; and

(ii)	each of the Investors shall pay to the Corporation (or as it may otherwise direct) its respective portion of the Purchase Price by bank draft or wire transfer of immediately available funds.
(b)	At the Closing, the Corporation shall also deliver or cause to be delivered to the Investors each of the following, together with such other documents as the Investors may reasonably require:

(i)	a certificate of compliance issued by Industry Canada dated the Closing Date with respect to the legal existence and good standing of the Corporation under the laws of Canada and a similar certificate for each Material Subsidiary dated not more then three Business Days prior to the Closing Date issued by the appropriate authorities with respect to its legal existence and good standing under the laws of its respective jurisdiction;

(ii)	a certificate of the Corporation’s President or another authorized officer of the Corporation, not in his personal capacity, dated as of the Closing Date, in form reasonably satisfactory to the Investors, certifying: (A) an attached true and complete copy of the Corporation’s articles of incorporation together with all amendments thereto; (B) an attached true and complete copy of the Corporation’s current by-laws; (C) an attached true and complete copy of the resolutions of the Corporation’s board of directors and, if necessary, shareholders, respectively, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing; and (D) the incumbency of the Corporation’s officers;

(iii)	a certificate of the Corporation’s President or another authorized officer of the Corporation, not in his personal capacity, in a form reasonably satisfactory to the Investors, certifying for and on behalf of the Corporation that the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing on the Closing Date, including, without limitation, each of those specified in Section 2.5 below;

(iv)	a written legal opinion of Osler, Hoskin & Harcourt LLP dated the Closing Date and substantially in the form attached hereto as Exhibit D; and

(v)	payment of the amounts then due under the Fee Letter and under Section 8.1.
2.5 Closing Conditions in Favor of Investors
The transactions herein contemplated, including the issue and sale of the Purchased Shares and the Warrants in accordance with the terms of this Agreement, are subject to the following terms and conditions, which are inserted for the exclusive benefit of the Investors to be fulfilled or performed at or prior to the Time of Closing on the Closing Date, and the Corporation shall provide such evidence as may be requested by the Investors, acting reasonably, that each such condition has been fulfilled (provided that such evidence is within the power and control of the Corporation to so provide):
(a)	Performance of Obligation. All of the covenants and conditions of this Agreement to be performed and/or to be complied with by the Corporation at or prior to the Time of Closing on the Closing Date shall have been performed or complied with, in all material respects; and all of the Corporation’s representations and warranties in this Agreement shall be accurate in all respects as of the Closing

Time and as if made at the Time of the Closing other than such inaccuracies, individually and in the aggregate, as would not have or would not reasonably be expected to have a Material Adverse Effect.

(b)	Approvals and Consents. All approvals or consents shall have been obtained as are required to permit the execution and delivery by the Corporation of this Agreement and each of the Other Agreements to which the Corporation is a party and the consummation by the Corporation of the transactions contemplated hereby and thereby, including:
(i)	all approvals and consents of the shareholders and directors required with respect to the filing of the Articles of Amendment; and

(ii)	if a notification is required to be filed pursuant to Part IX of the Competition Act (Canada) in connection with the Investment, (x) the Commissioner of Competition (the “Competition Commissioner”) shall have issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the Investment; or (y) the Competition Commissioner shall have waived the obligation to notify and supply information under Part IX of the Competition Act pursuant to subsection 113(c) of the Competition Act and confirmed in writing that she has no intention to file an application under Part VIII of the Competition Act (a “no-action letter”) in respect of the Investment; or (z) the statutory waiting period under section 123 of the Competition Act shall have expired or been terminated and the Competition Commissioner shall have issued a no-action letter in respect of the Investment.
(c)	Articles of Amendment. The Class 1 Shares shall have been added to the authorized capital of the Corporation pursuant to the Articles of Amendment and the offering, issue and sale of the Purchased Shares and the Warrants shall have been authorized by all necessary corporate action of the Corporation, its shareholders and directors, and the Corporation shall have filed the Articles of Amendment with Industry Canada and received a Certificate of Amendment therefor.

(d)	Reservation of Converted Shares. The Converted Shares shall have been duly authorized and reserved for issuance.

(e)	Termination of Existing Shareholders Agreement. The Existing Shareholders Agreement shall have been validly terminated in accordance with its terms.

(f)	Termination of Registration Rights Agreement. All existing registration rights agreements shall be validly terminated in accordance with their terms.

(g)	Shareholders Agreement. The Shareholders Agreement substantially in the form annexed hereto as Exhibit B shall have been executed and delivered by the Corporation, Wesley Clover Corporation, Terence H. Matthews, Celtic Tech Jet Limited, EdgeStone and PTIC..

(h)	Registration Rights Agreement. The Registration Rights Agreement substantially in the form annexed hereto as Exhibit C shall have been executed and delivered by the Corporation, Wesley Clover Corporation, Terence H. Matthews, Celtic Tech Jet Limited and EdgeStone.

(i)	No Legal Proceedings. No Legal Proceeding shall be pending or threatened by any Person, including any Governmental Authority, to enjoin, restrict or prohibit the purchase and issuance of the Purchased Shares and/or the Warrants or Converted Shares or the Merger.

(j)	Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

(k)	Other Closing Documents. The Investors shall have received each of the certificates and other documents referred to in Section 2.4(b) and such other opinions, agreements, certificates, affidavits, statutory declarations, and other documentation contemplated by this Agreement.

(l)	Absence of Company Material Adverse Effect. No Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred.

(m)	Merger/Restructuring. All necessary conditions for the consummation of the Merger shall have been satisfied and the Merger shall close contemporaneously with the Closing and in accordance with its terms without any waiver or amendment, other than as agreed to by the Investors. The Corporation shall have provided to Investors a certified and true copy of the Merger Agreement; and such Merger Agreement shall not have been amended without Investors written consent. The Restructuring Transactions shall be consummated contemporaneously with the Closing.

(n)	Debt Financing. All necessary conditions for the advance of funds pursuant to the Debt Financing shall have been satisfied and the Debt Financing shall close contemporaneously with the Closing and in accordance with its terms.

(o)	Competition Law. If applicable, any waiting periods (and any extensions thereof) pursuant to applicable antitrust, competition or foreign investment review laws, rules or regulations shall have been terminated or shall have expired.
2.6 Closing Conditions in Favor of the Corporation
The transactions herein contemplated are subject to the following terms and conditions which are inserted for the exclusive benefit of the Corporation to be fulfilled or performed at or prior to the Time of Closing on the Closing Date:
(a)	Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be performed and/or complied with by the Investors at or prior to the Time of Closing on the Closing Date shall have been performed or complied with.

(b)	Approvals and Consents. All approvals and consents of the shareholders required with respect to the filing of the Articles of Amendment shall have been obtained by the Corporation.

(c)	Execution of Agreements. The Investors shall have executed and delivered the Shareholders Agreement and the Registration Rights Agreement.

(d)	Exemption from Prospectus and Registration Requirements. The issuance of the Purchased Shares pursuant to this Agreement shall be exempt from the prospectus and registration requirements of all applicable securities laws.

(e)	Other Closing Documents. The Corporation shall have received such agreements, certificates, affidavits, statutory declarations, and other documentation contemplated by this Agreement.

(f)	Restructuring. The Restructuring Transactions shall be completed contemporaneously with the Closing.

(g)	Merger. All necessary conditions for the consummation of the Merger shall have been satisfied and the Merger shall close contemporaneously with the Closing and in accordance with its terms.

(h)	Debt Financing. All necessary conditions for the advance of funds pursuant to the Debt Financing shall have been satisfied and the Debt Financing shall close contemporaneously with the Closing and in accordance with its terms.

(i)	Competition Law. If applicable, any waiting periods (and any extensions thereof) pursuant to applicable antitrust, competition or foreign investment review laws, rules or regulations shall have been terminated or shall have expired.
ARTICLE III
COMPETITION LAW
3.1 Competition Filings
The Corporation and the Investors agree to promptly make any notification filings or other submissions pursuant to any applicable antitrust, competition or foreign investment review law as may be required and to promptly provide each and every federal, state, provincial, local or foreign court or Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition laws (“Government Antitrust Entity”) non-privileged information and documents requested by any Government Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Investment and the transactions contemplated by this Agreement.
Notwithstanding anything in this Agreement to the contrary, if any objections are asserted with respect to the transactions contemplated hereby by any Government Antitrust Entity, or if any suit, action or proceeding is instituted or threatened by any Government Antitrust Entity challenging any of the transactions contemplated hereby as violative of any applicable antitrust, competition or foreign investment review law, each of the Corporation and the Investors shall use its reasonable best efforts to resolve such objections, suit, action or proceeding, or in the case of any approval that may be required under any foreign investment review law, the Investors shall use their reasonable best efforts to obtain such approval as expeditiously as reasonably possible, in each case so as to allow the Closing to occur on the Closing Date; provided, that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to require (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or any of its Affiliates’ businesses, assets or properties.
3.2 Cooperation
Each of the Investors and the Corporation shall, in connection with the notifications, submissions and filings referred to in Section 3.1, use its reasonable best efforts, subject to all applicable laws relating thereto and to the exchange of privileged, confidential or competitively-sensitive information, to: (i) cooperate with the other party in connection with the preparation of the notifications, submissions and filings, (ii) cooperate with the other party in determining whether any action by or in respect of, or filing with, any Government Antitrust Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (iii) cooperate with the other party in taking such actions or making any such filings, furnishing information required in connection with the notifications, submissions and filings referred to in Section 3.1, and seeking timely to obtain any such actions, consents, approvals or waivers; (iv) keep the other party promptly informed of, and provide copies of, any application, notification or material communication received by such party from, or given by such party to, the relevant Government Antitrust Entity and any material communication received or given in connection with any proceeding by a private party; and (v) offer the other party the opportunity to provide comments on draft applications, notifications and other material communications to the relevant Government Antitrust Entity, recognizing that whether or not such comments are appropriate will be determined by the party making such communications, acting reasonably.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
The Corporation represents and warrants to the Investors as of the Time of Closing as follows, and acknowledges that the Investors are relying on such representations and warranties in connection with the transactions contemplated herein:
4.1 Incorporation and Organization
The Corporation is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and is in good standing under such laws. The Corporation has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; (ii) to carry on its Business as presently conducted and proposed to be conducted; and (iii) to execute and deliver this Agreement and the Other Agreements and to perform all obligations contemplated herein or therein, including the filing of the Articles of Amendment, the issue, sale and delivery of the Purchased Shares, the issue and delivery of any and all Converted Shares on the conversion of the Purchased Shares.

4.2 Corporate Records
The minute books of the Corporation and the minute books of each Material Subsidiary are up-to-date and have been maintained in accordance with the applicable law of their respective jurisdictions of incorporation. Such minutes books contain all articles and by-laws and a complete and accurate record of all resolutions and meetings and actions of directors (and committees thereof) and shareholders of the Corporation and each Material Subsidiary since the respective dates of incorporation of the Corporation and each Material Subsidiary, and reflect all transactions referred to in such proceedings accurately up until and including the Closing Date. All such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share ledgers and registers of the Corporation and each Material Subsidiary as at the Closing Date are complete and reflect all issuances, transfers, repurchases and cancellations of shares in the capital of the Corporation and each Material Subsidiary, as applicable, as at the Closing Date. The full and complete minute books of the Corporation and each Material Subsidiary have been made available to the Investors or its counsel for review, upon request.
4.3 Subsidiaries
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as set forth in Section 4.3 of the Disclosure Schedule. Each of the Subsidiaries is duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation, and, except as disclosed in Section 4.3 of the Disclosure Schedule, is in good standing under such laws. All of the issued and outstanding shares of each Subsidiary have been duly authorized and are validly issued, fully-paid and non-assessable and are free and clear of Liens. Except for the Subsidiaries and except as set forth in Section 4.3 of the Disclosure Schedule, neither the Corporation nor any Subsidiary is or has been a partner in any partnership, participated in a joint venture, or owns or agreed or become bound to acquire any securities issued by, or acquire any equity or other ownership interest in, any other business or Person. The Material Subsidiaries are the only Subsidiaries that hold material assets or have material liabilities or that are otherwise material to the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries, taken as a whole. Each of the Material Subsidiaries has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; and (ii) to carry on its Business as presently conducted and proposed to be conducted. None of the Subsidiaries incorporated under the laws of United Kingdom are dormant (within the meaning of section 249AA of the United Kingdom Companies Act 1985).
4.4 Qualification in Foreign Jurisdictions
The Corporation and each Subsidiary is duly qualified to carry on the Business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary (other than any jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect).
4.5 Authorized, Issued and Outstanding Capital
(a)	After giving effect to the Restructuring Transactions to occur at Closing:

(i)	the authorized capital of the Corporation will consist of: (A) unlimited Common Shares; (B) unlimited Class A Convertible Preferred Shares; (C) unlimited Class B Convertible Preferred Shares; (D) unlimited Class 1 Convertible Preferred Shares; and (E) an unlimited number of Class 2 Preferred Shares; and

(ii)	213,272,400 Common Shares, the 307,087 Class 1 Shares issued pursuant to the terms of this Agreement and in connection with the Restructuring Transactions and no other shares will be issued and outstanding, and all of such issued and outstanding shares, and the Purchased Shares, are or will be at the Time of Closing, duly authorized, validly issued, fully-paid and non-assessable.
(b)	Other than as set out in Section 4.5(b) of the Disclosure Schedule and other than as contemplated in this Agreement, after giving effect to the Restructuring Transactions to occur at Closing neither the Corporation nor any Subsidiary is bound by, and has any obligation to grant or enter into, any outstanding subscriptions, options, warrants, calls, commitments, or Contracts of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any: (i) shares or any other equity or other security, or (ii) securities convertible (including convertible debt securities) into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity or other security in the capital of the Corporation or any Subsidiary, as applicable.

(c)	An aggregate of 36,046,011 Common Shares (and no other shares) have been reserved for issuance to eligible directors, officers, consultants and employees of the Corporation and the Subsidiaries under the Stock Option Plan and 2006 Equity Compensation Plan. To the date hereof, options to purchase an aggregate of 22,707,591 Common Shares (and no other options) are outstanding under the Stock Option Plan and 2006 Equity Compensation Plan. Except as disclosed in Section 4.5(c) of the Disclosure Schedule, all options vest (subject to earlier termination on termination of service of the grantee) as to 25% of the shares subject to option on the first anniversary of the date of grant, and thereafter at a rate of 25% each year for a period of three years. Except as disclosed in Section 4.5(c) of the Disclosure Schedule, the Corporation has no present intention to re-price or exchange options granted under the Stock Option Plan and 2006 Equity Compensation Plan or change its practice with respect to the vesting of options granted thereunder, nor has it indicated to any Person any such intention. Other than the Stock Option Plan and 2006 Equity Compensation Plan and except as disclosed in Section 4.5(c) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has any stock option plan, restricted share plan, share purchase plan, stock appreciation rights, phantom stock option plan or similar plan or arrangement providing for any equity-based compensation for the benefit of its officers, directors, employees, consultants or other service providers.

(d)	Except as set forth in Section 4.5(d) of the Disclosure Schedule and except as contemplated in this Agreement and after giving effect to the Restructuring Transactions to occur at Closing, neither the Corporation nor any Subsidiary:

(i) has any outstanding obligation, contingent or otherwise, contractual or otherwise, to repurchase, redeem, or otherwise acquire any of its shares or other equity securities or to pay any dividend or make any distribution to its shareholders; (ii) is a party to or bound by any Contract relating to the voting of any of its securities or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer or alienate outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; (iii) has knowledge of any Contract relating to the voting of any of its securities or that relates to or restricts the management of the Corporation or any Subsidiary or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer, alienate, assign or encumber outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; or (iv) is a party to or bound by any Contract under which any Person has the right to require it (x) to effect, or to include any securities held by such Person in, any registration under the Securities Act or any qualification by prospectus under Canadian Securities Laws, or any similar registration or qualification in any other jurisdiction, or (y) to distribute any such securities to the public in Canada, the United States or any other jurisdiction.
(e)	Except as set forth in Section 4.5 of the Disclosure Schedule and except as contemplated in this Agreement and after giving effect to the Restructuring Transactions to occur at Closing, there are no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary.

(f)	The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon conversion of the Purchased Shares, a number of Converted Shares sufficient to cover the conversion of all such Purchased Shares. The Converted Shares issuable upon conversion of the Purchased Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.
4.6 Lawful Issuance
Except as set forth in Section 4.6 of the Disclosure Schedule, all of the outstanding shares in the capital of the Corporation and each Subsidiary and all outstanding options, warrants and other securities of the Corporation and each Subsidiary were offered, issued, and sold, and the Purchased Shares have been offered and (as and when issued) shall be issued and sold, in compliance with: (i) all applicable pre-emptive or similar rights of all Persons (except for any non-compliance which has been waived in writing); (ii) all applicable provisions of applicable securities laws in Canada, the United States and the United Kingdom in transactions exempt from the prospectus, registration or analogous requirements of such securities laws (subject to and assuming the accuracy of any representations and warranties made by purchasers of such securities, and the representations of the Investors contained in Article V hereof to the Corporation); and (iii) all other applicable laws. No Person has any valid right to rescind any purchase of, or any statutory rights of action with respect to, any shares or other securities in the capital of the Corporation or any Subsidiary, except in accordance with this Agreement.
4.7 Corporate Authorization
This Agreement and the Other Agreements, and the transactions contemplated hereby and thereby, have been duly approved and authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes, and each of the Other Agreements constitute, a legal, valid, and binding obligation of the Corporation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction). The execution, delivery, and performance by the Corporation of this Agreement and the Other Agreements in accordance with their respective terms, and the consummation by the Corporation of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of: (i) the articles or by-laws of the Corporation or any Subsidiary; (ii) any judgment, decree, order, statute, rule, or regulation binding on or applicable to any of them; or (iii) any Contract to which the Corporation or any Subsidiary is a party or by which any of its assets are bound; or (iv) any Permit held by the Corporation or any Subsidiary. Any existing rights of first refusal or pre-emptive rights, or other rights restricting the issuance of securities of the Corporation, pursuant to the Existing Shareholders Agreement or otherwise, will have either been complied with, or duly and validly waived, with respect to the issuance of the Purchased Shares and the Converted Shares prior to the Time of Closing on the Closing Date.
4.8 No Governmental or Third Party Consents
Except as disclosed in Section 4.8 of the Disclosure Schedule, no material consent, approval, authorization, declaration, filing, or registration with any Governmental Authority or other Person is required to be made or obtained by the Corporation in connection with: (i) the execution and delivery of this Agreement or the Other Agreements; or (ii) the performance by the Corporation of its obligations hereunder, thereunder or under the articles of the Corporation, as amended, except as may be required pursuant to applicable securities laws (including Canadian Securities Laws) to report the issuance and sale of securities issued or issuable pursuant to the transactions contemplated in this Agreement and the Other Agreements and except for such filings required to be made with the SEC with respect to the transactions contemplated in this Agreement and the Other Agreements.
4.9 Financial Statements – Absence of Certain Changes
The audited annual financial statements for the years ended April 30, 2006 and April 30, 2007, annexed hereto as Schedule C (collectively, the “Financial Statements”), have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with that of the preceding period and present fairly: (i) all of the assets, liabilities and financial position of the Corporation on a consolidated basis as at April 30, 2006 and April 30, 2007, respectively; and (ii) the sales, earnings, results of operation and changes in financial position and cash flows of the Corporation on a consolidated basis for the twelve month period ended

April 30, 2007. Except as otherwise described in the Financial Statements or as set forth in Section 4.9 of the Disclosure Schedule or as set forth in Schedule C, since April 30, 2006 and April 30, 2007 (the “Financial Statement Date”) there has not been:
(a)	other than those in the ordinary course of business consistent with past practice, any acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Corporation or any of the Subsidiaries of any properties or assets;

(b)	any Material Adverse Effect;

(c)	any material transaction by the Corporation or any of the Subsidiaries with their respective Affiliates, Insiders or any other Person not at Arm’s Length with the Corporation or any Subsidiary, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

(d)	any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

(e)	any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares or other securities of the Corporation or any of the Subsidiaries;

(f)	any issuance of any shares or other securities of the Corporation or any of the Subsidiaries, or any direct or indirect redemption, repurchase, or other acquisition by the Corporation or any of the Subsidiaries of any of its shares or other securities (other than the issuance of shares to optionholders upon the exercise of options granted under the Stock Option Plan or pursuant to any other Employee Plan and the repurchase or redemption of shares from employees terminated involuntarily by the Corporation or any Subsidiary, as described in Section 4.5(d) of the Disclosure Schedule);

(g)	any change in the officers, directors or key employees of the Corporation or any of the Material Subsidiaries;

(h)	other than in the ordinary course of business, any increase in the compensation or other benefits payable or to become payable by the Corporation or any of the Subsidiaries to any of its Affiliates, or to any of the respective officers, employees, or independent contractors of the Corporation or any of the Subsidiaries, or any bonus, severance or termination payments or arrangements made to or with any of such officers, employees, or independent contractors;

(i)	any forgiveness or cancellation of any material debt or claim by the Corporation or any of the Subsidiaries or any waiver by the Corporation or any of the Subsidiaries of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

(j)	other than in the ordinary course of business, any incurrence, payment, discharge, or satisfaction by the Corporation or any of the Subsidiaries of any other Indebtedness, material obligations or material liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, with respect to obligations of others), other than (A) current liabilities to Persons other than Affiliates of the Corporation incurred in the ordinary course of business, and (B) current liabilities to Persons other than Affiliates of the Corporation incurred in connection with the transactions contemplated hereby;

(k)	other than in the ordinary course of business, any incurrence, discharge or satisfaction of any Lien: (i) by the Corporation or any of the Subsidiaries; or (ii) on any of the shares, other securities, properties, or assets owned or leased by the Corporation or any of the Subsidiaries;

(l)	any settlement of any Legal Proceeding threatened or pending against the Corporation or any Subsidiary or any of their respective assets that, either in any case or in the aggregate, has caused or could reasonably be expected to cause a Material Adverse Effect;

(m)	any change of auditor or material change with respect to any method of management operation or accounting in respect of the Business;

(n)	any conduct of business by the Corporation or any of the Subsidiaries outside the ordinary course of business;

(o)	any Contract by or on behalf of the Corporation, or by or on behalf of its respective Affiliates, directors, officers, employees, agents, or representatives, whether in writing or otherwise, to do or permit any of the things referred to in this Section 4.9; or

(p)	to the knowledge of the Corporation any change that would have or reasonably be expected to have a Company Material Adverse Effect as defined under the Merger Agreement.
4.10 Indebtedness
Neither the Corporation nor any of the Subsidiaries is in default with respect to any outstanding material Indebtedness or any Contract relating thereto, and no such Indebtedness or Contract relating thereto purports to limit the issuance of any securities by the Corporation or any of the Subsidiaries or its operation of the Business. Complete and correct copies of all Contracts (including all amendments, supplements, waivers, and consents) relating to any material Indebtedness of the Corporation or any of the Subsidiaries have been made available by the Corporation to the Investors or their counsel for inspection.
Except for items disclosed in Section 4.10 of the Disclosure Schedule that will be repaid in the Restructuring Transactions, neither the Corporation nor any Subsidiary has outstanding any bonds, debentures, notes, mortgages or other indebtedness which mature more than one year after the date of their original creation or issuance and neither the Corporation nor any

Subsidiary has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness which will mature more than one year after the date of their creation or issue.
Immediately after the Closing the Corporation shall be in compliance with all financial and other covenants set forth in the Debt Financing documents as if tested at the Time of Closing.
4.11 Absence of Undisclosed Liabilities
Other than as set forth in the Financial Statements or as disclosed in Section 4.11 of the Disclosure Schedule, or as incurred by the Corporation or the any of the Subsidiaries in the ordinary course of business and consistent with past practice since the date of the most recent audited Financial Statements of the Corporation available as of the date of this Agreement, neither the Corporation nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due and whether or not required to be accrued on the Financial Statements of the Corporation.
4.12 Tax Matters
(a)	Neither the Corporation nor any Subsidiary has any liability, obligation or commitment, actual or contingent, for the payment of any Tax, except such as have arisen since the Financial Statement Date in the usual and ordinary course of its business. Except as disclosed in Section 4.12(a) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is in arrears with respect to any required withholdings or instalment payments of any material Tax. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by the Corporation or any Subsidiary, as the case may be, under the Income Tax Act (Canada) or any other legislation imposing Tax on the Corporation or any Subsidiary, as the case may be.

(b)	Except as disclosed in Section 4.12(b) of the Disclosure Schedule, the Corporation and each of the Subsidiaries has filed within the times and in the manner prescribed by law all Tax Returns required to be filed by or with respect to the Corporation or any of the Subsidiaries, as the case may be, and have paid all Taxes required to be paid (whether or not shown on any Tax Return). All such Tax Returns are correct and complete in all material respects and the Corporation and each Subsidiary has made complete and accurate disclosure in such Tax Returns and in all materials accompanying such Tax Returns.

(c)	Except as disclosed in Section 4.12(c) of the Disclosure Schedule, no material claim (including any claim for refunds or credits) in any Tax Return filed by the Corporation or any Subsidiary has been refused or denied by any relevant Tax authority and all such claims were made in accordance with the relevant provisions of the Income Tax Act (Canada) or any other applicable law. Adequate provision has been made in accordance with U.S. generally accepted accounting principles and, to the knowledge of the Corporation, charges, accruals and reserves on the books of each of the Corporation and the Subsidiaries in respect of any liability for Taxes are sufficient, to meet any reasonable assessment or reassessment for instalments and Taxes not yet due and any other claim for the payment of additional Taxes.

(d)	Except as disclosed in Section 4.12(d) of the Disclosure Schedule, each of the Corporation and the Subsidiaries has withheld from all payments made to its officers, directors, employees, debtholders, shareholders and other Persons the amount of all Taxes including but not limited to income tax, federal or provincial pension and medical plan contributions, unemployment insurance contributions and other deductions required to be withheld therefrom and, where such Taxes are due, have paid the same to the proper receiving officers or Tax authorities on a timely basis.

(e)	Except as disclosed in Section 4.12(e) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or bound by any Tax sharing or allocation agreement, nor does it have any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

(f)	The Corporation is eligible for investment tax credits with respect to certain of its research and development activities within the meaning of the Income Tax Act (Canada).

(g)	With respect to the Corporation’s investment tax credits, the Corporation has complied with applicable provisions and requirements of the Income Tax Act (Canada) and the Corporation has satisfied at all relevant times the relevant criteria and conditions entitling it to any such credits it has claimed.

(h)	Except as disclosed in Section 4.12(h) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries has any knowledge of: (x) any liability for any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for in the Financial Statements or in its books in respect of any such liabilities arising or accruing since the Financial Statement Date; or (y) any investigations, audits or reassessments initiated or to be initiated against the Corporation or a Subsidiary by any Tax authority. No jurisdiction in which the Corporation or any Subsidiary has not filed Tax Returns has indicated to the Corporation that Tax Returns should have been filed in such jurisdiction.

(i)	The Corporation has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) with respect to transactions and arrangements between the Corporation and any Person with whom the Corporation was not dealing at Arm’s Length.

(j)	Each of the Corporation and each Subsidiary has complied with all material registration, reporting, collection and remittance requirements in respect of Taxes. Except as disclosed in Section 4.12(j) of the Disclosure Schedule, the Corporation and the Subsidiaries have collected or withheld from each receipt from or in respect of any of their past and present customers (or other Persons paying amounts to the Corporation or the Subsidiaries) the amount of all Taxes (including goods and services tax and provincial, state and foreign sales taxes)

required to be collected and have remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision in the books of each of the Corporation and the Subsidiaries for the payment of such amount to the proper receiving Tax authorities.

(k)	There are no circumstances existing which could result in the application of section 78 of the Income Tax Act (Canada) to the Corporation or a Subsidiary and the Corporation or any Subsidiary has not claimed any reserve that may be included in income for any period ending after the Closing Date.
4.13 Real Property
(a)	Except as described and set forth in Section 4.13(a) of the Disclosure Schedule, neither the Corporation nor any Subsidiary owns or has any interest in, nor is the Corporation or any Subsidiary a party to or bound by or subject to, any Contract respecting the purchase or sale of, any real or immoveable property or any lease, license, sublease, sublicense or any other Contract respecting the occupancy of any real or immovable property. Section 4.13(a) of the Disclosure Schedule accurately specifies the following:
(i)	with respect to each separate parcel of Owned Real Property (A) the municipal address, (B) a brief description of buildings and structures thereon, and (C) details of any Encumbrances registered against title to such property; and

(ii)	with respect to each lease for the Leased Real Property (A) the parties to and dates of the lease, (B) the expiry date of the lease, (C) the location (including municipal address) of the Leased Property, (D) the rental payable and any other material payments required under the lease, and (E) the date and details of any amendments or supplement to such leases.
(b)	Each lease for material Leased Real Property listed in Section 4.13(a) of the Disclosure Schedule is valid and subsisting and in good standing, unamended except as disclosed in Section 14.3(a) of the Disclosure Schedule and the Corporation or a Subsidiary is entitled to all rights and benefits under such material leases in accordance with the terms thereof and neither the Corporation nor a Subsidiary has sublet, assigned, licensed or otherwise conveyed any rights in such material leases or the property subject thereto to any other Person, except as set forth in Section 4.13(c) of the Disclosure Schedule. Neither the Corporation nor a Subsidiary nor, to the Corporation’s knowledge, is the landlord or any other party thereto in breach of any of the provisions of any such material lease, nor does there exist any dispute, default, event or occurrence, which with the giving of notice, the lapse of time or the happening of any other event or condition would become a default under such material leases.
4.14 Personal Property
Except with respect to Real Property which is separately addressed in Section 4.13, each of the Corporation and the Subsidiaries has: (i) good and sufficient title to all of the assets and properties owned by it; (ii) good and sufficient title to the lessee interest in all assets and properties leased by it as lessee; and (iii) full right to hold and use all of the respective assets and properties used in or necessary to the Business, in each case all free and clear of Liens except applicable restrictions on assignment and/or subletting and distress rights and except for any Liens that, in any case or in the aggregate, would not have a Material Adverse Effect. All such assets and properties are, to the knowledge of the Corporation, in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient in all material respects to carry on the Business as presently conducted and as proposed to be conducted.
4.15 Health, Safety and Environmental Matters
(a)	To the knowledge of the Corporation, the operations of the Corporation and its Subsidiaries are not in, and have not been in, violation of any applicable Environmental Laws, and neither the Corporation nor any of the Subsidiaries has received any written notice alleging any such violation.

(b)	Except as disclosed in Section 4.15(b) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has received written notice, or has knowledge of any facts that could give rise to any notice, that it is potentially responsible for any remedial or other corrective action or any work, repairs, construction or capital expenditures to be made under any Environmental Law.

(c)	The Corporation has no knowledge of any Hazardous Substance originating from any adjoining or neighbouring properties which has migrated or is suspected to be migrating onto, into or under the Real Property.
4.16 Employment Contracts
(a)	True and complete copies of all Contracts of employment or engagement with each senior officer of the Corporation or any Subsidiary have been made available to the Investors or their counsel. For the purposes of this clause (a), the term “officer” means any officer of the Corporation or any Subsidiary as such term is defined in section 1(1) of the Securities Act (Ontario). Except as disclosed in Section 4.16(a) of the Disclosure Schedule, there is no Contract of employment or engagement entered into with any employee, director, officer, consultant or independent contractor of the Corporation or any Subsidiary which is not terminable on the giving of reasonable notice in accordance with applicable law or in accordance with the terms of the relevant Contract. No individual who is party to an indemnity agreement with the Corporation has made any claim for indemnity under such agreement.

(b)	The Corporation and each Subsidiary has the approximate number of full-time employees, and has retained the services of the number of independent contractors, set forth next to its name in Section 4.16(b) of the Disclosure Schedule. Other than as disclosed in Section 4.16(b) of the Disclosure Schedule, there is no current labor unrest, threatened labor strike or other material disagreements or difficulties with any of the Corporation’s or the Subsidiaries’ employees or independent contractors. To the knowledge of the Corporation, no officer or key employee of the Corporation or any Subsidiary has stated any intention of terminating his or her employment with or services to the Corporation or any Subsidiary, as the case may be, nor does the Corporation or any of the Subsidiaries have any present intention of terminating the employment of any such person, as the case may be.

(c)	Except as disclosed in Section 4.16(c) of the Disclosure Schedule, the Corporation is not party to or bound by any Contract or policy providing for severance payments, termination payments, or the acceleration of any option or warrant held by any director, officer, employee or consultant of the Corporation or any Subsidiary.

(d)	To the knowledge of the Corporation, no present or former employee or independent contractor of the Corporation or any Subsidiary is a party to or has violated any term of any employment Contract, consulting agreement, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar Contract with, or any fiduciary duty in favor of, a former employer of such employee or independent contractor or any other third party. Neither the Corporation nor any Subsidiary has received any notice from any third party alleging that such a violation has occurred. To the knowledge of the Corporation, the continued employment or engagement by the Corporation and the Subsidiaries of their respective present employees and independent contractors will not result in any such violation.

(e)	Except as set forth in Section 4.16(e) of the Disclosure Schedule, no charge, complaint, grievance, Claim, order (including a work order) or, to the knowledge of the Corporation, investigation, has been filed, made, commenced or, to the knowledge of the Corporation, threatened against the Corporation or any of the Subsidiaries, pursuant to, nor is the Corporation or any of its Subsidiaries in violation in any material respect of:
(i)	with respect to employees in Ontario, the Ontario Human Rights Code, the Occupational Health & Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), the Labour Relations Act, 1995, the Employment Standards Act, 2000 (Ontario) or the Pay Equity Act (Ontario); and

(ii)	with respect to employees in the United States, all applicable laws in the United States relating to wages, hours and collective bargaining or otherwise relating to employees or employee safety, health or security; and

(iii)	with respect to employees in the United Kingdom, the Trade Union and Labour Relations (Consolidation) Act 1992, the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1986, the Employment Rights Act, the Trade Union Reform and Employment Rights Act 1993, the Disability Discrimination Act 1995, the Employment Relations Act 1999, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Working Time Regulations 1998.

Neither the Corporation nor any of the Subsidiaries is, to its knowledge, engaged in any unfair labor practice. There is no work stoppage or to the knowledge of the Corporation any other action, grievance, unfair labor practice complaint or dispute currently existing or to the knowledge of the Corporation threatened against the Corporation or any of the Subsidiaries that could, in the good faith judgment of the Corporation, lead to a work stoppage by the employees of the Corporation or any of the Subsidiaries. Except as disclosed in Section 4.16(e) of the Disclosure Schedule, there are no outstanding decisions or settlements or pending settlements under any legislation referenced in this Section 4.16(e) which place any obligation upon the Corporation or any of the Subsidiaries to do or refrain from doing any act.

(f)	Except as disclosed in Section 4.16(f) of the Disclosure Schedule, all salary, wages, vacation pay, bonuses, commissions and employee benefit payments have been paid or are accrued but not yet due, and all such accruals are properly reflected in the books and records of the Corporation or the Subsidiaries, as the case may be.

(g)	Except as disclosed in the Financial Statements or as disclosed in Section 4.16(g) of the Disclosure Schedule, since the Financial Statement Date no payments have been made or authorized by the Corporation to Insiders of the Corporation, except in the ordinary course of the business of the Corporation or at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

(h)	Except as disclosed in Section 4.16(h) of the Disclosure Schedule, the Corporation has not been and is not currently subject to any audit or investigation relating to the characterization by the Corporation or its Subsidiaries of any individuals as independent contractors.
4.17 Employee Plans
(a)	Section 4.17(a) of the Disclosure Schedule lists all Employee Plans, including U.S. Employee Plans to which the Corporation or any Subsidiary is party, bound by or in respect of which either has any contingent or actual liability. The Corporation has made available to Investors or their counsel true, correct and complete copies of all the Employee Plans, including U.S. Employee Plans as amended as of the date hereof, together with all related material documentation, including, plan texts, plan summaries, material correspondence, if any, to and from regulatory authorities, funding documents and insurance contracts. With respect to each U.S. Employee Plan, the Corporation has provided to Investors or their counsel the most recently filed Form 5500 under the Code, if applicable.

(b)	Except as disclosed in Section 4.17(b) of the Disclosure Schedule, to the knowledge of the Corporation all of the Employee Plans are and have been, in all material respects, established, registered, qualified, funded, invested, contributed to and administered in accordance with their terms and the terms of the Collective Agreements and all applicable laws, accounting standards, rules and regulations.

(c)	Except as disclosed in Section 4.17(c) of the Disclosure Schedule, all employer payments, contributions or premiums required to be remitted or paid to or in respect of each Employee Plan have been remitted or paid in a timely fashion in accordance with the terms thereof, all applicable actuarial reports and all applicable law.

(d)	Except in the ordinary course of business or as disclosed in Section 4.17(d) of the Disclosure Schedule, no Employee Plan has been amended or improved and no commitment to amend or improve any Employee Plan has been made since the Financial Statement Date except as required by applicable laws and no discretion has been exercised to augment benefits.

(e)	Section 4.17(a) of the Disclosure Schedule lists all Employee Plans, registered or unregistered, under which employees of the Corporation or any Subsidiary accrue pension benefits or under which benefits are provided to former employees (or to the beneficiaries or dependants of such persons) on or after retirement or termination of employment. As of the date hereof, the deficit under the Employee Plans listed in Section 4.17(a) of the Disclosure Schedule does not exceed $55 million in the aggregate.

(f)	Except as disclosed in Section 4.17(f) of the Disclosure Schedule, to the knowledge of the Corporation, no fact or circumstance exists which would adversely affect the tax-exempt status of any Employee Plan.

(g)	Except as disclosed in Section 4.17(g) of the Disclosure Schedule, all benefits under all Employee Plans are either fully insured or accrued and fully and accurately reflected in the books and records of the Corporation or its Subsidiaries, as applicable. Where required pursuant to applicable law or pursuant to Employee Plans, each Employee Plan has been fully funded or fully insured on an on-going, solvency and annuity buy-out basis pursuant to actuarial assumptions and methodology appropriate to the employees or former employees of the Corporation and the Subsidiaries and the Business.

(h)	Except as disclosed in Section 4.17(h) of the Disclosure Schedule, to the knowledge of the Corporation, there exists no liability in connection with any former benefit plan relating to the employees or former employees of the Corporation or a Subsidiary and their beneficiaries that has terminated and all procedures for termination of each such former benefit plan has been properly followed in accordance with the terms of such former benefit plan and applicable law. In respect of employees or former employees, there is no investigation, examination, Legal Proceeding or Claim (other than routine claims for benefits or remuneration) pending or threatened involving any Employee Plan and to the knowledge of the Corporation no facts or circumstances exist which could reasonably be expected to give rise to any such investigation, examination, Legal Proceeding or Claim (other than routine claims for benefits or remuneration).

(i)	No non-exempt “prohibited transaction”, as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any U.S. Employee Plan that could reasonably be expected to subject the Corporation or any of its

Subsidiaries to liability. Neither the Corporation nor any of its ERISA Affiliates have ever sponsored, maintained, or contributed to (i) an employee benefit plan subject to the provisions of Title IV of ERISA; (ii) a “multiemployer plan,” as defined by section 3(37) of ERISA; or (iii) a “multiple employer welfare arrangement,” as defined by section 3(40) of ERISA. Each U.S. Employee Plan which is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the knowledge of the Corporation, each trust forming a part thereof is exempt from tax pursuant to section 501(a) of the Code, except as set forth in Section 4.18(b) of the Disclosure Schedule. The Corporation has made available to Investors or their counsel copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such plan. All U.S. Employee Plans have been maintained in compliance with its terms and with the requirements prescribed by all applicable statutes, orders, rules and regulations.

(j)	The Corporation has designated a registered — stakeholder pension scheme in accordance with the requirements of the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it) in relation to all of its “relevant employees” (as defined for the purposes of that Act), and has complied with all obligations pursuant to the United Kingdom Welfare Reform and Pensions Act 1999 (and Regulations made under it).
4.18 Unions
A list of all Collective Agreements is contained in Section 4.18 of the Disclosure Schedule. No Collective Agreement restricts the relocation or closing of any part of the Business. Neither the Corporation nor any Subsidiary is, to the knowledge of the Corporation, currently in breach of any Collective Agreement. There are no written or oral agreements or, to the knowledge of the Corporation, courses of conduct that modify any Collective Agreement, except to the extent otherwise provided under applicable laws. Except as disclosed in Section 4.18 of the Disclosure Schedule:
(a)	no employee association, trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Corporation’s or any Subsidiary’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

(b)	no labor representatives have applied to have the Corporation or any Subsidiary declared a related employer pursuant to the Labor Relations Act (Ontario) or any other applicable Law; and

(c)	there are no current or to the Corporation’s knowledge threatened attempts to organize or establish any trade unions or employee association with respect to the Corporation or any Subsidiary.

4.19 Material Contracts
Except as disclosed in Section 4.19 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is a party to or otherwise bound by: (i) any Contract that may affect its ability to consummate the transactions contemplated hereby or by any of the Other Agreements; (ii) any other Contract or Contracts that are individually, or in the aggregate (in the case of a series of related agreements or agreements with the same or related parties), material to the Corporation (considered on a consolidated basis) or its Business, prospects, financial condition, operations, property or affairs (other than those purchase and sale agreements, instruments or commitments for the sale of the products or services of the Corporation entered into in the ordinary course of business); or (iii) any:
(a)	Contract requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer’s or customers’ requirements for a certain service or product;

(b)	Contract entered into outside of the ordinary course of business pursuant to which the Corporation or any Subsidiary has agreed to indemnify or hold harmless any other Person from third-party claims beyond the value of the Contract to the Corporation;

(c)	employment agreement, consulting agreement or other Contract providing for severance payments, acceleration of options or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of the Corporation or any Subsidiary;

(d)	Contract with any current or former Affiliate, Insider or other Person not at Arm’s Length with the Corporation or any Subsidiary or with any Person in which any such Affiliate, Insider or other Person has a material interest;

(e)	joint venture agreement;

(f)	Contract with any domestic or foreign Governmental Authority or agency or executive office thereof or any subcontract between the Corporation or any Subsidiary and any third party relating to a Contract between such third party and any domestic or foreign Governmental Authority or agency or executive office thereof, in any case the loss of which may reasonably be expected to have a Material Adverse Effect;

(g)	Contract imposing non-competition or exclusive dealing obligations on the Corporation or any Subsidiary;

(h)	Contract with respect to the escrow or other deposit or availability of any Business IP; or

(i)	Contract with respect to the license, distribution, or resale of any of the Business IP or joint developments related thereto (other than customer Contracts on the Corporation’s standard terms entered into in the ordinary course of business) in any case the loss of which may reasonably be expected to have a Material Adverse Effect.
For purposes of clause (ii) above, a Contract will be considered “material” where the loss of such Contract could reasonably be expected to result in a Material Adverse Effect.
The Corporation has made available to the Investors or their counsel for inspection correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each Contract listed in Section 4.19 of the Disclosure Schedule, each as amended to date. Each such Contract is a valid, binding and enforceable obligation of the Corporation or a Subsidiary, as the case may be, and to the knowledge of the Corporation, of the other party or parties thereto, and is in full force and effect. None of such Contracts (except for Contracts disclosed in connection with clauses (c) and (d) above) contain any obligation of the Corporation or any Subsidiary that is contingent upon, or that accelerates upon, the change of control of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any other party thereto, is, or is (to the knowledge of the Corporation) considered by any other party thereto to be, in breach of or non-compliance with any term of any such Contract (nor, to the knowledge of the Corporation, is there any basis for any of the foregoing, including, without limitation, the entering into and performance by the Corporation of this Agreement and the Other Agreements), except for any breaches or non-compliances that singly or in the aggregate would not have a Material Adverse Effect. Neither the Corporation nor any Subsidiary is party to any Contract which it does not have the capacity to perform, including the necessary personnel, equipment and supplies.
4.20 Customers, Licensors and Suppliers
(a)	Section 4.20(a) of the Disclosure Schedule lists accurately and completely: (i) all Contracts (the “Customer Contracts”) between the Corporation or any Subsidiary and the ten most significant customers (including distributors) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on normal sales to such customer in the 24 months preceding the date of this Agreement; and (ii) all Contracts (the “Supplier Contracts”) between the Corporation or any Subsidiary and the ten most significant suppliers (including licensors of Licensed IP) of the Corporation or the Subsidiary, as the case may be, considered on a consolidated basis, based on payments to such supplier or licensor in the 24 months preceding the date of this Agreement.

(b)	Neither the Corporation nor any Subsidiary is in default or breach of any Customer Contract or Supplier Contract and, to the knowledge of the Corporation, there exists no state of facts, including, without limitation, the execution, delivery and performance of this Agreement or the Other Agreements, which with notice or the passage of time or both would result in a default or breach or, if applicable, acceleration of any rights in the Customer Contracts or Supplier Contracts, except to the extent any such default or breach would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(c)	Complete and accurate copies of all Customer Contracts and Supplier Contracts have been made available to Investors or their counsel by the Corporation.

(d)	During the 12 month period ended on the date hereof: (i) there has been no cancellation of or adverse modification to any Customer Contract or Supplier Contract except as indicated in Section 4.20(a) of the Disclosure Schedule (including any material decrease to the services, supplies or materials provided to a customer or to a customer’s usage or purchase of the services or products of the Corporation and any material increase in pricing or any material decrease in service levels, supplies or materials provided by a supplier); and (ii) neither the Corporation nor any Subsidiary has received any notice to the effect or has any reason to believe that there will be any cancellation or adverse modification to any Customer Contract or Supplier Contract. To the knowledge of the Corporation, there is at present no state of facts or rate of progress concerning any such obligations which, if it continued, would result in a default or breach of any Customer Contract or Supplier Contract.

(e)	Except as disclosed in Section 4.20(e) of the Disclosure Schedule, in the event of the termination of, or failure of the licensor or supplier to perform, any Supplier Contract, alternative sources of supply for the products and services previously supplied under such Supplier Contract are readily available on commercially reasonable terms.
4.21 Description of Business Intellectual Property
Section 4.21 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property and Technology that the Corporation and/or one or more of the Subsidiaries owns, uses or has the right to use in the conduct of its Business and that is individually or in the aggregate material to the conduct of the Business or the loss of which could reasonably be expected to result in a Material Adverse Effect. The listing set forth in Section 4.21 of the Disclosure Schedule specifies, for each item, whether such listed Intellectual Property or Technology is owned by the Corporation or one of the Subsidiaries (“Owned IP”) or whether such listed Intellectual Property or Technology is used by the Corporation or the Subsidiaries under a Contract with another Person (“Licensed IP”), and:
(i)	in the case of the Owned IP that is Registered IP, contains a list of all the jurisdictions in which such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed (including abandoned or rejected applications), including the respective registration or application numbers and the names of all registered owners; and

(ii)	in the case of the Licensed IP, sets forth all Contracts entered into in connection with the Licensed IP.
The Owned IP and Licensed IP (collectively referred to herein as the “Business IP”) listed in Section 4.21 of the Disclosure Schedule constitutes all of the Intellectual Property and Technology necessary to carry on the Business as presently conducted and as proposed to be conducted by the Corporation and the Subsidiaries.
True and complete copies of each Contract listed in Section 4.21 of the Disclosure Schedule with respect to the Licensed IP have been made available to the Investors or counsel for the Investors.

4.22 Intellectual Property Rights
(a)	Except as disclosed in Section 4.22(a) or Section 4.22(g) of the Disclosure Schedule, the Corporation or one of the Subsidiaries owns all right, title and interest in and to the Owned IP free and clear of any Liens and Encumbrances and, to the knowledge of the Corporation, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect thereof) to the use thereof or the material covered thereby. Except as disclosed in Section 4.22(a) of the Disclosure Schedule, no portion of the Owned IP was jointly developed or is jointly owned by any other Person. Other than with respect to the Licensed IP and the Commercial Software Licenses, no royalties or other amounts are required to be paid by the Corporation or any Subsidiary in connection with the continued use or exploitation by the Corporation or the Subsidiaries of the Business IP.

(b)	The Corporation or one of the Subsidiaries has valid and subsisting rights to use and exploit the Licensed IP in the manner currently used or required by the operation of the Business as currently carried on and proposed to be carried on. Each Contract with respect to the Licensed IP is valid and subsisting and in good standing and there is no material default thereunder. The Corporation or one of the Subsidiaries has the right to exploit, sell, license and sub-license the Licensed IP incorporated in or distributed with any existing products and/or products under development to the current and/or proposed distributors, purchasers and end-users thereof. Alternative sources of supply for the Licensed IP are available on commercially reasonable terms.

(c)	Except as disclosed in Section 4.22(c) of the Disclosure Schedule, none of the Owned IP nor any service rendered by the Corporation or any of the Subsidiaries, nor any product or service currently developed, manufactured, produced, marketed, or sold by the Corporation or the Subsidiaries:
(i)	to the knowledge of the Corporation, infringes upon the Patent or Trade-mark rights of any other Person;

(ii)	infringes upon the Copyright, Domain Name, IC Topography, or Industrial Design rights of any other Person; or

(iii)	to the knowledge of the Corporation, uses, is derived from or otherwise incorporates any trade secrets or confidential information of any other Person, without such Person’s authorization.
Except as disclosed in Section 4.22(c) of the Disclosure Schedule, to the best of the Corporation’s knowledge, neither the Corporation or any of the Subsidiaries has currently received any charge, complaint, Claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP (including any claim that the Corporation and/or any Subsidiary must obtain a license or refrain from using any such Business IP), nor does the Corporation know of any valid grounds for any bona fide claims.

(d)	Except as disclosed in Section 4.22(d) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is a party to or bound by any Contract that limits or impairs its ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.

(e)	To the knowledge of the Corporation the Owned IP is not subject to any outstanding Lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Authority, nor is there (or has there been) any pending or, to the knowledge of the Corporation threatened, Legal Proceeding relating to any Owned IP or the ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the Corporation or any Subsidiary to any Owned IP which is Registered IP).

(f)	Except as disclosed in Section 4.22(f) of the Disclosure Schedule, to the knowledge of the Corporation, there is no unauthorized use, infringement or misappropriation of any Owned IP by any other Person and neither the Corporation nor any of the Subsidiaries has covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Business IP.

(g)	Section 4.22(g) of the Disclosure Schedule lists all Contracts entered into by the Corporation or a Subsidiary (other than Contracts between the Corporation or a Subsidiary and end users of their products or services entered into in the ordinary course of business) under which any Person has been granted a license by the Corporation or a Subsidiary with respect to any Business IP, and specifies for each such Contract whether the licenses granted are exclusive or non-exclusive in nature. Except as disclosed in Section 4.22(g) of the Disclosure Schedule, neither the Corporation nor any Subsidiary is bound by, nor has any obligation to enter into, any Contract (other than Contracts entered into in the ordinary course of business) that requires the Corporation or any Subsidiary to transfer or assign any of its rights in the Business IP to any other Person.

(h)	The Owned IP which is Registered IP has not been used or enforced, or failed to be used or enforced, in a manner that would result, as of the date hereof, in the non-renewal, expiration, modification, abandonment, cancellation or unenforceability thereof. All presently required filing, examination and maintenance fees have been paid and all proofs of working or use have been filed in respect to the Owned IP which is Registered IP (excluding any abandoned or rejected applications set out in Section 4.22(h) of the Disclosure Schedule). The Corporation has obtained valid patent assignments from each of the inventors of the Patents that are comprised in the Owned IP. Except as disclosed in Section 4.22(h) of the Disclosure Schedule, to the knowledge of the Corporation, there is no state of facts which casts doubt on the validity or enforceability of any of the Owned IP.

(i)	The Corporation and the Subsidiaries have each taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect such company’s right, title and interest in and to all Business IP. All agents and representatives of the Corporation and the Subsidiaries who have or have had access to confidential or proprietary information of the Corporation and the Subsidiaries have a legal obligation of confidentiality to the Corporation with respect to such information.

(j)	Except as disclosed in Section 4.22(j) of the Disclosure Schedule, all of the Owned IP, other than that acquired from third parties, was developed by full-time employees or contractors of the Corporation or a Subsidiary during the time they were employed or engaged with the Corporation or one of the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries as software, information technology or hardware developers or related or supporting roles (the “Developers”). All of the Developers and other current or former employees or contractors of the Corporation and each of the Subsidiaries have duly executed and delivered Employee IP Agreements to the Corporation or a Subsidiary, as the case may be, on or before the date of commencement of their respective employment or engagement with the Corporation or a Subsidiary, as the case may be, pursuant to which they: (A) have agreed to retain in confidence any confidential or proprietary information provided or otherwise made available to them by the Corporation or any Subsidiary (including confidential or proprietary information of the third parties to whom the Corporation or any Subsidiary owes a duty of confidence); (B) have granted, assigned and transferred to the Corporation or one the Subsidiaries or predecessors of the Corporation or one of the Subsidiaries all of their right, title and interest in and to all Intellectual Property and Technology developed, conceived of, reduced to practice, authored or otherwise created by them during the course of their engagement with the Corporation or a Subsidiary; and (C) except as disclosed in Section 4.22(j) of the Disclosure Schedule, have irrevocably and unconditionally waived all moral rights and other non-assignable rights in respect of such Intellectual Property and Technology where applicable. The Corporation is not aware of any material breach of any of the Employee IP Agreements. No current or former employee or contractor of the Corporation or any Subsidiary owns, or to the knowledge of the Corporation, has claimed an interest in, any of the Business IP. Except as disclosed in Section 4.22(j) of the Disclosure Schedule, it will not be necessary to utilize any Intellectual Property or Technology of any current of former employees of or contractors to the Corporation or any Subsidiary (or any Person the Corporation or any Subsidiary currently intends to hire or engage) acquired prior to their employment or engagement by the Corporation or a Subsidiary in order to carry on the Business as presently conducted, or as anticipated to be conducted. There are no Legal Proceedings pending, or to the knowledge of the Corporation threatened, involving the prior employment of any of the employees or contractors of the Corporation or any Subsidiary, or their use in connection with the Business of the Corporation of any information, creation or technique allegedly proprietary to any of their former employers or other Persons.

(k)	Except to obtain patent or other Intellectual Property protection, any disclosure of confidential or proprietary information by the Corporation, any of the Subsidiaries or any of their respective employees or agents has been pursuant to valid, binding and enforceable non-disclosure agreements, which non-disclosure agreements have not and will not result in the deemed acquisitions by any party of any right, title or interest, or the deemed grant of any license, to use any of the Owned IP for any commercial purposes. To the knowledge of the Corporation, no disclosure of the Owned IP has been made in a manner that would prevent the Corporation or a Subsidiary or their respective successors in interest, if any, from obtaining a patent in respect of any Owned IP that would, if not for such disclosure, have been capable of being the subject matter of a Patent. In relation to each Patent application (in preparation or filed) or Patent for an invention comprised in the Owned IP, to the Corporation’s knowledge, after due inquiry, there is no professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, to the effect that the chances of obtaining or sustaining valid Patent rights to the invention in any jurisdiction are considered to be unlikely, or less than even, or about even, or in any other manner doubtful.

(l)	Except as disclosed in Section 4.22(1) of the Disclosure Schedule, no Governmental Authority, national, federal, provincial, state or other regulatory agency or body has provided any funding to the Corporation or any Subsidiary which: (i) would give such Governmental Authority, national, federal, provincial, state or other regulatory agency or body any right, title or interest in or to the Business IP; or (ii) limits or impairs the ability of the Corporation or any Subsidiary to use or to sell, transfer, assign, convey or license the Business IP outside of Canada or otherwise.

(m)	Neither the Corporation nor any Subsidiary has used Publicly Available Software in whole or in part in the development of any Technology which forms part of the Owned IP in a manner that may subject such Technology or Owned IP in whole or in part, to all or part of the license obligations of any Publicly Available Software. “Publicly Available Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed pursuant to a licensing and distribution model that requires, as a condition of use, modification, and/or distribution of such software, that such software or other software incorporated into, derived from, or distributed with such software be: (A) disclosed or distributed in source code form; (B) licensed for the purpose of making derivative work; or (C) redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (i) GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g. PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License.

(n)	Except as disclosed in Section 4.22(n) of the Disclosure Schedule, neither the Corporation nor any Subsidiary has provided the source code for the software comprised in the Owned IP to any other Person, directly or indirectly, by license, transfer, sale, escrow, or otherwise, except in the ordinary course of business and subject to appropriate license or confidentiality restrictions. Neither the Corporation nor any Subsidiary is aware that any other Person has reverse engineered, disassembled or decompiled the software comprised in the Owned IP to derive such source code.

(o)	The Corporation and each Subsidiary has complied with all applicable export and import laws and regulations in each jurisdiction in which the Corporation or a Subsidiary export or import Business IP.
4.23 Litigation
Except as disclosed in Section 4.23 of the Disclosure Schedule, (i) there is no material Legal Proceeding against or involving the Corporation or any of the Subsidiaries (whether in progress or, to the knowledge of the Corporation, threatened); (ii) to the knowledge of the Corporation, no event has occurred which could reasonably be expected to give rise to any material Legal Proceeding, or result in litigation; and (iii) there is no material judgment, writ, decree, injunction, rule, award or order of any court, Governmental Authority, arbitrator or similar body outstanding against the Corporation or any of the Subsidiaries. Except as disclosed in Section 4.23 of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries is the plaintiff or complainant in any material Legal Proceeding. The Corporation and its Subsidiaries are not and have not been since the Financial Statement Date engaged in any material dispute with any of its Insiders. No shareholders of the Corporation have exercised or asserted, or to the knowledge of the Corporation, have expressed any intent to exercise or assert, any right of dissent or any oppression or other statutory remedy in connection with the Articles of Amendment or the other transactions contemplated by this Agreement.
4.24 Insurance
Section 4.24 of the Disclosure Schedule lists the policies of theft, fire, liability, worker’s compensation, life, property and casualty, directors’ and officers’, and other insurance owned or held by the Corporation or the Subsidiaries. Such policies of insurance are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for owners of comparable assets and operators of comparable businesses. To the knowledge of the Corporation, all such policies are, and at all times since the respective dates set forth in Section 4.24 of the Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all material respects by the Corporation and the Subsidiaries with all requirements of law and of all Contracts (including Contracts relating to Indebtedness) to which the Corporation or any of the Subsidiaries is party, and provide that they will remain in full force and effect through the respective expiry dates set forth in Section 4.24 of the Disclosure Schedule, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby. Section 4.24 of the Disclosure Schedule sets forth and describes all material pending claims under any of such insurance policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any of such insurance policies has been received by the Corporation or a Subsidiary. To the knowledge of the Corporation, there are no circumstances or occurrences which would or might form the basis of a material increase in premiums for the current insurance coverage maintained by the Corporation or a Subsidiary.

4.25 Insiders and Conflicts of Interest
(a)	Except as contemplated by this Agreement, the Existing Shareholders Agreement and the Other Agreements, there are no Contracts between the Corporation or any of the Subsidiaries and any Insiders other than contracts of employment entered into in the ordinary course and those disclosed in Section 4.19 (d) or Section 4.25(a) of the Disclosure Schedule.

(b)	Except as disclosed in Section 4.25(b) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries has any currently outstanding material amounts due to or from any of its Insiders.

(c)	Except as set out in Section 4.25(c) of the Disclosure Schedule, neither the Corporation nor any of the Subsidiaries owns, directly or indirectly, any interest (except passive holdings for investment purposes only of not more than 1% of the securities of any publicly held and traded company) in, or is an Insider of, any Person (other than any Subsidiary) that:
(i)	is a competitor, lessor, lessee, customer, or supplier of the Corporation or any of the Subsidiaries;

(ii)	owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the Business; or

(iii)	has any cause of action or other Claim whatsoever against the Corporation or any of the Subsidiaries, or owes any amount to the Corporation or any Subsidiary, except for Claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.
(d)	To the knowledge of the Corporation, no director or officer of the Corporation has been involved in any Legal Proceeding, offence or disciplinary action that would disqualify, or could reasonably be expected to disqualify, such person from acting as a director or officer of a public company.
4.26 Brokers
Other than Morgan Stanley & Co. Incorporated and Genuity Capital Markets G.P. and any subagent thereof, no finder, broker, agent, or other intermediary has acted for or on behalf of the Corporation or any of its Affiliates in connection with the negotiation or consummation of the transactions contemplated hereby to be completed at the Closing and, other than commission owing to Morgan Stanley & Co. Incorporated and Genuity Capital Markets G.P. in connection with the Merger and Debt Financing, no fee will be payable by the Corporation or any of its Affiliates to any such Person in connection with such transactions. The Corporation has delivered or made available to the Investors true and correct copies of the engagement letters with Morgan Stanley & Co. Incorporated and Genuity Capital Markets G.P. entered into in connection with the Merger and Debt Financing.

4.27 No Sale Agreements
Except in respect of inventory to be sold in the ordinary course of business, there are no Contracts, or any right or privilege capable of becoming an agreement, for the purchase of the Business or any of the material assets of the Corporation or any Subsidiary. Neither the Corporation nor any of the Subsidiaries is currently involved in any discussions, conditions or proceedings with respect to its sale, merger, consolidation, liquidation or reorganization.
4.28 Compliance with Other Instruments, Laws, Etc.
Except as disclosed in Section 4.28 of the Disclosure Schedule, the Corporation and each of the Subsidiaries has complied with, and is in compliance with: (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its Business, and all unwaived terms and provisions of all Contracts, agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; and (ii) its articles and by-laws, each as amended to date. Neither the Corporation nor any of the Subsidiaries has committed, been charged with, or, to the knowledge of the Corporation, been under investigation with respect to, any violation by the Corporation or any of the Subsidiaries of any provision of any applicable national, federal, state, provincial, foreign, or local law or administrative regulation, except for any violations that, both individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect. The Corporation and each of the Subsidiaries has complied in all material respects with all applicable laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands, including without limitation, the Personal Information Protection and Electronic Documents Act (Canada), regarding the Corporation’s and the Subsidiaries’ collection, use and disclosure of information about identifiable individual Persons. The Corporation and each of the Subsidiaries has and maintains all such Permits as are necessary or desirable: (i) for the conduct of the Business as conducted on the date hereof and as anticipated to be conducted; (ii) in connection with the ownership or use of its properties; or (iii) to permit the Corporation to enter into or perform its obligations under this Agreement and the Other Agreements. All of such Permits are in full force and effect and the Corporation and each Subsidiary is in compliance with all of the terms and provisions thereof, except for any non-compliance that, either individually or in the aggregate, does not and could not reasonably be expected to have a Material Adverse Effect. No Legal Proceeding is pending, or to the knowledge of the Corporation threatened, with respect to the cancellation or revocation of any such Permit. True and complete copies of all such Permits have been made available by the Corporation to the Investors or their counsel for inspection.
4.29 Merger Agreement
The Corporation has provided to Investors a true correct and complete copy of the Merger Agreement and all documents executed and delivered in connection therewith. To the knowledge of the Corporation after reasonable investigation, all representations and warranties contained in the Merger Agreement were true and correct when made and are true and correct as if made on the Closing Date.

4.30 Compliance with Securities Law
Subject to and assuming the accuracy of the representations and warranties given by the Investors in Article V, the offer, issuance, and delivery of the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares, both, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and are exempt from the prospectus, registration and/or qualification requirements, as applicable, under any applicable states’ securities laws and are exempt from the prospectus and registration requirements under Canadian Securities Laws.
4.31 Full Access
The Investors and their representatives have had full and open access to the management of the Corporation and to such other information as the Investors have requested in considering its decision with respect to the Investment and has had an opportunity to ask questions with respect to the business and affairs of the Corporation and the Investment. The Corporation has complied in good faith with all requests of the Investors and their representatives for documents and information relating to the Corporation, the Subsidiaries and the Business in connection with the transactions contemplated hereby, and has not failed to deliver any available document or other information requested by the Investors or their representatives in connection herewith.
4.32 Disclosure
The Corporation has disclosed to the Investors all facts known to it relating to the Business and assets of the Corporation and the Subsidiaries which could reasonably be expected to be material to a purchaser of the Purchased Shares. No representation or warranty by the Corporation contained in this Agreement or any agreement or instrument contemplated hereby, including the Other Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not false or misleading. To the knowledge of the Corporation, there is no fact or circumstance relating specifically to the Business or condition of the Corporation and the Subsidiaries, taken as a whole, that could reasonably be expected to result in a Material Adverse Effect and that is not disclosed in this Agreement or the Disclosure Schedule.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor, severally and not jointly, represents and warrants to the Corporation as of Closing as follows, and acknowledges that the representations and warranties contained in this Agreement are made by it with the intent that they may be relied upon by the Corporation in determining the Investor’s eligibility to purchase the Purchased Shares and Warrants.
5.1 No Public Sale or Distribution
Such Investor is (i) acquiring the Purchased Shares and Warrants set forth in Schedule A and (ii) upon conversion of the Purchased Shares and Warrants, will acquire the Common Shares for its own account for investment purposes only and not for the benefit of any other person and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of provincial, state or federal securities Laws in Canada or the United States.

5.2 Accredited Investor Status
Such Investor is an “accredited investor” as defined in National Instrument 45-106.
Such Investor is not an entity formed for the sole purpose of acquiring the Securities. Such investor will provide a declaration to the Corporation with respect to its accredited investor status in a form acceptable to the Corporation.
5.3 U.S. Accredited Investor Status
Such Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act pursuant to one of the categories below:
(a)	Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total asset sin excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(c)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(d)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

(e)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000. As used herein, the term “net worth” means the excess of total assets over total liabilities, in computing net worth, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently apprised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to adjusted gross income any amount attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income;

(f)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

(h)	Any entity in which all of the equity owners are Accredited Investors as set forth above.
5.4 Reliance on Exemptions.
Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of United States federal and state securities laws and (ii) the prospectus and registration requirements of Canadian Securities Laws and that the Corporation is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.
5.5 No General Solicitation or Advertising
Such Investor acknowledges that it is not purchasing the Securities as a result of any general solicitation or general advertising, as such terms are used in Rule 502(c) of Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.
5.6 Information
Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Corporation. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such

Investor’s right to rely on the Corporation’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of a loss of all of such investment. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
5.7 No Governmental Review
Such Investor understands that no United States or Canadian federal, state or provincial agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
5.8 Transfer or Resale
Such Investor understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws or qualified under Canadian Securities Laws; and (ii) such Investor understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, and such Investor agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Corporation; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act (“Regulation S”) and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and the seller shall, in the case of transfers pursuant to D(1)(i) or D(2) above, be required to furnish to the Corporation an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Corporation prior to such offer, sale or transfer.
5.9 Legends
Such Investor understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state or provincial securities laws, the certificates or other instruments representing the Purchased Shares and, unless no longer applicable at the time of issuance, the Common Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:
“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) AUGUST 16, 2007, AND (II) THE DATE

THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”
THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (B) TO THE CORPORATION; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS; OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUCH AS THAT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER SHALL, IN THE CASE OF TRANSFERS PURSUANT TO D(1)(1) OR D(2) ABOVE, BE REQUIRED TO FURNISH TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER.
SUBJECT TO THE EXPIRATION OF THE PERIOD DESCRIBED IN THE FIRST PARAGRAPH OF THIS LEGEND, AND PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THESE SECURITIES (THE “TRANSFER AGENT”) UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, THE TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE, PLEDGE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”
provided, that if the Securities are being sold under Section 5.8(ii)(C) above, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the second and third paragraphs of the legend above may be removed by providing a declaration to the registrar and transfer agent for the Securities (the “Transfer Agent”), as set forth below (or as the Corporation may from time to time prescribe) and, if required by the Transfer Agent, an opinion of counsel of recognized standing satisfactory to the Transfer Agent, that such legend is no longer required under applicable requirement of the Securities Act or U.S. state securities laws;
“The undersigned (a) acknowledges that the sale of the securities of Mitel Networks Corporation (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and (b) certifies that (1) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Corporation (except for any officer or director who is an affiliate solely by virtue of holding such position), (2) the offer of the securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S, with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S.”
and provided, further, that, if any of the Securities are being sold under Section 5.8(ii)(D)(1)(i) or (D)(ii) above, the second and third paragraphs of the legend above may be removed by delivery to the Transfer Agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the Securities Act or U.S. state securities laws.
5.10 Consent
Such Investor consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein.
5.11 Foreign Issuer
Such Investor understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” within the meaning of Regulation S under the Securities Act, (ii) may not, at the time the Securities are resold or converted by such Investor, or at any other time, be a foreign issuer; and (iii) may engage in one or more transactions which could cause the Corporation to not be a foreign issuer.

5.12 Compliance with Transfer Restrictions
The Transfer Agent will not be required to accept the registration of transfer of any Securities, except upon presentation of evidence satisfactory to the Corporation that the applicable transfer restrictions have been complied with.
5.13 Filings
If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Corporation, such Investor will execute, deliver and file and otherwise assist the Corporation in filing customary reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.
5.14 Validity; Enforcement
This Agreement, the Registration Rights Agreement and the Shareholders Agreement have been duly and validly authorized, executed and delivered on behalf of such Investor and constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal, provincial and state securities laws and the principles of public policy underlying those laws.
5.15 Residency
For purposes of securities Laws, such Investor is a resident of that jurisdiction specified below its address in Schedule D.
5.16 No Representations Regarding Resale
Except as provided in the Registration Rights Agreement, no Person has made any written or oral representation to such Investor:
(a)	that the Person will resell or repurchase the Securities;

(b)	that any Person will refund the purchase price of such Securities;

(c)	as to the future price or value of such Securities; or

(d)	that such Securities will be listed on any stock exchange or that application has been or will be made to list such Purchased Shares upon any stock exchange.
5.17 Adverse Actions
To the knowledge of such Investor, neither the Investor nor any Person who
(i)	is owned or controlled by the Investor;

(ii)	owns or controls the Investor; or

(iii)	is owned or controlled by a Person that also owns or controls the Investor is currently engaged in, or has any intention to initiate, any litigation or quasi-judicial proceeding involving any patents of Avaya Inc. or any of its subsidiaries. In this section, a Person owns or controls a second Person if the first Person owns or controls at least 35% of the votes or equity of the second Person or if the first Person has the right to elect a majority of the board of directors of the second Person.
ARTICLE VI
REGISTRATION AND TRANSFER OF SECURITIES
6.1 Transfer and Exchange of Purchased Shares
The Corporation shall maintain at its registered office a register in which shall be entered the names and addresses of the holders of the Corporation’s shares and the particulars of the respective shares held by them and of all transfers of shares or conversions of shares. Upon surrender at such office of any certificate representing shares for registration of conversion, exchange, or transfer (subject to compliance with the applicable provisions of this Agreement, the Shareholders Agreement, any of the Other Agreements and the Corporation’s Articles of Incorporation), the Corporation shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for such shares registered as such holder may request. Any certificate representing shares surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.
6.2 Replacement of Certificates
In the case of any loss, theft, destruction, or mutilation of the certificate representing any of the Purchased Shares, upon receipt of evidence thereof reasonably satisfactory to the Corporation, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond or agreement in such reasonable amount as the Corporation may determine, or (ii) in the case of any such mutilation, upon the surrender to the Corporation at its principal office of such mutilated certificate for cancellation, the Corporation shall execute and deliver, in lieu thereof, new certificates. Any old certificate in lieu of which any such new certificate has been so executed and delivered by the Corporation shall not be deemed to be outstanding for any purpose whatsoever.
6.3 Share Subscription Agreement
The Corporation will not amend this Agreement or the Merger Agreement without the prior written consent of Francisco Partners.

ARTICLE VII
COVENANTS OF THE CORPORATION
7.1 Pre-Closing Covenants.
The Corporation covenants and agrees with the Investors that it will promptly seek to obtain any legal or regulatory approvals required by it to consummate the Investment and the transactions contemplated herein.
7.2 Post-Closing Covenants
The Corporation covenants and agrees with the Investors as follows, which covenants and agreements shall survive the Closing:
(a)	The Corporation hereby agrees that it shall use the proceeds from the sale of the Purchased Shares hereunder as follows:
(i)	to pay any amounts required to be paid under the Fee Letter and expenses under Section 8.1; and

(ii)	the remainder of the proceeds of the Investment shall be applied to consummate the Merger and Restructuring Transactions.
(b)	Neither the Corporation nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Corporation so as to subject the offer, issuance, and sale of the Purchased Shares, the Warrants or the Converted Shares to the registration requirements of the Securities Act or the prospectus, registration and/or qualification requirements, as applicable, under any applicable state securities laws or under applicable Canadian Securities Laws.

(c)	If the Corporation is not required to file with the SEC quarterly and annual reports pursuant to Section 13 or Section 15(d) of the Exchange Act (it being understood that the Corporation will not be required to make voluntary filings), the Corporation will furnish to the holders of the Class 1 Preferred Shares (a) non-audited financial statements (and management, discussion and analysis) within 90 days after the end of each Corporation fiscal quarter (except year-end), and (b) audited financial statements (and management discussion and analysis) within 90 days after the Corporation’s fiscal year end.

(d)	The Corporation agrees to provide, and to cause each of its Subsidiaries to provide such information as any Investor shall reasonably request, on a timely basis, (including making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder), in connection with the preparation or filing of any Tax Return and any audit, litigation, refund claim, dispute or any other matter in respect of Taxes. Such cooperation and information shall include, without limitation, promptly providing upon request copies of all relevant financial statements of the Corporation or its Subsidiaries as at the close of the Investors tax year, any Tax Returns of the Corporation or its Subsidiaries together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by Tax authorities, including, without limitation, foreign Tax authorities, and records concerning the ownership and Tax basis of property, which the Corporation or its Subsidiaries may possess.
ARTICLE VIII
EXPENSES
8.1 Reimbursement of Expenses
The Corporation shall pay or reimburse to the Investors, or such other Person as the Investors may direct, as applicable, all reasonable: (i) legal fees; (ii) professional fees and disbursements; (iii) filing fees (including in respect of any filings required under competition laws); and (iv) out of pocket costs (including any applicable Taxes thereon, other than Taxes in respect of which the Investors are entitled to obtain a refund from the relevant Tax authority and which would result in the Investors being reimbursed for more than its actual out-of-pocket expenses) incurred by or for the account of the Investors in connection with the transactions contemplated by this Agreement (the “Expenses”). The Expenses shall be paid on the Closing. At the request of the Corporation, the Investors will arrange, where reasonably practicable, for certain of the Expenses to be invoiced directly to the Corporation by the Person to whom payment is to be made.
8.2 Broker Fees
The Investors shall not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the Corporation or any its Affiliates or Insiders.
8.3 Put Option
Notwithstanding anything to the contrary in any other provision of this Agreement or the Articles of Amendment, at the time of any Liquidation Event or Change of Control Event (as defined in the Articles of Amendment) or any event that would result in a redemption under Article 7 of the Articles of Amendment of all or part of their Class 1 Shares, the Corporation shall, if requested in writing at least 10 days prior to that time by one or more holders of record of Class 1 Shares who hold collectively more than 10% of the outstanding Class 1 Shares, provide the requesting holders of Class 1 Shares with the option of transferring such Class 1 Shares to a controlled Affiliate of the Corporation in exchange for consideration per Class 1 Share equal to the TR Value (as defined in the Articles of Amendment) or in the case of a redemption at the election of the Class 1 Majority Holders (as defined in the Articles of Amendment) after the Redemption Trigger Date (as defined in the Articles of Amendment) but before the seventh anniversary from the Original Issuance Date (as defined in the Articles of Amendment), the NA Value (as defined in the Articles of Amendment), prior to any redemption of such Class 1 Shares; provided, however, that the Corporation shall have no obligation to do so if, acting reasonably, it determines that providing such option is not permissible under applicable Canadian federal corporate law. The requesting holders shall promptly indemnify the Corporation for any losses, costs and expenses of the Corporation associated with providing this option (including reasonable legal fees and disbursements).

8.4 Withholding
Any and all payments made by the Corporation of dividends or distributions (including deemed dividends, distributions, or the exercise by the Corporation of its rights of first refusal pursuant to Section 6.2 of the Shareholders Agreement) in respect of the Class 1 Shares shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. If the Corporation is required by law to deduct or withhold any taxes from or in respect of any amount payable in respect of the Class 1 Shares to any holder of Class 1 Shares, (i) the sum payable shall be increased by the Corporation as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such holder of Class 1 Shares shall receive an amount equal to the sum such holder would have received had no such withholding or deduction been made, (ii) the Corporation shall timely pay directly to the relevant authority in accordance with applicable law the full amount required to be so withheld or deducted; and (iii) the Corporation shall promptly forward to each holder of Class 1 Shares an official receipt or other documentation (or copy thereof) reasonably satisfactory to such holder of Class 1 Shares evidencing such payment to such authority. Notwithstanding anything else in this Section 8.4, the Corporation shall not be obligated to pay any amount pursuant to this Section 8.4 to a holder of Class 1 Shares in excess of 5% of the amount of the dividend or distribution paid to such holder.
ARTICLE IX
INDEMNIFICATION
9.1 Non-Merger and Exclusive Remedy
(a)	The representations, warranties, covenants and other obligations of the Corporation contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Investors or their agents with respect thereto, shall continue in full force and effect for the benefit of the Investors, each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares (but limited in the case of Permitted Transferees to the amounts in respect of which the original holder of such Purchased Shares would be entitled to indemnification under this Article IX). All claims by the Investors, each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article IX and the rights of indemnity in this Article IX shall be the sole and exclusive remedy of such Persons in respect of such claims, except for breach of covenant, fraud, intentional breach or equitable remedies.

(b)	The representations, warranties, covenants and other obligations of Investors which are contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Corporation or its agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation. All claims by the Corporation after Closing in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this

Article IX and the rights of indemnity in this Article IX shall be the sole and exclusive remedy of the Corporation in respect of such claims.
9.2 General Indemnification
Subject to the limitations in Sections 9.4 and 9.5, (i) the Corporation shall (without duplication in respect of any Loss) indemnify, defend and save harmless the Investors, each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares, and each of their partners, shareholders, officers, directors, employees, agents, representatives and successors, and (ii) the Investors, each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares shall, severally and not jointly, indemnify, defend and save harmless the Corporation, and each of its shareholders, officers, directors, employees, agents, representatives and successors (the Person or Persons so covenanting and agreeing to indemnify another Person or Persons being referred to in this Article IX as the “Indemnifying Party” and the Person or Persons to be indemnified being referred to collectively as the “Indemnitees” and individually an “Indemnitee”), on an after-tax basis as contemplated by Section 9.13, from and against any and all Losses suffered or incurred by the Indemnitee, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:
(a)	any misrepresentation or breach of warranty made or given by (or in the case of the representations and warranties in Article V, on behalf of) such Indemnifying Party in this Agreement or any Other Agreement; or

(b)	any failure by such Indemnifying Party to observe or perform any covenant or obligation contained in this Agreement or any Other Agreement.
9.3 Agency for Representatives
The Investors agree that they accept each indemnity in favor of the Persons identified in clause (i) of Section 9.2, as agent and trustee of such Persons to the extent that they become Indemnitees hereunder. The Corporation agrees that the Investors may enforce an indemnity in favor of the Persons identified in clause (i) of Section 9.2 on behalf of such Persons to the extent they become an Indemnitee hereunder.
9.4 Time Limitations
(a)	Subject to Section 9.4(b), the Indemnifying Party shall have no liability to any Indemnitee for any Loss arising from any Claim (including any Third Party Claim) relating to a breach of any representation or warranty contained in this Agreement or any Other Agreement unless the Indemnitee gives written notice to the Indemnifying Party specifying in reasonable detail the factual basis of the Claim and a reasonable estimate of the amount thereof on or before that date which is two years after the Closing Date.

(b)	Despite the provisions of Section 9.4(a), (i) notice with respect to Claims relating to Section 4.1 (Incorporation and Organization), Section 4.5 (Authorized, Issued and Outstanding Capital) or Section 4.7 (Corporate Authorization) may be given at any time after the Closing Date without limitation as to time; and (ii) notice with respect to Claims relating to Section 4.12 (Tax Matters) arising in or in respect of a particular period ending on or before the Closing Date may be given at any time after Closing and before a period of 90 days has elapsed after the relevant Tax authorities shall no longer be entitled to assess liability for any Taxes against the Corporation or any of the Subsidiaries for that particular period, having regard, without limitation, to any waivers given by the Corporation or any of the Subsidiaries in respect of any taxation year. All covenants and obligations contained in this Agreement or any Other Agreement, which, by their terms, contemplate performance after the Closing Date, shall survive in accordance with their terms, and notice with respect to Claims relating to such covenants and obligations shall be given within 90 days of the expiration of such terms.

(c)	For greater certainty, if the Indemnitee has not given notice, in the manner and within the time periods prescribed in Sections 9.4(a) and 9.4(b), to the Indemnifying Party of an alleged Loss arising from any Claim relating to a breach of any representation or warranty contained in this Agreement or any Other Agreement, the Indemnifying Party will have no financial obligation to the Indemnitee in respect of such breach.

(d)	The Indemnitee will give any notice required pursuant to Sections 9.4(a) or 9.4(b) to the Indemnifying Party reasonably promptly after the Indemnitee determines that it has a claim for indemnity under this Article IX.
9.5 Limitations as to Amount
No Claims may be asserted by any Indemnitee under this Article IX unless and until the aggregate amount of any Losses of the Indemnitees in respect of any and all Claims asserted pursuant to this Article IX collectively exceeds one hundred thousand dollars (US$100,000) in which event the amount of all such Loss including such one hundred thousand dollar (US$100,000) amount may be asserted. Notwithstanding the foregoing, the threshold for any Claims asserted based on a breach of any representation and warranty contained in Section 4.12 hereof shall be five hundred thousand dollars (US$500,000) in which event a claim for the amount of all such Losses, including such US$500,000, may be asserted. Notwithstanding any other provision of this Agreement, (i) no Claims may be asserted by any Indemnitee hereunder and in no event shall the Indemnifying Party be required to indemnify the Indemnitees, collectively, for Losses in an aggregate amount greater than the Purchase Price, and (ii) no Claims may be asserted by any Indemnitee hereunder and in no event shall an Investor, holder of Purchased Shares, or any Permitted Transferees holding any Purchased Shares be required to indemnify the Indemnitees in an amount greater than their pro rata portion of the Purchase Price.
9.6 Notice of Third Party Claims
If an Indemnitee receives notice of the commencement or assertion of any Claim asserted against the Indemnitee that is paid or payable to, or claimed by, any Person who is not a party to this Agreement (a “Third Party Claim”), the Indemnitee shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifying Party shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.

9.7 Defence of Third Party Claims
The Indemnifying Party may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than 30 days after receiving notice of that Third Party Claim (the “Notice Period”). The Indemnifying Party’s right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifying Party shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifying Party and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnifying Party has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence at the expense of the Indemnifying Party, assisted by counsel of its own choosing and the Indemnifying Party shall remain liable for any Loss suffered or incurred by the Indemnitee with respect to such Third Party Claim as contemplated by this Article IX. If the Indemnifying Party elects to assume the defence of a Third Party Claim under this Section 9.7, the Indemnifying Party shall acknowledge in writing its obligation to indemnify the Indemnitee in accordance with the terms contained in this Article IX in respect of that Third Party Claim.
9.8 Assistance for Third Party Claims
The Indemnifying Party and the Indemnitee shall use all reasonable efforts to make available to the person that is undertaking and controlling the defence of any Third Party Claim (the “Defending Party”),
(a)	those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

(b)	all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim, and shall otherwise cooperate with the Defending Party. All reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnifying Party hereunder may be included in any Loss for which indemnification is sought under this Article IX.
9.9 Settlement of Third Party Claims
If the Indemnifying Party elects to assume the defence of any Third Party Claim as provided in Section 9.7, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defence of such Third Party Claim following the receipt by the Indemnitee of notice of such assumption. However, if in the opinion of the Indemnitee, acting reasonably, there is a conflict between the interests of the Indemnifying Party and the interests of the Indemnitee with respect to such Third Party Claim, or if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within

30 days after receiving notice from the Indemnitee that the Indemnitee believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to assume the defence of and to negotiate, settle or compromise the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall also be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnifying Party shall not, without the prior written consent of the Indemnitee, not to be unreasonably withheld, enter into any compromise or settlement of a Third Party Claim, which would lead to liability or create any other obligation, financial or otherwise, on the Indemnitee.
9.10 Direct Claims
Any Claim other than a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.
9.11 Failure to Give Timely Notice
Other than in respect of the time for giving notices or other limitations set forth in Section 9.4, a failure to give timely or prompt notice as otherwise provided in this Article IX shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.
9.12 Reductions and Subrogation
If the amount of any Loss at any time subsequent to the making of any payment on account of any Loss required to paid pursuant to this Article IX (an “Indemnity Payment”) in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making a full Indemnity Payment, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee’s rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.
9.13 Tax Effect
If any Indemnity Payment received by an Indemnitee constitutes taxable income to such Indemnitee or otherwise gives rise to adverse Tax consequences, the Indemnifying Party shall pay to the Indemnitee, at the same time and on the same terms (as to interest and otherwise) as the Indemnity Payment, an additional amount sufficient to place the Indemnitee in the same after-tax position as it would have been if that were not the case. The amount payable pursuant to this Section 9.13 by the Corporation shall be reduced by the amount of any Tax Benefits related or attributable to the loss that gave rise to such Indemnity Payment. For the purposes of this Agreement, “Tax Benefits” shall mean the sum of any increased deductions, losses or credits allowable or decreases in income, gains or recapture of credits allowable, multiplied by the combined highest marginal federal, state and local tax rate in the applicable jurisdiction.
9.14 Additional Rules and Procedures
(a)	If any Third Party Claim is of a nature such that the Indemnitee is required by applicable law to make a payment to any Person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related Legal Proceedings, the Indemnitee may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnitee, the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party.

(b)	The Indemnitee and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate an officer who shall keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.
ARTICLE X
GENERAL
10.1 Amendments
This Agreement may only be amended, supplemented, modified or terminated by the agreement in writing of the Corporation and the Investors.
10.2 Waiver
No course of dealing between the Corporation and the Investors or any other Person shall operate as a waiver of any right of the Corporation or the Investors under this Agreement. No waiver of any breach or default hereunder shall be valid unless in written form and signed by the waiving party. No failure or other delay by any Person in exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

10.3 Successors and Assigns
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the Shareholders Agreement, and except as otherwise provided in this Agreement, Investors may assign any of its rights under this Agreement or any of the Other Agreements to any Permitted Transferee of the Purchased Shares, and, as a condition of such assignment, the Permitted Transferee shall assume in writing (in form and in substance acceptable to the Corporation, acting reasonably) the liabilities and obligations of the transferor hereunder and thereunder. The Corporation may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Investors and any such purported assignment by the Corporation without the written consent of Investors shall be void and of no effect.
10.4 Notices
All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if: (i) delivered personally (effective upon delivery); (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch); (iii) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement); or (iv) sent by telecopier followed within 24 hours of confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10.4):
if to the Corporation:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON
K2K 2W7
Attention: Chief Executive Officer
Fax: (613) 592-7838
With a copy to:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON
K2K 2W7
Attention: Chief Financial Officer, and VP Finance
Fax: (613) 592-7838
And with a copy to:

With a copy to:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON
K2K 2W7
Attention: Chief Financial Officer, and VP Finance
Fax: (613) 592-7838
And with a copy to:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON
K2K 2W7
Attention: Senior Corporate Counsel
Fax: (613) 592-7802
With a copy to:
Osler, Hoskin & Harcourt LLP
Suite 1500
50 O’Connor
Ottawa, ON
KIP 6L2
Attention: Craig Wright
Fax: (613) 235-2867
if to Francisco Partners:
Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l.
8-10 rue Mathias Hardt
L-1717 Luxembourg
And with a copy to:
Francisco Partners II, L.P.
c/o Francisco Partners II, GP, LLC
2882 Sand Hill Road, Suite 280
Menlo Park, California 94025
Attention: Ben Ball
Fax: (650) 233-2900
And with a copy to:

O’Melveny & Myers LLP
Suite 2600
275 Battery Street
San Francisco, CA 94111
Attention: Michael J. Kennedy
Fax: (415) 984-8701
And with a copy to:
Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, ON, Canada M5L 1B9
Attention: Curtis Cusinato
Fax: (416) 947-0866
if to any MS Investor:
c/o Morgan Stanley Principal Investments, Inc.
1585 Broadway
New York, New York 10036
Attention: Thomas E. Doster IV
Facsimile: (212) 507-4257
with a copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: Stephen E. Older
                   Seth T. Goldsamt
Facsimile: (212) 547-5444
10.5 Binding Effect and Benefits
This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Investor’s benefit shall inure to the benefit of each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares. Except as provided in Article IX, nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, their respective successors and permitted assigns.

10.6 Further Assurances
From time to time, on and after the Closing, each Party shall promptly execute and deliver all such further instruments and assurances, and shall promptly take all such further actions, as the other Party may reasonably request in order to effect or confirm the transactions contemplated by this Agreement or any of the Other Agreements and to carry out the purposes hereof and thereof..
10.7 Counterparts
This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.
10.8 Language
Each of the undersigned hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the sale of the Purchased Shares hereunder be drawn up in the English language only. Nous, soussignés, reconnaissons par les présentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque manière à la vente des actions soient rédigés en anglais seulement.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first mentioned above.

MITEL NETWORKS CORPORATION
By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	Chief Financial Officer

ARSENAL HOLDCO I, S.A.R.L.
By:	/s/ David T. ibNale
	Name:	David T. ibNale
	Title:	Authorized Signing Officer

By:	/s/ Luca Gallinelli
	Name:	Luca Gallinelli
	Title:	Manager

ARSENAL HOLDCO II, S.A.R.L.
By:	/s/ David T. ibNale
	Name:	David T. ibNale
	Title:	Authorized Signing Officer

By:	/s/ Luca Gallinelli
	Name:	Luca Gallinelli
	Title:	Manager

MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.
By:	/s/ David Bersh
	Name:	David Bersh
	Title:	Vice President

SCHEDULE A
Pro Forma Capitalization

	Common Equivalents	Own %
THM Class 1 Preferred	10,257,579	2.09%
PTIC Class 1 Preferred	8,737,938	1.78%
MSPI Class 1 Preferred	32,930,628	6.71%
FP Group Class 1 Preferred	166,968,315	34.02%
Edgestone Class 1 Preferred	14,436,593	2.94%
Shares outstanding (7/31/07)	213,272,401	43.45%
Edgestone warrants	737,467	0.15%
TPC warrants	37,174,877	7.57%
Other warrants	317,995	0.06%
Treasury method dilutive options	5,990,017	1.22%
New Class 1 Preferred Warrants	0	0.00%
	490,823,810	100.00%
Class 1 Convertible Preferred Share Terms

Class 1 Preferred Conversion Price	$1.3161
Conversion Ratio	759.8207x
THM Class 1 Preferred value	$13,500,000
PTIC Class 1 Preferred value	$11,500,000
MSPI Class 1 Preferred value	$43,340,000
FP Group Class 1 Preferred value	$219,747,000
Edgestone Class 1 Preferred value	$19,000,000
Total Class 1 Preferred value	$307,087,000
New Class 1 Preferred Warrant

Tranche	Gross	x USD	Net Dilutive
THM	1,022,996	$1.3161	0
PTIC	871,441	$1.3161	0
MSPI	3,284,196	$1.3161	0
FP Group	16,651,875	$1.3161	0
Total	21,830,508		0
Treasury Method Schedules

Tranche	Gross	x CDN	Net Dilutive
Tranche A	546,305	$1.24	84,302
Tranche B	702,821	$1.16	146,801

Tranche	Gross	x CDN	Net Dilutive
Tranche C	536,250	$2.75	0
Tranche D	128,000	$2.00	0
Tranche E	1,042,247	$1.55	0
Tranche F	4,019,650	$1.18	784,771
Tranche G	211,383	$1.16	44,152
Tranche H	62,987	$1.13	14,445
Tranche I	15,457,948	$1.00	4,915,545
Total options	22,707,591		5,990,017

		x CDN
Edgestone warrants	5,000,000	$1.25	737,467
TPC warrants	37,174,877	$0.00	37,174,877
Other warrants	1,000,000	$1.00	317,995

		x USD
Convertible Noteholder Warrants	16,500,000	$1.28	0
Total warrants	59,674,877		38,230,339

FP Group	Investment	Dilutive Shares	Own %
Arsenal HoldCo I S.a.r.l.	$205,819,000	156,385,533	31.86%
Arsenal HoldCo II S.a.r.l.	$13,928,000	10,582,782	2.16%
Total	$219,747,000	166,968,315	34.02%

SCHEDULE “B”
DISCLOSURE SCHEDULE
This document constitutes the disclosure schedule (the “Disclosure Schedule”) referred to in the Class 1 Convertible Preferred Share Subscription Agreement (the “Subscription Agreement”) dated August 16, 2007 between the Corporation, Arsenal Holdco I, Sarl and Arsenal Holdco II, Sarl and Morgan Stanley. Unless the context otherwise requires, words and expressions defined in the Subscription Agreement shall have the same meanings in this Disclosure Schedule.
Disclosure in any one section of this Disclosure Schedule shall be deemed to be disclosure for purposes of all other sections of this Disclosure Schedule to the extent such actual disclosure in the one section contains sufficient information so as to constitute adequate disclosure for purposes of that other section or sections and where such actual disclosure would be reasonably apparent to be applicable to such other section or sections. Reference to any matter in any section shall not be deemed to an acknowledgement by the Corporation that such matter meets or exceeds any applicable threshold of materiality or any other relevant threshold.
In some respects, this Disclosure Schedule sets forth conditions, sets of facts or other disclosure not strictly called for by the Subscription Agreement where it was thought that such disclosure might be helpful. No implication shall be drawn that any condition, set of facts or other disclosure set forth herein is necessarily material or is otherwise required to be disclosed or that the inclusion of such disclosure establishes or implies a standard of materiality, a standard for what is or is not in the usual and ordinary course of business or any other standard for disclosure set forth in the Agreement.
The following specific disclosures are made in relation to the Subscription Agreement:

SECTION 4.3
SUBSIDIARIES
List of Subsidiaries:
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited	Hong Kong	Wholly-owned by the Corporation

Mitel Networks International Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Overseas Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks SARL	France	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Italia SRL	Italy	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Germany GmbH	Germany	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Telecom Limited	United Kingdom	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Financial Services Limited	United Kingdom	25% owned by First Asset Finance PLC; 75% owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel Networks (México), S.A. de C.V.	Mexico	Wholly owned by the Corporation

Mitel Comércio e Serviços do Brasil Ltda.	Brazil	Wholly owned by the Corporation
Certain corporate filings have not yet been filed. The following table provides details of the current status, by corporate entity.
Legal Entity Filings Update Q4 2007

Filing Status
Legal Entity	Location		Financial statements				Tax Returns				Corporate Filings
			2007	2006	2005	2004	2007	2006	2005	2004	2006	2005	2004
Mitel Networks Corporation	Canada	*	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Mitel Networks Overseas Limited	Barbados	*		✓	✓	✓		✓	✓	✓	✓	✓	✓
Mitel Networks International Limited	Barbados	*		✓	✓	✓		✓	✓	✓	✓	✓	✓
Mitel Networks Holdings Limited	UK	*		IP	✓	✓		IP	✓	✓	✓	✓	✓
Mitel Networks Asia Pacific Ltd.	HK	*		IP	✓	✓		IP	✓	✓	✓	✓	✓
Mitel Networks (Mexico)	Mexico			IP	n/a	n/a		IP	n/a	n/a	n/a	n/a	n/a
Mitel Comercio e Servicos do Brasil Ltda.	Brasil			n/a	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a
Mitel Telecom Limited (Inactive)	UK			IP	✓	✓		n/a	n/a	n/a	✓	✓	✓
Mitel Networks Germany GmbH	Germany			✓	✓	✓		✓	✓	✓	n/a	n/a	n/a
Mitel Networks SARL	France			✓	✓	✓		✓	✓	✓	n/a	n/a	n/a
Mitel Networks Italia SRL	Italy			✓	✓	✓		✓	✓	✓	n/a	n/a	n/a
Mitel Financial Services Limited	UK	*		IP	✓	✓		IP	✓	✓	✓	✓	✓
Mitel Networks Inc.	US			✓	✓	✓		✓	✓	✓	✓	✓	✓
Mitel Networks Limited	UK	*		IP	✓	✓		IP	✓	✓	✓	✓	✓
Branch Office	Australia			n/a	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a
Branch Office	Spain				✓	✓		✓	✓	✓	n/a	n/a	n/a
Branch Office	South Africa			n/a	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a
Branch Office	Dubai							n/a	n/a	n/a	n/a	n/a	n/a
Branch Office	Singapore	*		IP	✓	✓		IP	✓	✓	n/a	n/a	n/a
Branch Office	Netherlands			n/a	n/a	n/a		✓	✓	✓	n/a	n/a	n/a

✓	Completed and filed

IP	In Progress

*	Audited financial statements required

n/a	Not applicable
Partnerships, Joint Ventures, etc.:
The Corporation or its Subsidiaries are a partner or participant in the following partnerships or joint ventures, or own or have agreed to acquire securities in the following businesses or Persons:

Name of Joint Venture	Jurisdiction	Ownership of Securities
Tianchi Mitel Telecommunications Corp	China	50 % owned by the Corporation

• 25% owned by Tricom Tianchi Limited

• 21.25% owned by Tianjin Zhonghuan Electronic Computer Corporation

• 3.125% owned by Tianjin Economic Technological Development Area Industrial Investment Company

• 0.625% owned by Trianjin Post and Telecommunications Administration of China

The Corporation is not a partner in a partnership.

SECTION 4.5
AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL
A.	Stockholder Rights and Restrictions (inter alia, price protection, transfer, preemptive. conversion, redemption, put. and anti-dilution rights).

Pursuant to an arrangement between the Corporation and Osler, Hoskin & Harcourt LLP (“OHH”) in respect of the provision of legal services to the Corporation, (a) the Corporation may, at its option, issue Common Shares to OHH in partial satisfaction of outstanding accounts with that firm, up to 25% of the value of each eligible invoice capped at a dollar amount of $200,000 per year, and (b) certain “price protection” rights have been granted to OHH such that OHH will be issued additional Common Shares if the Corporation subsequently issues Common Shares (or grants options) at a lower price.

B.	Warrants.
a)	Warrants to acquire 37,174,887 Common Shares have been granted by the Corporation to the Government of Canada pursuant to the Integrated Communications Solutions R&D Project Agreement dated October 10, 2002, between the Corporation, March Networks Corporation and the Government of Canada (the “TPC Agreement”). The warrants are exercisable on a one-for-one basis for Common Shares of the Corporation for no additional consideration. The TPC Agreement and warrant rights are further described in the Corporation’s most recent SEC filing on Amendment No. 2 to Form F-1 dated November 8, 2006, and as described in and attached as an exhibit to the Corporation’s SEC filing on Form 20-F dated October 31, 2006.

b)	In favour of CIBC World Markets Inc., warrants to purchase a total of 1,000,000 common shares of the Corporation at an exercise price of CDN$1.00, as set forth in the Warrant Certificate and Amendment Agreement, both of which are attached as Appendix “A” to this Section 3.5.

c)	In favour of the holders of the convertible Notes, amended and restated warrants to purchase at total (in the aggregate) of 16 million common shares of the Corporation at an exercise price (subject to appropriate adjustments) US$1.28. Each of these warrants have been issued and sold to the noteholders on identical terms and conditions, although the number of warrants granted may vary between noteholders. A copy of the form of amended and restated noteholder warrant is attached as Appendix “B” to this Section 3.5.

d)	In favour of EdgeStone Capital Equity Fund II-A, L.P., a warrant (the “Series 2 Warrant”) to purchase up to 5 million common shares at an exercise price of CAD$1.25 (subject to appropriate adjustments), which expires on April 23, 2011. A copy of the Series 1 Warrant is attached as Appendix “C” to this Section 3.5.

A list of the record holders of warrants exercisable for shares of capital stock of the Corporation and its Subsidiaries, as at April 7, 2007, is attached as Appendix “D” to this Section 4.5.
C.	Options
a)	The 2001 Employee Stock Option Plan (“2001 Plan) was initially approved by our shareholders on March 6, 2001, and has since been superseded by the 2006 Equity Incentive Plan (“2006 Plan”) although the options issued under the 2001 Plan continue to be governed by the 2001 Plan All of (a) the Corporation’s non-employee directors, (b) the Corporation’s full-time or permanent part-time employees and officers, (c) employees, officers and directors of any of the Corporation’s subsidiaries and affiliates, and (d) any of its consultants and consultant companies are eligible to participate in the 2006 Plan and UK Sub-plan. A copy of the UK Sub-plan is attached to this Section 4.5 as Appendix “E”. There are no other service requirements or prerequisites to participation in the 2006 Plan. A total of 25,000,000 common shares are authorized for issuance under the 2001 Plan. As of July 31, 2007, there were outstanding options to purchase 22,707,591 common shares under the 2001 Plan and 2006 Plan. An aggregate of 12% of the issued and outstanding shares (on an is-if-converted to common share basis) is reserved for stock options. This 12% includes the total of the outstanding options granted under both plans. Appropriate adjustments will be made to the number of authorized shares under these plans and to the shares subject to outstanding awards in the event of any reorganization, recapitalization, share split, dividend or other change in our capital structure in order to account for the changed circumstances. The 2001 Plan and the 2006 Plan contain change of control provisions which accelerate vesting of options under certain circumstances unless the board of directors or the compensation committee determines in their discretion not to permit such options to vest. No acceleration to the vesting of any of our outstanding options will occur as a result of the completion of this transaction due to a resolution passed by the board of directors passed on April 26, 2007. The board agreed that notwithstanding that the Financing and Merger may constitute a change in control pursuant to the 2001 Plan and the 2006 Plan, any options granted pursuant to either the 2001 Plan or the 2006 Plan which are not exercisable immediately prior to Closing shall not be accelerated as a result of the Closing of the Financing and Merger. As of September 8, 2006, no further options will be granted under the 2001 Plan. A copy of the 2001 Plan is attached as Appendix “F” to this Section 4.5, and is described in the Corporation’s recent SEC filing on Form 20-F (October 31, 2006). As of July 31, 2007, 17,375,828 grants have been made under this plan.

b)	The 2006 Equity Compensation Plan is attached as Appendix “G” to this Section 4.5. As of July 31, 2007, 5,331,763 grants have been made under this plan.

c)	A list of options outstanding for shares of capital stock of the Corporation and its Subsidiaries, as at July 31, 2007, is attached as Appendix “H” to this Section 4.5.
F.	Other Plans
a)	Effective May 14, 2001, the Corporation entered into the Mitel Networks Corporation U.S. Employee Stock Purchase Plan which plan provided a means for employees of Mitel Networks Inc. and Mitel Networks Solutions, Inc. to purchase common shares in the Corporation for a period of one (1) year from the effective date and in accordance with the terms provided therein. Although the plan is no longer active for the issuance of shares, shares remain issued and outstanding under the agreement.

b)	On December 9, 2004, the Corporation adopted a deferred share unit plan in order to promote a greater alignment of interests among two members of the Corporation’s senior management staff and our shareholders, as set out in Note 22 of the Financial Statements. (One of the senior management participants has since left the Corporation.) The Corporation’s previous supplemental executive retirement plan was wound up and terminated by the Corporation in favour of the deferred share unit plan. Each deferred share unit entitles the holder to receive a cash lump sum payment equal to the market value of our common shares within one year of cessation of employment. Deferred share units are not considered shares, nor is the holder of any deferred share unit entitled to voting rights or any other rights attaching to the ownership of shares. The number of deferred share units that may be awarded to a participant in any calendar year under the deferred share unit plan is equal to 15% of the participant’s annual salary, less the maximum amount of the participant’s eligible retirement savings plan contributions in that particular taxable year. Within a year of a participant’s cessation of employment with the Corporation, such participant will receive a lump sum payment in cash having a value equal to the number of deferred share units recorded on his account multiplied by the market value of our common shares, less any applicable withholding taxes. The deferred share unit plan is administered by the Corporation’s Compensation Committee. A copy of the DSUP is attached to this Section 3(s) as Appendix “I”.

G.	Other Redemption Obligations, Shareholder Agreements or Registration Rights Agreements

As a general practice, the Corporation accepts share subscriptions from certain employees for the purchase of Common Shares, and agrees to advance interest free loans to such employees to purchase such Common Shares. The Corporation has made it a practice, although it is not an obligation, to forgive loans for employees who are terminated involuntarily. In such instances, the Corporation redeems the shares not yet paid for.

There are currently 3 employees in the UK and 1 in Canada who have outstanding loans. The details are as follows (as at July 31, 2007):

Location	Amount outstanding on loan
UK	<£2400
UK	<£350
UK	<£400
Canada	< CAD$800
Appendices:
Appendix A: CIBC Warrant(1), as amended
Appendix B: Form of Amended and Restated Noteholder Warrant
Appendix C: Series 1 Warrant
Appendix D: Warrant Register
Appendix E: UK Sub-Plan of Equity Incentive Plan
Appendix F: Employee Stock Option Plan
Appendix G: 2006 Equity Incentive Plan(2)
Appendix H: List of Options Outstanding
Appendix I: Deferred Share Unit Plan(3)

(1)	Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & co. Inc.; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc.; EdgeStone Capital Equity Fund II-US Main GP, Inc.; Samuel L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated herein by reference.

(2)	Filed separately as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 30, 2006 and incorporated herein by reference.

(3)	Filed Separately as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 24, 2005 and the transition period ended April 30, 2005 and incorporated herein by reference.

SECTION 4.6
LAWFUL ISSUANCE
Non-Compliance with Pre-Emptive Rights, Securities Laws or Other Laws:
With respect to prior issuances of securities by the Corporation to Persons resident in jurisdictions other than Canada, the United States or the United Kingdom, the Corporation did not make independent inquiry into whether all such issuances fully complied with all applicable laws in such other jurisdictions. As a result, those securities of the Corporation may not have been offered, issued and sold in compliance with such laws. This Section 4.6 shall not limit the Investors rights to indemnification pursuant to the terms of the Subscription Agreement.

SECTION 4.8
GOVERNMENTAL OR THIRD PARTY CONSENTS
The following consents, approvals, authorizations, declarations, filings or registrations with any Governmental Authority or any other Person have been or will be obtained prior to Closing as follows:
•	Section 2.8 of the Shareholders Agreement requires the Corporation to obtain the prior written consent of EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (collectively, “EdgeStone”), prior to (a) amending the Corporation’s articles; (b) issuing any equity securities or warrants; (c) acquiescing to the assertion of any price protection or anti-dilution rights with respect to any outstanding securities or any securities of the Corporation or any Subsidiary that may hereafter be issued; (d) redeeming or purchasing for cancellation any equity securities of the Corporation, except in certain limited circumstances; (e) incurring or becoming liable for or have outstanding any borrowing or funded indebtedness in excess of $80,000,000 in the aggregate; (f) making any material change in the Business; (g) repaying any debt which exceeds $5,000,000; (h) creating any material Subsidiary, making any business acquisition in excess of $5,000,000, except in the ordinary course of the Business; (j) approving any changes in the size of the Board of Directors; or (k) agreeing to a Change of Control Event (as defined in the Articles) in which the Corporation is a party, or amalgamating or merging with or into any other corporation.

The Corporation will be required to obtain a waiver from Principal Shareholders (EdgeStone, Terence Matthews, Celtic Tech Jet Limited, Power Technology Investment Corporation, Zarlink Semiconductor Inc., and Wesley Clover Corporation) to the Shareholders Agreement if it is unable to comply with the pre-emptive rights notice provisions under Section 4.1 of that agreement.

Section 8.3(d) of Schedule A to the Articles and Section 8.3(d) of Schedule B to the Articles each provide that the Corporation will not undertake certain matters without the approval of the Series A Majority Holders and the Series B Majority Holders respectively (each, as defined in the Articles), including undertakings to amend the articles of the Corporation to add, change or remove any rights, privileges, restrictions or conditions attached to the Series A Shares or the Series B Shares or otherwise change the Series A Shares or Series B Shares.

If a notification is required to be filed pursuant to Part IX of the Competition Act (Canada) in connection with the Investment, (x) the Commissioner of Competition (the “Competition Commissioner”) shall have issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the Investment; or (y) the Competition Commissioner shall have waived the obligation to notify and supply information under Part IX of the Competition Act pursuant to subsection 113(c) of the Competition Act and confirmed in writing that she has no intention to file an application under Part VIII of the Competition Act (a “no-action letter”) in respect of the Investment; or (z) the statutory waiting period under section 123 of the Competition Act shall have expired or been terminated and the Competition Commissioner shall have issued a no-action letter in respect of the Investment.

The 2001 Employee Stock Option Plan and the 2006 Equity Incentive Plan contain change of control provisions which accelerate vesting of options under certain circumstances unless the board of directors or the compensation committee determines in their discretion not to permit such options to vest. No acceleration to the vesting of any of our outstanding options will occur as a result of the completion of this transaction due to a resolution passed by the board of directors passed on April 26, 2007. The board agreed that notwithstanding that the Financing and Merger may constitute a change in control pursuant to the 2001 Plan and the 2006 Plan, any options granted pursuant to either the 2001 Plan or the 2006 Plan which are not exercisable immediately prior to Closing shall not be accelerated as a result of the Closing of the Financing and Merger.

SECTION 4.9
FINANCIAL STATEMENTS & ABSENCE OF CERTAIN CHANGES
Section 4.9 (c): Material Transaction with Insiders
•	On April 25, 2006, the Corporation entered into an agreement with Natural Convergence Inc. to purchase prepaid software licenses worth $1.2, payable in four equal installments over the course of fiscal 2007. The Corporation had the option to instead invest any of its four installments in prepaid licenses in secured convertible debentures which were (a) repayable to debenture holders (plus a credit fee of 25% per annum of any outstanding principal) on the earlier of December 31, 2006, or on the occurrence of certain events, or (b) automatically convertible into preferred shares of NCI upon the closing of a qualifying financing of no less that $6.0. The convertible debentures were also issued with warrants to acquire a number of common shares of NCI equal to the dollar amount of the investment divided by $1.00, at an exercise price per common share of C$0.0001. In May 2006, the Corporation purchased $0.3 in prepaid software licenses under the agreement. In August 2006, November 2006 and February 2006, the Corporation exercised its option to invest its second, third and fourth installment payments in convertible debentures totaling $0.9. Since NCI had completed a qualifying financing of $10.0 in November 2006, the Company’s entire $0.9 balance of debentures and $0.1 accrued interest was automatically converted into NCI Class C Preferred Shares at a 5% discount in accordance with terms of the agreement. Following the conversion, and upon exercising its warrants, the Company received 8,467,523 Class C Preferred Shares and acquired 600,000 common shares. At April 30, 2007, the Company had a combined ownership of 5.6% in NCI but did not exert significant influence over NCI. Accordingly, the $1.0 investment recorded on the balance sheet at April 30, 2007 has been accounted for using the cost method.

•	In addition to the license and financing agreement described above, the Company also purchased $2.1 of products and services from NCI for the year ended April 30, 2007 (2005 — $nil; Transition Period — $nil; 2006 — $0.3). The related net balance payable at April 30, 2007 was $0.5 (April 30, 2006 — $0.2).

•	Please see Section 4.5 (B)(f)
Section 4.9 (f): Issuance of Shares
•	The Corporation has obligations to grant or has granted/issued the options, warrants and shares as described under Section 4.5(b) of this Disclosure Schedule.
Section 4.9 (g): Officers, Directors and Key Employee
Since the Financial Statement Date, the following changes occurred in the position of the officers, directors and key employees of the Corporation or any of the Material Subsidiaries:

Date of
			Date of	Termination/	Replacement
Entity Name	Name of Officer	Title	Appointment	Resignation	Officer
Mitel Networks, Inc.	Christian Na	Corporate Secretary	—	13 Jul 07	Daniel Anixt
Section 4.9 (h): Compensation
Donald W. Smith.
     Effective as of May 5, 2006, the Corporation executed an Agreement to Amending the Amended and Restated Employment Agreement with Mr. Smith. Mr. Smith is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement, as amended. If Mr. Smith is terminated without cause, he will receive a severance payment totaling 24 months’ salary and bonus compensation (paid over a 24-month period), plus benefit continuation and continued vesting of options for the same period. Upon death or disability, Mr. Smith is entitled to a lump sum payment of one year’s total salary plus bonus, and, in addition, continued vesting of options for one year. Mr. Smith receives a base salary of C$750,000, a monthly car allowance of C$1,000, stock options, and fuel and maintenance reimbursement for one vehicle, and he participates in the Corporation’s standard employee benefit plans. Mr. Smith is also entitled to receive an annual bonus payment in an amount determined by the Compensation Committee of the Board of Directors of the Corporation. Mr. Smith’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property. In the event of a change in control there is accelerated vesting of 100% of any remaining unvested options.
     By way of a letter agreement between Mr. Smith and Dr. Matthews dated March 1, 2002, as amended, Dr. Matthews granted to Mr. Smith options to purchase 3,000,000 common shares of the Corporation with an exercise price of C$3.50 from the holdings of Dr. Matthews. All of these options have vested and none have been exercised. These options to Mr. Smith expire on March 1, 2012.
Paul A.N. Butcher.
     Paul Butcher is employed as President and Chief Operating Officer of the Corporation, reporting to the Chief Executive Officer. Effective as of May 5, 2006, the Corporation executed an Agreement Amending the Amended and Restated Employment Agreement with Mr. Butcher. Mr. Butcher is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement, as amended. If Mr. Butcher is terminated without cause, he will receive a severance payment totaling 18 months’ salary and bonus compensation (paid over an 18-month period), plus benefit continuation and continued vesting of options for the same period. Upon death or disability, Mr. Butcher is entitled to a lump sum payment of one year’s total salary plus bonus, and, in addition, accelerated vesting of 25% of any remaining unvested options. Mr. Butcher receives a base salary of C$500,000, a monthly car allowance of C$1,500, stock options, and fuel and maintenance reimbursement for one vehicle, and he participates in the Corporation’s standard employee benefit plans. Mr. Butcher is also entitled to receive an annual bonus payment in an amount determined by the Compensation Committee, in its sole discretion. Mr. Butcher’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property. In the event of a change in control there is accelerated vesting of 100% of any remaining unvested options.
     By way of a letter agreement between Mr. Butcher and Dr. Matthews dated March 1, 2002, as amended, Dr. Matthews granted to Mr. Butcher options to purchase 1,000,000 common shares of the Corporation with an exercise price of C$3.50 from the holdings of Dr. Matthews. All of these options have vested and none have been exercised. These options to Mr. Butcher expire on March 1, 2012.

Steven E. Spooner.
     Steven Spooner is employed as Chief Financial Officer of the Corporation, reporting to our Chief Executive Officer. Effective as of January 1, 2006, the Corporation executed an Employment Agreement with Mr. Spooner under which he is employed for an indefinite term, subject to termination in accordance with its terms. If Mr. Spooner is terminated without cause, he will receive a severance payment totaling 18 months’ salary and bonus compensation (paid over an 18-month period), plus benefit continuation and continued vesting of options for the same period. Upon death or disability, Mr. Spooner is entitled to a lump sum payment of one year’s total salary plus bonus, and, in addition, accelerated vesting of 25% of any remaining unvested options. Mr. Spooner receives a base salary of C$300,000 C$335,000, a monthly car allowance of C$1,000, stock options, and fuel and maintenance reimbursement for one vehicle, and he participates in the Corporation’s standard employee benefit plans. Mr. Spooner is also entitled to receive an annual bonus payment of up to 50% of his annual base salary, in an amount determined by the Compensation Committee, in its sole discretion. Mr. Spooner’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property. In the event of a change in control there is accelerated vesting of 100% of any remaining unvested options.
Section 4.9 (j): Indebtedness, material obligations or material liabilities
The Corporation has the following indebtedness, material obligations or materials liabilities outside the ordinary course of business:
***
•	See accounts receivable financing in 4.10(A).
Section 4.9 (l): Settlement of Legal Proceeding
***

SECTION 4.10
INDEBTEDNESS
A. Indebtedness with at Least One Year Maturity:
     The Corporation or one of its Subsidiaries have incurred Indebtedness which matures more than one year after the date of their original creation or issuance under the following:
•	certain capital leases of not more than USD$5,000,000, at interest rates varying from 9.0% to 12.0%, payable in monthly instalments, with maturity dates ranging from September, 2007 to August, 2009, and secured by the leased assets.

•	certain real property leases entered into by the Corporation or its Subsidiaries as set forth in Section 4.13(a) of this Disclosure Schedule.

•	On April 30, 2007, the Corporation entered into an agreement under which it sold $12.8 million of its non-interest bearing trade accounts receivable to an unaffiliated financial institution at a rate of 7.5% on Canadian dollar receivables and 10.25% on US dollar receivables. Under the Agreement, the Corporation will continue to service, administer and collect the pool of accounts receivable without a fee, on behalf of the purchaser and, in certain events of breach can be required to repurchase the receivables. The Agreement is guaranteed by the Corporation’s principal shareholder, for which a fee of $12,000 was paid, and a reserve of $1.9 million was recorded as restricted cash in connection with the agreement. The Corporation is not considered to have ceded control over the transferred receivables, and so the transfer has not been accounted for as a sale. The agreement does not provide the financial institution with the right to pledge or resell the transferred receivables.

SECTION 4.11
ABSENCE OF UNDISCLOSED LIABILITIES
Interest Rate Hedge
In September 2005, the Corporation entered into a derivative contract with JP Morgan (AA- latest S&P rating), in order to limit the impact of a change in LIBOR on interest expense related to the convertible Notes for the period commencing November 1, 2005 to November 1, 2007. The derivative contract, based on $55 million, effectively provides a cap on LIBOR of 5.27% and a floor on LIBOR of 4.00%. At July 31, 2007, the FMV of the derivative contract was $46,994.00.
Outstanding Foreign Exchange Contracts
As at July 31, 2007, the Corporation had the following foreign currency contracts outstanding:

Counter	Transaction	Value		Mitel			Mitel
Party	Date	Date	Currency	Buy (Sell)	Rate	Currency	Buy (Sell)

RBC	12-Apr-07	14-Jun-07	EUR	(7,350)	1.35220	USD	9,939
RBC	12-Apr-07	14-Jun-07	GBP	6,450	1.97880	USD	(12,763)
CIBC	24-Apr-07	3-May-07	CAD	(3,000)	0.89087	USD	2,673
CIBC	24-Apr-07	17-May-07	CAD	(3,000)	0.89087	USD	2,673
CIBC	24-Apr-07	31-May-07	CAD	(3,000)	0.89087	USD	2,673
Bonding
As at April 30, 2007, the Corporation had less than USD$5,000,000 in bonds outstanding. These bonds are related to various customer contracts. Potential payments due under these may be related to our performance and/or our resellers’ performance under the applicable contract. Historically, we have not made any payments and we do not anticipate that we will be required to make any material payments under these types of bonds.

SECTION 4.12
TAX MATTERS
Section 4.12(a): Arrears
None.
Section 4.12(b): Tax Returns
The following Subsidiaries have not filed tax returns within the times prescribed:
Mitel Networks Limited
Mitel Networks Holdings Limited
Mitel Networks Asia Pacific Limited
This omission of filings is not considered material and are currently being resolved.
Section 4.12(c): Claims
None.
Section 4.12(d): Withholding
The Corporation is aware that, due to errors made by a former employee, the Corporation is late in paying withholdings due for its Australian branch office. This error is not considered material and is currently being resolved.
Section 4.12(e): Tax Sharing
None.
Section 4.12(h): Audits

MITEL NETWORKS CORPORATION: Open Tax Audits			(as of July 31st, 2007)
Canada
Income Tax	Federal	2002 — 2003	International audit still to be completed

USA
Sales tax	California	07/01/03 — 06/30/06	Status: The auditor has completed his field work and we are in process of reviewing invoices & exemption certificates for the “Sales tax” test. The response to the “Accrued tax analysis” is being mailed out today. The requested invoices for the “Fixed Asset” test are in process.

Income tax	New York	FYE 2003—2006	Status: The scope of the original audit has been expanded to include Mitel Networks, Inc. Field work has been completed and requested information has been supplied to the auditor for review. We are waiting for any additional questions or the audit reports.

MITEL NETWORKS CORPORATION: Open Tax Audits			(as of July 31st, 2007)
Income tax	Alabama	FYE2005	Status: Desk audit assumed to be closed. No response to information sent May 31, 2006.

France
Income tax		2003—2006	Status: French tax authorities are presently auditing fiscal years 2003-2006.
Section 4.12(j): Collection and Remittance
None.

SECTION 4.13
REAL PROPERTY
Real Property
The Corporation owns no Real Property.
Section 4.13(a): Leased Real Property
The Corporation’s Head Office (located at 350 Legget Drive, Ottawa, Canada) totalling approximately 512,000 square feet are leased from Brookstreet Research Park Corporation (formerly known as Mitel Research Park Corporation), a company controlled by Dr. Matthews. In addition, the Corporation and its Subsidiaries are parties under certain leases for office space details of which are attached to this Section 4.13(a) as Appendix “A”.
Section 4.13 (b): Subletting or Assignment of Leased Real Property
•	The Corporation has entered into sublease agreements with each of General Dynamics Canada, Ltd. and InGenius Software Engineering, Inc. for certain space at 350 Legget Drive, Ottawa.

•	The Corporation has entered into sublease agreement with Smart Technologies Inc. for certain space at 340 Legget Drive, Ottawa.

•	The Corporation has entered into sublease agreement with New Heights Software Corporation for certain space at 390 March Road, Ottawa.

•	Mitel Networks Limited has sublet 100% of its interest in the lease entered into with Birmingham Business Park, which lease is described in Section 4.13(a) of this Disclosure Schedule, to IGT UK Ltd.

•	Mitel Networks Limited has sublet the property leased to it under the lease entered into with Griffin Business Centre, which lease is described in Section 4.13(a) of this Disclosure Schedule, to SBP.

Section 4.13 — Appendix A
REAL PROPERTY

			Commencement	Expiry	Annual Rent
Leased Property	Landlord	Tenant	Date	Date	Payable

CANADA

2800, 350 — 7th Avenue SW Suite 2830 Calgary, AB T2P 3N9	First Executive Centre Ltd.	Mitel Networks Corporation	15-APR-04	30-NOV-07	***

4299 Canada Way, 100 Burnaby, BC V5G 1H3	Great West Life Assurance Company	Mitel Networks Corporation	01-JUL-98	30-JUN-11	***

177 Lomard Avenue Winnipeg, MB R3B 0W5	Commerce Executive Centre	Mitel Networks Corporation	09-AUG-06	30-AUG-07	***

1505 Barrington St. 1110 Halifax, NS B3J 3K5	Fortis Properties Corporation(Former Trizic Properties Limited)	Mitel Networks Corporation	01-JAN-02	31-DEC-07	***

1883 Bradley Side Road, Carp, ON	Royal Ottawa Health Care Group Board of Trustees	Mitel Networks Corporation	03-OCT-96	02-OCT-11	***

340, 350 Legget Drive, and 390 March Road, Kanata, ON K2K 2W7	Brookstreet Research Park Corporation	Mitel Networks Corporation	27-MAR-01	31-MAR-11	***

135 Matheson Blvd. West, Mississauga, ON L5R 3L1	Airport Hartland Leaseholds Incl	Mitel Networks Corporation	28-OCT-98	31-MAY-09	***

C/o Crown Property Managment

1111 boulevard Dr.-Frederik- Philips Bureau 2nd Floor, St Laurent PQ H4M 2X6	Alexis Nihon	Mitel Networks Corporation	01-FEB-05	31-JAN-12	***

USA

3200 Bristol Street, 200 Costa Mesa, CA 92626	Maguire Properties — Pacific Arts Plaza, LLC	Mitel Networks, Inc.	11-JAN-99	31-JAN-11	***

2680 Bishop Drive, Suite 280 San Ramon, CA 94583	Annabel Investment Company	Mitel Networks, Inc.	01-MAY-02	31-MAY-07	***

Corporate Centre V Five Concourse parkway, Suite 1950 Atlanta, GA 30328-6111 (Fulton county, GA)	485 Properties, LLC	Mitel Networks, Inc.	09-DEC-05	31-DEC-13	***

Three First National Plaza 20th Floor Chicago. IL 60602	Hines 70 West Madison LP	Mitel Networks, Inc.	01- JAN-06	31-DEC-12	***

1157 W. Cullerton Chicago, IL	Quantum Crossings, LLC	Mitel Networks Inc.	01-APR-06	31-MAR-09	***

2900 Lone Oak Parkway, 128 Eagan, MN 55122 (Minneapolis)	NAI Welsh.	Mitel Network Solutions, Inc.	01-DEC-01	30-NOV-11	***

1099 Wall Street West Suite 137 Lyndhurst, NJ 07071	Fairfield Business Properties	Mitel Network Solutions, Inc.	16-MAY-03	30-JUN-06	***

10 East Stow Road, Suite 50 Marlton, NJ 08053	Liberty Property Limited Partnership	Mitel Networks, Inc.	07-AUG-06	31-AUG-09	***

6 British American Blvd. Latham, NY 12110 (Albany)	Nocha Group 3 LLC	Mitel Network Solutions, Inc.	01-MAR-96	28-FEB-07	***

3 Park Avenue 31st Floor New York, NY 10015	Three Park Avenue Building Co., L.P.	Mitel Network Solutions, Inc.	14-MAY-04	30-JUN-09	***

GSW Distribution Centre #1 805 W.N. Carrier parkway Grand Prairie, TX 75050	805 Carrier Partners Ltd.	Mitel Networks, Inc.	01-MAY-04	30-JUN-07	***

205 Van Buren Street, 400 Herndon, VA 20170-5344	205 Van Buren Associates LLC	Mitel Networks, Inc.	01-AUG-99	31-JUL-09	***

1113 Kennedy Avenue Kimberly, WI 54136 (Little Chute)	R K R Investments	Mitel Network Solutions, Inc.	01-NOV-02	31-APR-07	***

N19 W24400 Riverwood Drive Waukesha,Wisconsin (Milwaukee)	MRA-The Management Assoc., Inc.	Mitel Network Solutions, Inc.	01-JAN-03	31-DEC-06	***

No Lease agreements in please with storage units. Monthly only

Mitel Networsk Bosque de Alisos 47-A In A2-02 Bosques de las Lomas Delegacion Cuajimalpa Mexico d.F., C.P. 05120	Elsa maria Vera Zalazar Boseque de Caterinals No 48	Mitel Networks Inc.	01-DEC-03	31-JUl-07	***

Parkside Plaza Metro Office Park 14 Calle 2 Ste 202 Guaynabo, Puerto Rico	Parkside, S.E.	Mitel Networks , Inc.	01-APR-06	31-MAR-09	***

Chamic Business Centre St. Michael, Barbados	Charmic Holdings Ltd	Mitel Networks, Inc.	01-JUL 04	Renewable annually (cancel with 6 month notice)	***

Rua Lauro, Juller 116 Room 2201, Rio Sul Center Building Botaforgo, Rio De Janeiro Brazil	Roberto Dunin Borkowsky	Mitel Comercio E Servicos Do Brazsil Ltda.	01-NOV-06	31-OCT-10	***

Note, This is the US Archive company. We do not have a lease Agreement. Invoiced monthly

UK OFFICES

Unit 1, Castlegate Business Park Caldicot, Monmouthshire NP26 5YR	Robert Hitchins Ltd.	Mitel Networks Ltd.	17-MAR-06	09-MAR-21	***

113-114 Buckingham Avenue, Slough, SL1 4PF	Slough Estates	Mitel Networks Limited	1991	2016	***

2230 The Crescent, Birmingham Business Park, Solihull Parkway, Birmingham, B37 7YE	Birmingham Business Park	Mitel Networks Limited	1990	2015 Office sublet from Sep 3005- Sep 2010	***

9 The Parks, Newton-Le- Willows, Merseyside, WA12 0JQ (Haydock)	Ryleygate	Mitel Networks Limited	2003	2013	***

126, West Regent Street Glasgow G2 2BH	Griffin Business Centre	Mitel Networks Limited	2006	30-APR-07 (6 mon renewable Lic.)	***

Nye Bevan House, India Street, Glasgow	Glasgow City Council	Mitel Networks Limited	2002	2014	***

4th Floor, 3 Bunhill Row, London, EC1Y 8YZ	Executive Communications Centre	Mitel Networks Limited	17-OCT-05	30-APR-07	***

INTERNATIONAL OFFICES

Centro Direzional Milano Oltre, Palazzo Leonardo, 20090 Segrate, MI (Milan, Italy)	Edilnord	Mitel Networks Italia SRL	2001	Sept 2007	***

Plusfour, Jupiterstratt 5-7, Hoofddorp, NL, 2132HC(Schipol, NL)	Corio	Mitel Networks Limited	2001	Renewable annually	***

Dubai Internet City, Office 122/123, Building No.9. PO Box 500142, Dubai, UAE	Dubai Technology, Electronic Commerce & Media Free Zone	Mitel Networks Limited	Renewable annually	Renewable annually	***

Le Quebec,11 Rue Jacques Cartier,78280 Guyancourt(Paris, France)	SCI Quebec	Mitel Networks SARL	2002	2011	***

Prinzenallee 15, D-40549 Dusseldorf, Germany	Prinzenpark	Mitel Networks Limited	2003	2013	***

Benedicion de Campos 8, 3era planta Edificio, Inglaben 28026 Madrid, Spain	Cegosa Inversiones S.A.	Mitel Networks Iberia	2005	Renewable annually	***

Riyadh Kingdom Centre — The Kingdome Centre 28th Floor. , Riyadh 11321, Saudi Arabia	Regus	Mitel Networks Ltd	Sep 05	31-AUG-08	***

First Floor, Forest Ridge 21A The Woodlands, Woodmead Sandton, South Africa	AECI Pension Fund	Mitel South Africa	01-SEP-05	31-AUG-08	***

ASIA AND FAR EAST (US $’S)

Suite 1203B 157-159 Walker Street North Sydney, NSW 2060 Australia	Epsom Enterprises Pty Ltd.	Mitel Networks Asia Pacific Ltd	01-JUL -04	30-JUN-07	***

88 Hing Fat St. 2002-20 Floor Causeway Bay, Hong Kong China		Mitel Networks Asia Pacific Ltd	01-APR-05	Renewable annually	***

1 Dong ting First Ae Teda Tianjin Pr China 200457		Mitel Networks Asia Pacific Ltd	No Lease No Rent — Use of office only

Prudential Tower 14 30 Cecil Street Singapore 049712	Diamond Town VII Properties	Mitel Networks Asia Pacific Ltd	01-JUL-05	30-JUN-07	***

SECTION 4.15
HEALTH, SAFETY & ENVIRONMENTAL MATTERS
As a result of the completion an internally mandated, 3rd party environmental compliance audit, the Corporation is aware of the following unresolved non-compliances:
•	Certificate of Approval (Air) condition not met: lack of equipment manual for diesel generators on site detailing maintenance schedule & procedure, as well as emergency procedures (Corrective Action in Process, Due: 31-Aug-07);

SECTION 4.16
EMPLOYMENT CONTRACTS
Section 4.16(b): Number of Employees and Independent Contractors
Full Time Employees and Independent Contractors:
The Corporation and its Subsidiaries have in aggregate approximately 1,514 full time employees and a number of independent contractors retained by the Corporation from time to time as required.
Section 4.16(c): Severance Obligations
Please see disclosure set out under Sections 4.9 (h) and 4.17(a) of this Disclosure Schedule.
***

SECTION 4.17
EMPLOYEE PLANS
Section 4.17(a): Employee Plans
The Employee Plans are as follows:
Global or Multi-regional Employee Plans
•	“Stock Option Administration Policy & Procedures” — policy and procedure for employee stock option plan (Global)

•	“Sales Incentive Compensation Plan — Fiscal year 2008” — sales incentive compensation plan for employees in US and Canada

•	“Invention Disclosure Program” — description of program in place for patent management — Note: the Invention Disclosure Program document is provided in draft form as it has not been finalized but, in the form provided, substantially reflects the practices of the Corporation

•	“Patent Portfolio Policy” — policy for administration and maintenance of patent portfolio

•	“Layoff” — description of policy for layoffs, as amended by Termination Agreements which were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon layoff (see Section 4.9(h) of this Disclosure Schedule)
Employee Plans available to Canadian Employees
•	“Choices & Opportunities — 2007 Employee Benefits” — information for Flexible Benefit Program available on intranet

•	“Member’s Booklet for Mitel Networks Corporation Pension Plan for Quebec and Ontario Members” — information for Pension Plan (DCPP and RRSP) available on intranet

•	“Termination of Employment” – CP000023_02 — Canada Policies — Employment – guidelines for termination of employees

•	“Compensation” – CP000023_02 — Canada Policies — Rewards, Recognition & Benefits - additional compensation programs for employees, e.g. call-in pay, overtime, etc.
Employee Plans available to EMEA Employees
•	“Schedule of Employee Benefits” — summary of benefits available to employees

•	“Your Benefits” — information booklet for benefits availably to employees

•	“Redundancy & Redeployment” — MFHR0024 — policy for the redundancy and redeployment of permanent employees

•	“Family Security Plan” — information booklet for pension program available to employees

•	“Family Security Plan — Additional Voluntary Contributions” — information booklet for additional voluntary contributions that can be made under the pension program

•	“Out of Hours Working and Overtime Payments” — policy and procedure for payment of overtime for eligible employees

•	“Payment to Employees Moved to Higher Cost Housing Areas” — policy and procedure for compensation payments to employees transferred at the company’s request

•	“Working Time Policy” — policy and procedure for calculation and management of working time to ensure the company complies with Working Time Regulations, application in the UK

•	“Voluntary Termination of Employment” – CP000070_02 — policy and procedure relating to resignation

•	“Sales Incentive Scheme” — policy and procedure applicable to all employees eligible for the sales incentive scheme in EMEA

•	“Bid Management Bonus Scheme” — policy and procedure for bonus scheme applicable to employees who are responsible for bid management

•	“Service Account Management Incentive Scheme” — policy and procedure for bonus scheme applicable to employees who are responsible for service account management

•	“Micros for the Masses” — interest free loan made available to employees to enable the purchase of home computer (no written documentation of program available)

•	“Stakeholder Plan” — pension scheme facilitated by Friend Provident (insurance company) which enables employees to access, subject to the employees contribution, a contribution by the Corporation equal to 6% of the employees salary (no written documentation of program available)
Employee Plans available to US Employees
•	“Mitel Networks Corporation U.S. Employee Stock Purchase Plan” – policy and procedure for employee stock option purchase by employees of Mitel Networks Inc. and Mitel Networks Solutions Inc.

•	“T. Rowe Price Update” booklet — information on 401K plan

•	“Severance Plan” — US HR Guide — Severance Pay — guidelines for severance benefits for employees (available by internet), as amended by Termination Agreements which were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon layoff

•	“Benefits to Meet Your Needs” — information” booklet for Flexible Benefit Program”
Section 4.17(b):
None.

Section 4.17(d): Amendments to Employee Plans
In June 2001, the Corporation introduced a global hours reduction program (“Global Hours Reduction Program”) which resulted in a reduction in hours of one-half day per week. After October 11, 2002, the Corporation introduced a modified hours reduction program, under which the total number of hours reduction was reduced from 10% to 6.7%. The modified hours reduction program introduced “designated” or “alternate” days on which employees were not required to work. The modified hours reduction program was terminated on December 30, 2002 and the Global Hours Reduction Program was re-instated. Such program was discontinued in March 2004.
In December 2001, the Corporation introduced a pension reduction program affecting all its employees in North America, other than those employees who are members of the International Brotherhood of Electrical Workers and, as such, subject to the Collective Agreement disclosed in Section 4.18 of this Disclosure Schedule. The pension reduction programs were effective December 15, 2001, in Canada and January, 2003, in the US. Under this program, the Corporation’s contribution to its pension plan is reduced by a total of 1% of the enrolled and affected employee’s earnings. The pension reduction program is still in force.
Termination Agreements were issued by the Corporation to certain key employees, as a retention strategy, to increase entitlement upon lay off. See Section 4.9(h) to this Disclosure Schedule.
Section 4.17(f): Tax Exempt Status of Employee Plans
None.
Section 4.17(g): Insurance and Accruals
The Deferred Stock Unit Plan
The U.K. pension Plan.

SECTION 4.18
UNIONS
List of Collective Agreements:
Collective Agreement with the International Brotherhood of Electrical Workers effective until September 30, 2007.
Existence of Unions and other Bargaining Agents:
The International Brotherhood of Electrical Workers represents approximately 87 American field technicians who perform installation, maintenance and systems changes for Mitel Networks Inc., an indirect wholly-owned subsidiary of the Corporation (see above – Collective Agreement).

SECTION 4.19
MATERIAL CONTRACTS
Section 4.19 (ii): Material Contracts
The Corporation or its Subsidiaries entered into the following Contracts that are individually, or in the aggregate (in the case of a series of related agreements or agreements with the same or related parties), material to the Corporation (considered on a consolidated basis) or its Business, prospects, financial condition, operations, property or affairs (other than those purchase and sale agreements, instruments or commitments for the sale of the products or services of the Corporation entered into in the ordinary course of business on the Corporation’s standard terms):
•	please see disclosure of the Contracts listed under Sections 4.10 and 4.19(iii) of this Disclosure Schedule.

•	lease agreement between Brookstreet Research Park Corporation and the Corporation for the lease of 350 Legget Drive, Ottawa, Ontario, which lease agreement is described in Section 4.13(a) of this Disclosure Schedule.

•	The Corporation is a party to a “R/3 Software End User Value License Agreement with SAP Canada Inc.”, effective February 16, 2001 and entered into with SAP Canada Inc. This license agreement provides the Corporation with business process management software.

•	please see disclosure of the Contracts set forth in the Financial Statements.

•	please see disclosure of the TPC Agreement set forth in Section 4.5B of this Disclosure Schedule.
Section 4.19 (iii) (a): Single Source Contracts
The Corporation outsources most its worldwide manufacturing and repair operations to BreconRidge Manufacturing Solutions Corporation. In addition to BreconRidge, the Corporation outsources the manufacturing of a number of its products to Flextronics Telecom Systems, Ltd. of Mauritius and certain desktop sets to WKK Technology Ltd. of China. The Corporation has implemented a dual sourcing strategy for key components of the portfolio to ensure competitive pressure and security of supply. Suppliers are assessed on a quarterly basis depending on performance criteria (quality, cost and service) and changes in sourcing are made accordingly based on that assessment.
Section 4.19 (iii) (c): Employment Agreements
Please see disclosure set out in Section 4.9(h) of this Disclosure Schedule.
Section 4.19 (iii) (d): Contracts with Affiliates, Insiders and Non-Arms Length Parties (other than Subsidiaries)
•	The Corporation is party to a lease agreement with Brookstreet Research Park Corporation, a corporation controlled directly or indirectly by Dr. Terence H. Matthews, respecting its corporate headquarters at 350 Legget Drive, Kanata, Ontario.

•	The Corporation is a party to the TPC Agreement with TPC and March Networks Corporation, each (other than TPC) being a corporation controlled by directly or indirectly Dr. Terence H. Matthews.

•	The Corporation and certain of its Subsidiaries, Mitel Networks Inc. and Mitel Networks Limited, are parties to a supply agreement with BreconRidge Manufacturing Solutions, Inc. and BreconRidge Manufacturing Solutions Limited dated August 31, 2001.

•	In connection with the acquisition of the Mitel name, certain assets and subsidiaries from Zarlink, the Corporation entered into:
–	a non-exclusive supply agreement dated February 16, 2001, as amended, with Zarlink pursuant to which Zarlink has agreed to supply semiconductor components to the Corporation; and

–	an intellectual property license agreement dated February 16, 2001, with Zarlink pursuant to which Zarlink licensed to the Corporation certain intellectual property retained by Zarlink at the time the communications systems business of Zarlink was sold to the Corporation.

Zarlink is a shareholder of the Corporation.

•	The Corporation is a party to certain lease agreements, as disclosed in Section 4.13 of this Disclosure Schedule, with BreconRidge Manufacturing Solutions Corporation.

•	The Corporation is a party to a services agreement with BreconRidge Manufacturing Solutions Corporation, BreconRidge Manufacturing Solutions Inc. and BreconRidge Manufacturing Solutions Limited dated August 31st, 2001.

•	The Corporation has entered into technology transfer, technology licensing and distribution agreements with each of the following companies related to Dr. Matthews: NewHeights Software Corporation, Encore Networks, Inc., Natural Convergence Inc. and MKC Corporation. These companies develop technology that the Corporation integrates with, distributes or sells alone or as part of its own products. The Corporation also purchases services from time to time from the following companies that are directly or indirectly related to Dr. Mathews: March Networks Corporation, Canandia Inc., CTJL and Brookstreet Hotel Corporation, Celtic Manor Resort Manor Limited, Wesley Clover Corporation, and Bridgewater Systems Corporation.

•	The Corporation and its Subsidiaries, Mitel Networks Limited and Mitel Networks International Limited, are a party to an Alliance Agreement entered into effective September 21, 2001.
Section 4.19 (iii) (e): Joint Venture Agreement
•	As described in Section 4.3 of this Disclosure Schedule, the Corporation is a party to a joint venture named Tianchi Mitel Telecommunications Corp.
Section 4.19 (iii) (f): Government Contracts
•	The Corporation entered into the TPC Agreement, as described in Section 4.5B of this Disclosure Schedule.

•	Mitel Networks, Inc. holds a federal supply schedule Contract No. GS-35F-0398K with the General Services Administration (“GSA”) that governs the terms and conditions of sales to federal and state government entities that procure goods and services under through the GSA.
Section 4.19 (iii) (g): Exclusive Dealings
•	The Corporation is a party to a Distribution Agreement with Digital Telecom Company effective November 1st, 1990 pursuant to which the Corporation appointed Digital Telecom Company as the exclusive distributor in Egypt.

•	The Corporation is a party to a Letter of Intent with Canandia Inc. effective June 8th, 2007 pursuant to which the Corporation agrees to enter into a definitive agreement appointing Canandia as the exclusive (as of the effective date) distributor in India.
Section 4.19 (iii) (h): Escrow Agreements
•	The Corporation is a party to an escrow agreement with Zarlink and Royal Trust (Escrow Agent), in favour of the Corporation whereby Zarlink has escrowed certain of its VoIP and Hybrid products used by the Corporation in its products.

•	Mitel Networks Limited is a party to an escrow agreement with Marks & Spencer in the U.K., and NCC Escrow International Ltd., in favour of Marks & Spencer for the escrow of certain of the Corporation’s product source code.
Section 4.19 (iii) (i): License, distribution or resale of Business IP
•	***

SECTION 4.20
CUSTOMERS, LICENSORS AND SUPPLIERS
Section 4.20(a): Customer Contracts and Supplier Contracts
(i)	Contracts between the Corporation or any Subsidiary and the ten most significant customers (April 30, 2007) (including distributors):

Top 10 Customers
***
Top 10 Indirect Customers
***
Top 10 Direct Customers
***

(ii)	Contracts between the Corporation and any Subsidiary and the ten most significant suppliers (including licensors of Licensed IP):
***
Section 4.20(e): Alternative Sources of Supply
***

SECTION 4.21
DESCRIPTION OF BUSINESS INTELLECTUAL PROPERTY
Appendix A hereto provides a list of the Intellectual Property and Technology that the Corporation owns, uses or has the right to use in the conduct of its Business and that is individually or in the aggregate material to the conduct of the Business or the loss of which could reasonably be expected to result in a Material Adverse Effect. With the exception of the following Mitel referenced Patents, there is no Intellectual Property and Technology registered in the name of the Subsidiaries:
•	Mitel Ref. No. 502 (registered in the name of Mitel Networks, Inc.)

•	Mitel Ref. No. 200, 353, 399, 400, 401, 402, 403, 410, and 481 (registered in the name of Mitel Inc. (now Mitel Networks, Inc.).
The Corporation is in the process of assigning the above referenced Patents into the name of the Corporation.
The Corporation is in the process of obtaining (and in the case of Zarlink negotiating1) assignments of the following Patents in favour of the Corporation
•	Registered in the name of Mitel Knowledge Corporation, now owned by CTJL: Europe: Mitel Ref. No. 526, 540, 554, 558, 561, 565, 566 France: Mitel Ref. No. 555 Germany: 478, 527, 555 UK: 123
•	Registered in the name of Zarlink:
US: Mitel Ref. No. 111103, 111123, 111125, 111138, 111145
Europe: Mitel Ref. No. 70
France: Mitel Ref. No. 70, 441
UK: Mitel Ref. No. 70, 98, 136, 370/345, 111123, 111138
•	Registered in the name of MNI (as disclosed above): US: Mitel Ref. No. 502 UK: Mitel Ref. No. 200, 353, 399, 400, 401, 402, 403, 410, 481
The Corporation is in the process of seeking administrative registration/correction of the following Patents in favour of the Corporation:
•	UK: Mitel Ref. No. 47 63 78 79 81 105 106 107 111 113 114 119 122 127 132 134 139 143 160 161 162 163 164 165 171 172 180 182 192 193 195 196 210 214 227 234 236 240 250 258 261 267 270 272 274 281 282 283 283 284 290 291 292 296 298 301 302 310 319 321 322 323 325 330 331 336 341 345 349 355 356 357 359 361 367 372 373 376 382 383 384 386 394 409 411 411 415 417 421 423 425 428 430 433 436 437 439 440 441 444 446 448 458 460 460 462 463 464 467 485 486 492 493 494 495 499 503 514 514 517 518 538 548 553 553 11178 11197 111144 111153 111170 111172 111172 111176 111179 190121

[1]	These patents will either be assigned or, in the alternative, the Corporation has a right to licenses under a license agreement with Zarlink.

•	EP: Mitel Ref. No. 77 449 461 466 469 477 478 479 483 491 499 502 507 508 509 513 519 520 521 523 525 527 528 529 530 532 533 534 535 541 542 543 544 545 546 549 550 552 555 557 559 560

•	FR: Mitel Ref. No. 514 514(2nd) 538 553 553(2nd) 517

•	DE: Mitel Ref. No. 79 106 107 111 113 114 122 132 134 139 139 139 160 163 164 165 171 180 182 193 196 258 274 281 283 302 310 345 357 441 517 111172

SECTION 4.21 — Appendix A
DESCRIPTION OF BUSINESS INTELLECTUAL PROPERTY
Owned IP

Industrial Design Patents	Reference Number	Jurisdiction
Telephone Sets	347	Canada
Plastic Door	394	Canada, US, UK
Telephone Attendant Console (Superconsole 2000)	494	Canada, US, UK
Mouse Controller	514	Canada, France, US, UK
5303 Conference Phone	538	Canada, France, US, UK
Architecture and Implementation for Context Aware Call Processing with Local Feature Definition	543	Canada, US, UK, EU
Mitel 5230 IP Appliance	553	Canada, France, Germany, UK
Computer — Telephony Device	602	Canada, EU, US

Trademarks	Reference Number	Jurisdiction
“MITEL”	431,328	Canada
M & design	217,058	Canada
Mitel and M design	433,249	Canada

Domain Names	Registrar
mitel.com	www.internic.ca

Copyrights
FILE	TITLE OF WORK	USA		APPL'N	REG'N	DATE	REG’N	PRODUCT
REF	ALTERNATE TITLE	CAN	TYPE	DATE	DATE	REC’D	NUMBER	LINE
CR0025	SX-200 Digital Generic Lightware	USA	Programme	6-Sep-96	10-Sep-96		TXU 744-764	SX-200
Generic 1005
LIGHTWARE 15
LIGHTWARE 16
CR0027	SX-2000 PBX Software LIGHTWARE 28	USA	Programme	7-May-97	9-May-97	10-Feb-98	TXU 815-664	SX-2000
MS2008
CR0028	SX-2000 PBX Software LIGHTWARE 27	USA	Programme	7-May-97	9-May-97	10-Feb-98	TXU 815-663	SX-2000
MS2007
CR0029	SX-2000 PBX Software LIGHTWARE 26	USA	Programme	7-May-97	9-May-97	10-Feb-98	TXU 815-662	SX-2000
MS2006
CR0031	SX-2000 PBX Software LIGHTWARE 29	USA	Programme	5-Aug-99	6-Aug-99	11-Feb-00	TXU 729-119	SX-2000
MS2009
CR0040	SX-2000 PBX Software LIGHTWARE 30	USA	Programme	24-Mar-00	27-Mar-00	18-Oct-00	TXU 944-954	SX-2000
MS2010
CR0041	SX-2000 for Windows NT	USA	Programme	10-Jan-02	11-Jan-02	10-May-02	TXU 1-027-550	SX-2000
CR0043	SX-200 PBX Software LIGHTWARE 17	USA	Programme	26-Nov-01	28-Nov-01	8-Mar-02	TXU 1-021-337	SX-200
G1007
CR0044	SX-200 PBX Software LIGHTWARE 18	USA	Programme	26-Nov-01	28-Nov-01	8-Mar-02	TXU 1-021-336	SX-200
G1010
CR0045	SX-200 PBX Software LIGHTWARE 19	USA	Programme	26-Nov-01	28-Nov-01	8-Mar-02	TXU 1-018-525	SX-200
G1012
CR0046	SX-2000 PBX Software LIGHTWARE 31	USA	Programme	10-Jan-02	11-Jan-02	10-May-02	TXU 1-027-551	SX-2000
MS2011
CR0047	MITEL NETWORKS 3200 ICP System Software	USA	Programme	10-Jan-02	11-Jan-02	29-Aug-02	TXU-1-027-549	MN 3200
IPERA 2000 System Software

Patents

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date

Agent
604	Prospective Availablity Service and Client
621	Incoming Caller Information on Self Labelling Keys
625	Dynamic Programmable Key Allocation
626	RFID Enabled Call Transfer
627	IM Presence Enhanced Telephony
629	Delayed Cell Phone Call Retrieval When Operating a Motor Vehicle
632	Method for Partial Compressing a File for Subsequent Faster Decompression
633	Availability-Aware Callback
635	Intelligent Desktop Agent
636	Managed Softkey Presentation
637	Method to Improve the Man-Machine Interface of Embedded Systems Equipped with Graphic Displays by Adding Ethernet Connectivity to PC Input Devices
638	A Fast and Scalable Method for I/O Multiplexing Over TCP/IP Connections in iPBX Systems
639	Mechanism to Capture and Follow-Up on Offense During Contact Center Customer Calls
640	Navigator Task Bar

Application Filed
334D	Processing By Use of Synchronized Tuple Spaces and Assertions	US	11/471742	06/21/2006
356D	Call Control System and Method	Canada	2551861	08/17/2000
469	Visually Impaired Application	Canada	2431124	06/05/2003
469	Visually Impaired Application	Europe	03253594.0	06/06/2003
469	Visually Impaired Application	UK	0213134.0	06/07/2002
469	Visually Impaired Application	US	10/457076	06/05/2003
502	Methods and Apparatus for Previewing Multimedia Attachments of Electronic Messages	Canada	2,354,803	08/07/2001
502	Methods and Apparatus for Previewing Multimedia Attachments of Electronic Messages	Europe	01306796.2	08/09/2001
502	Methods and Apparatus for Previewing Multimedia Attachments of Electronic Messages	US	09/643150	08/21/2000
508	Pro-Active Features for Telephony	Canada	2413574	12/05/2003
508	Pro-Active Features for Telephony	Europe	02258428.8	12/06/2002
508	Pro-Active Features for Telephony	UK	0129250.7	12/06/2001
508	Pro-Active Features for Telephony	US	10/310558	12/05/2002
520D	Tuple Space Operations for Fine Grained Control	Europe	06076173.1	06/06/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
523	An Infrared-based Protocol for Selecting a Service from a Set of Discovered Services	Canada	05194156	12/03/2002
523	An Infrared-based Protocol for Selecting a Service from a Set of Discovered Services	Europe	02257705.0	11/06/2002
523	An Infrared-based Protocol for Selecting a Service from a Set of Discovered Services	US	10/281700	10/28/2002
528	Echo Canceller Employing H-register and Storage Register	Canada	2429877	05/27/2003
528	Echo Canceller Employing H-register and Storage Register	Europe	03252525.5	04/22/2003
528	Echo Canceller Employing H-register and Storage Register	UK	0212298.4	05/28/2002
528	Echo Canceller Employing H-register and Storage Register	US	10/446359	05/28/2003
529	Cheap Lightpipe Design and Construction	Canada	2418251	01/31/2003
529	Cheap Lightpipe Design and Construction	Europe	03250642.0	01/31/2003
529	Cheap Lightpipe Design and Construction	UK	0202314.1	02/11/2002
529	Cheap Lightpipe Design and Construction	US	10/355181	01/31/2003
539	Integrated Configuration of Multiple Content Servers	US	09/921,288	08/01/2001
540	PDA to PDA Communications Using a Network Portal	Canada	2463013	04/01/2004
540	PDA to PDA Communications Using a Network Portal	Europe	04252024.7	04/05/2004
540	PDA to PDA Communications Using a Network Portal	UK	0307861.5	04/04/2003
540	PDA to PDA Communications Using a Network Portal	US	10/815804	04/02/2004
542	Privacy and Security Mechanism for Presence Systems with Tuple Spaces	Canada	2436896	08/11/2003
542	Privacy and Security Mechanism for Presence Systems with Tuple Spaces	Europe	03017604.4	08/11/2003
542	Privacy and Security Mechanism for Presence Systems with Tuple Spaces	UK	0218716.9	08/12/2002
542	Privacy and Security Mechanism for Presence Systems with Tuple Spaces	US	10/638416	08/12/2003
543	Architecture and Implementation for Context Aware Call Processing with Local Feature Definition	Canada	2436075	07/24/2003
543	Architecture and Implementation for Context Aware Call Processing with Local Feature Definition	Europe	03017686.9	08/11/2003
543	Architecture and Implementation for Context Aware Call Processing with Local Feature Definition	UK	0218713.6	08/12/2002
543	Architecture and Implementation for Context Aware Call Processing with Local Feature Definition	US	10/631811	08/01/2003
544	Context Aware Call Handling System	Canada	2436086	07/24/2003
544	Context Aware Call Handling System	Europe	03017607.7	08/11/2003
544	Context Aware Call Handling System	UK	0218712.8	08/12/2002
544	Context Aware Call Handling System	US	10/631834	08/01/2003
545	Bimodal Feature Access for Web Applications	Canada	2419884	02/26/2003
545	Bimodal Feature Access for Web Applications	Europe	03251200.6	02/27/2003
545	Bimodal Feature Access for Web Applications	US	10/375439	02/27/2003
546	Making Presence Services Aware of Communication Services	Canada	2436061	07/24/2003
546	Making Presence Services Aware of Communication Services	Europe	03017608.5	08/11/2003
546	Making Presence Services Aware of Communication Services	UK	0218711.0	08/12/2002
546	Making Presence Services Aware of Communication Services	US	10/631789	08/01/2003
550	Generation of availability indicators from call control policies for presence enabled telephony systems	Europe	03017605.1	08/11/2003
550	Generation of availability indicators from call control policies for presence enabled telephony systems	UK	0218714.4	08/12/2002
550	Generation of availability indicators from call control policies for presence enabled telephony systems	US	10/631747	08/01/2003
551	Internet Appliance Proxy Protocol to Support Location-based Services	Canada	2455469	01/19/2004

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
551	Internet Appliance Proxy Protocol to Support Location-based Services	Europe	04250146.0	01/14/2004
551	Internet Appliance Proxy Protocol to Support Location-based Services	UK	0301285.3	01/20/2003
551	Internet Appliance Proxy Protocol to Support Location-based Services	US	10/759249	01/20/2004
552	Availability and Location Predictor Using Call Processing Indications	Canada	2436067	07/24/2003
552	Availability and Location Predictor Using Call Processing Indications	Europe	03017610.1	08/11/2003
552	Availability and Location Predictor Using Call Processing Indications	UK	0218708.6	08/12/2002
552	Availability and Location Predictor Using Call Processing Indications	US	10/631819	08/01/2003
554	Method for extending the frequency range of a beamformer without spatial aliasing	Canada	2453076	12/15/2003
554	Method for extending the frequency range of a beamformer without spatial aliasing	Europe	03257799.1	12/11/2003
554	Method for extending the frequency range of a beamformer without spatial aliasing	UK	0229267.0	01/16/2003
554	Method for extending the frequency range of a beamformer without spatial aliasing	US	10/734116	12/15/2003
556	IP Device Registration for a Multiple DHCP Server Network	Canada	2399979	08/28/2002
556	IP Device Registration for a Multiple DHCP Server Network	UK	0227885.1	11/29/2002
557	Role-based Presence	Canada	2436102	07/24/2003
557	Role-based Presence	Europe	03017611,9	08/11/2003
557	Role-based Presence	UK	0218707.8	08/12/2002
557	Role-based Presence	US	10/631794	08/01/2003
558	Remote Policy Asst with means for PSTN/Internet Interworking for QuS and Enabled Services	Canada	2463565	04/07/2004
558	Remote Policy Asst with means for PSTN/Internet Interworking for QuS and Enabled Services	Europe	04252025.4	04/05/2004
558	Remote Policy Asst with means for PSTN/Internet Interworking for QuS and Enabled Services	UK	0308189.0	04/09/2003
558	Remote Policy Asst with means for PSTN/Internet Interworking for QuS and Enabled Services	US	10/820132	04/08/2004
559	Asymmetrical loudspeaker enclosures to achieve enchanced low frequency response	Canada	2442180	09/22/2003
559	Asymmetrical loudspeaker enclosures to achieve enchanced low frequency response	Europe	03255913.0	09/22/2003
559	Asymmetrical loudspeaker enclosures to achieve enchanced low frequency response	UK	0222067.1	09/23/2002
559	Asymmetrical loudspeaker enclosures to achieve enchanced low frequency response	US	10/669138	09/22/2003
560	Interactive Conflict Resolution for Personalized Policy-Based Services	Canada	2443337	09/29/2003
560	Interactive Conflict Resolution for Personalized Policy-Based Services	Europe	03256555.8	10/17/2003
560	Interactive Conflict Resolution for Personalized Policy-Based Services	US	10/680345	10/08/2003
561	Method for Broadband Constant Directivity Beamforming for Non Linear and Non Axi-symmetric Sensors Arrays Embedded in an Obstacle	Canada	2453048	12/11/2003
561	Method for Broadband Constant Directivity Beamforming for Non Linear and Non Axi-symmetric Sensors Arrays Embedded in an Obstacle	Europe	03257798.3	12/11/2003
561	Method for Broadband Constant Directivity Beamforming for Non Linear and Non Axi-symmetric Sensors Arrays Embedded in an Obstacle	UK	0229059.1	12/12/2002
561	Method for Broadband Constant Directivity Beamforming for Non Linear and Non Axi-symmetric Sensors Arrays Embedded in an Obstacle	US	10/732283	12/11/2003
563	Embedded VOIP Security Monitor for PDA attached telephone	Canada	2479086	08/25/2004
563	Embedded VOIP Security Monitor for PDA attached telephone	Europe	04104100.5	08/26/2004

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
563	Embedded VOIP Security Monitor for PDA attached telephone	UK	0319950.2	08/26/2003
563	Embedded VOIP Security Monitor for PDA attached telephone	US	10/926077	08/26/2004
565	One method of capturing and reusing the constant echo path information using the default coefficients in an echo canceller	Canada	2451417	11/28/2003
565	One method of capturing and reusing the constant echo path information using the default coefficients in an echo canceller	Europe	03257532.6	11/28/2003
565	One method of capturing and reusing the constant echo path information using the default coefficients in an echo canceller	UK	0227885.1	11/29/2002
565	One method of capturing and reusing the constant echo path information using the default coefficients in an echo canceller	US	10/722472	11/28/2003
566	One method to reduce the switching effects when AES algorithm is used for echo suppression	Canada	2453867	12/18/2003
566	One method to reduce the switching effects when AES algorithm is used for echo suppression	Europe	04250395.3	01/24/2004
566	One method to reduce the switching effects when AES algorithm is used for echo suppression	UK	0302219.1	01/31/2003
566	One method to reduce the switching effects when AES algorithm is used for echo suppression	US	10/765465	01/26/2004
567	A method to reduce acoustic coupling and howling effects in full-duplex audio conferencing systems based on the beamforming technology	Canada	2475183	07/20/2004
567	A method to reduce acoustic coupling and howling effects in full-duplex audio conferencing systems based on the beamforming technology	Europe	04254345.4	07/21/2004
567	A method to reduce acoustic coupling and howling effects in full-duplex audio conferencing systems based on
	the beamforming technology	US	10/896444	07/22/2004
568	Spontaneous Discovery of Remote Bluetooth Data Profiles over an Internet Protocol Communication Session	Canada	2509991	06/15/2005
568	Spontaneous Discovery of Remote Bluetooth Data Profiles over an Internet Protocol Communication Session	UK	0413431.8	06/15/2004
568	Spontaneous Discovery of Remote Bluetooth Data Profiles over an Internet Protocol Communication Session	US	11/153200	06/15/2005
572	Low cost otocoupled DAA	Canada	2486335	10/29/2004
572	Low cost otocoupled DAA	Europe	04256715.6	10/29/2004
572	Low cost otocoupled DAA	UK	0325301.0	10/30/2003
572	Low cost otocoupled DAA	US	10/976279	10/29/2004
573	System and Method of Self-Discovery and Self-Calibration in a Video Conferencing System	Canada	2491849	12/30/2004
573	System and Method of Self-Discovery and Self-Calibration in a Video Conferencing System	Europe	04107073.1	12/30/2004
573	System and Method of Self-Discovery and Self-Calibration in a Video Conferencing System	UK	0330253.6	12/31/2003
573	System and Method of Self-Discovery and Self-Calibration in a Video Conferencing System	US	11/027234	12/30/2004
575	Physical Beamforming Using Omnidirectional Microphones	Canada	2472938	07/02/2004
575	Physical Beamforming Using Omnidirectional Microphones	Europe	04253970.0	07/01/2004
575	Physical Beamforming Using Omnidirectional Microphones	UK	0315426.7	07/01/2003
575	Physical Beamforming Using Omnidirectional Microphones	US	10/881468	01/01/2004
576	Narrow Band Tone Detection in Echo Canceller Systems	Canada	2494386	01/26/2005
576	Narrow Band Tone Detection in Echo Canceller Systems	Europe	05100496.8	01/24/2005
576	Narrow Band Tone Detection in Echo Canceller Systems	UK	0402096.2	01/30/2004
576	Narrow Band Tone Detection in Echo Canceller Systems	US	11/045825	01/27/2005
577	Using Information Path Transformation to Adapt Legacy Systems for Multiple Language Support	Canada	2506927	05/09/2005
577	Using Information Path Transformation to Adapt Legacy Systems for Multiple Language Support	Europe	05103835.4	05/09/2005

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
577	Using Information Path Transformation to Adapt Legacy Systems for Multiple Language Support	UK	0412424.4	06/03/2004
577	Using Information Path Transformation to Adapt Legacy Systems for Multiple Language Support	US	11/128004	05/12/2005
578	A method to detect an echo path change in Echo Canceller System	Canada	2494500	01/27/2005
578	A method to detect an echo path change in Echo Canceller System	Europe	05250270.5	01/20/2005
578	A method to detect an echo path change in Echo Canceller System	UK	0402102.8	01/30/2004
578	A method to detect an echo path change in Echo Canceller System	US	11/045743	01/27/2005
579	High Precision Beamsteerer Based on Fixed Beamforming Approach	Canada	2498444	02/24/2005
579	High Precision Beamsteerer Based on Fixed Beamforming Approach	Europe	05251419.7	03/09/2005
579	High Precision Beamsteerer Based on Fixed Beamforming Approach	UK	0405455.7	03/11/2004
579	High Precision Beamsteerer Based on Fixed Beamforming Approach	US	11/075811	03/10/2005
580	Optimal design of a leak to correct the negative effect of enslosure acoustic modes on the loudspeaker frequency response	Canada	2489113	12/06/2004
580	Optimal design of a leak to correct the negative effect of enslosure acoustic modes on the loudspeaker frequency response	Europe	04106448.6	12/09/2004
580	Optimal design of a leak to correct the negative effect of enslosure acoustic modes on the loudspeaker frequency response	UK	0328639.0	12/10/2003
580	Optimal design of a leak to correct the negative effect of enslosure acoustic modes on the loudspeaker frequency response	US	11/008510	12/10/2004
584	Method of Adjusting Speakerphone Performance Based on Set Tilt	Canada	2499249	03/02/2005
584	Method of Adjusting Speakerphone Performance Based on Set Tilt	Europe	05251339.7	03/07/2005
584	Method of Adjusting Speakerphone Performance Based on Set Tilt	UK	0405341.9	03/10/2004
584	Method of Adjusting Speakerphone Performance Based on Set Tilt	US	11/075048	03/07/2005
585	Universal Microphone Array Stand	Canada	2499232	03/03/2005
585	Universal Microphone Array Stand	Europe	05251486.6	03/11/2005
585	Universal Microphone Array Stand	UK	0405790.7	03/15/2004
585	Universal Microphone Array Stand	US	11/077069	03/10/2005
586	A Method for Recognizing Location Move of VoIP Phones in a Closed Environment	Canada	2503929	04/07/2005
586	A Method for Recognizing Location Move of VoIP Phones in a Closed Environment	Europe	05102826.4	04/11/2005
586	A Method for Recognizing Location Move of VoIP Phones in a Closed Environment	UK	0408671.6	04/19/2004
586	A Method for Recognizing Location Move of VoIP Phones in a Closed Environment	US	11/104827	04/13/2005
587	Method for Selecting Impedance Setting for LS Trunk Line	Canada	2497106	02/15/2005
587	Method for Selecting Impedance Setting for LS Trunk Line	Europe	05251210.0	03/01/2005
587	Method for Selecting Impedance Setting for LS Trunk Line	UK	0404911.0	03/04/2004
587	Method for Selecting Impedance Setting for LS Trunk Line	US	11/060514	02/16/2005
587	Method for Selecting Impedance Setting for LS Trunk Line	US	11/608177	12/07/2006
588	Method of Dynamic Adaptation for Jitter Buffering in Packet Networks	Canada	2457812	02/16/2004
588	Method of Dynamic Adaptation for Jitter Buffering in Packet Networks	Europe	04102763.2	06/16/2004
588	Method of Dynamic Adaptation for Jitter Buffering in Packet Networks	US	10/780220	02/17/2004
589	Dynamic mailbox size configuration by self modification based on historical behaviour	Canada	2551707	07/05/2006
589	Dynamic mailbox size configuration by self modification based on historical behaviour	Europe	05106378.2	07/12/2005
589	Dynamic mailbox size configuration by self modification based on historical behaviour	US	11/483893	07/10/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
593	Adaptation Step Control Based on Expected Echo Return Loss Enhancement Achievable in Echo Canceller Systems	Canada	2514434	08/04/2005
593	Adaptation Step Control Based on Expected Echo Return Loss Enhancement Achievable in Echo Canceller Systems	Europe	05107144.7	08/02/2005
593	Adaptation Step Control Based on Expected Echo Return Loss Enhancement Achievable in Echo Canceller Systems	UK	0417375.3	08/04/2004
593	Adaptation Step Control Based on Expected Echo Return Loss Enhancement Achievable in Echo Canceller Systems	US	11/196624	08/03/2005
594	A method to reduce training time of the acoustic echo canceller in full-duplex beamforming-based audio conferencing systems	Canada	2539798	03/15/2006
594	A method to reduce training time of the acoustic echo canceller in full-duplex beamforming-based audio conferencing systems	Europe	05103821.4	05/09/2005
594	A method to reduce training time of the acoustic echo canceller in full-duplex beamforming-based audio conferencing systems	US	11/381788	05/05/2006
595	Twinning Handoff	Canada	2573937	01/11/2007
595	Twinning Handoff	Europe	06250453.5	01/27/2006
596	Accelerated training for acoustic echo cancellation in full-duplex beamforming-based audio conferencing systems	Canada	2539143	03/09/2006
596	Accelerated training for acoustic echo cancellation in full-duplex beamforming-based audio conferencing systems	Europe	05252066.5	04/01/2005
596	Accelerated training for acoustic echo cancellation in full-duplex beamforming-based audio conferencing systems	US	11/392915	03/29/2006
598	E-911 Managed Call Routing	Canada	2541287	03/03/2006
598	E-911 Managed Call Routing	Europe	05103393.3	04/26/2005
598	E-911 Managed Call Routing	US	11/380034	04/25/2006
599	Shared Space Preferences	Europe	05107535.6	08/16/2005
599	Shared Space Preferences	US	11/504868	08/16/2006
600	Method of Early Detection of Encrypted Signals in Packet Networks	Canada	2537083	02/21/2006
600	Method of Early Detection of Encrypted Signals in Packet Networks	Europe	06250957.5	02/23/2006
600	Method of Early Detection of Encrypted Signals in Packet Networks	US	11/063563	02/24/2005
601	Method of Measuring Distortion (Nonlinearity) for LS Trunk Circuit and Calculating Residue-Error Threshold	Canada	2535662	02/09/2006
601	Method of Measuring Distortion (Nonlinearity) for LS Trunk Circuit and Calculating Residue-Error Threshold	Europe	05101003.1	02/22/2005
601	Method of Measuring Distortion (Nonlinearity) for LS Trunk Circuit and Calculating Residue-Error Threshold	US	11/351133	02/09/2006
603	Computer-Telephony Device	Europe	05250670.6	02/07/2005
605	Anti-Howling Structure for Full-Duplex Hands-Free Communications Systems	Canada	2545551	05/02/2006
605	Anti-Howling Structure for Full-Duplex Hands-Free Communications Systems	Europe	06011405.5	06/01/2006
605	Anti-Howling Structure for Full-Duplex Hands-Free Communications Systems	US	11/272813	11/15/2005
606	Adaptive Loudspeaker-coupling equalisation for full-duplex switched-beamforming based audio conference phones	Canada	2559668	09/13/2006
606	Adaptive Loudspeaker-coupling equalisation for full-duplex switched-beamforming based audio conference phones	Europe	06120704.9	09/14/2006
606	Adaptive Loudspeaker-coupling equalisation for full-duplex switched-beamforming based audio conference phones	US	11/253634	10/20/2005
607	Method of Detection of Various Devices Within a Room	Canada	2559655	09/13/2006
607	Method of Detection of Various Devices Within a Room	Europe	06120985.4	09/20/2006
607	Method of Detection of Various Devices Within a Room	US	11/272814	11/15/2005
608	Personal Directory	Canada	2544008	04/18/2006
608	Personal Directory	Europe	06011170.5	05/31/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
608	Personal Directory	US	11/259090	10/27/2005
609	Midspan Power Delivery System for Reduced Emissions	Canada	2545525	05/02/2006
609	Midspan Power Delivery System for Reduced Emissions	Europe	06011384.2	06/01/2006
609	Midspan Power Delivery System for Reduced Emissions	US	11/242857	10/05/2005
611	Method to Create a Distributed TFTP Server Network Among IP Phones by Temporarily Transforming TFTP Clients into TFTP Servers	Canada	2568697	11/23/2006
611	Method to Create a Distributed TFTP Server Network Among IP Phones by Temporarily Transforming TFTP Clients into TFTP Servers	Europe	05257443.1	12/02/2005
612	Voicemail Podcasting	Europe	06014553.9	07/13/2006
613	Method to Accelerate IP Phone TCP Control Link Loss Detection Using Networks Neighbour Knowledge	Europe	06110115.0	02/17/2006
613	Method to Accelerate IP Phone TCP Control Link Loss Detection Using Networks Neighbour Knowledge	US	11/674771	02/14/2007
615	Method to Distribute Connection Attempts by Stimulus IP Phones to their Server	Europe	06251290.0	03/10/2006
615	Method to Distribute Connection Attempts by Stimulus IP Phones to their Server	US	11/682932	03/07/2007
616	An Approach to Improve Echo Performance	Canada	2570547	12/07/2006
616	An Approach to Improve Echo Performance	Europe	05257586.7	12/09/2005
617	Queuing Method to Coordinate Connection Attempts by Stimulus IP Phones to Their Server	Europe	06251301.5	03/10/2006
617	Queuing Method to Coordinate Connection Attempts by Stimulus IP Phones to Their Server	US	11/684373	03/09/2007
618	Method to Share Networks Access Resources with Other Stimulus Devices in the Same Networks	Europe	06110118.4	02/17/2006
619	Incoming Caller Information on Self Labeling Keys	Europe	06114731.0	05/30/2006
620	Dynamic Alarm Adjustment	US	11/686606	03/15/2007
622	The Echo Path Change Detector Employing Short Adaptive Filter, Default Filter and Long Adaptive Filter	US	11/422747	06/07/2006
623	Beamforming Weights Conditioning for Efficient Implementations of Broadband Beamformers	Europe	06022602.4	10/30/2006
624	Delayed adaptation structure for improved double-talk immunity in echo cancellation devices	Europe	06118535.1	08/07/2006
628	Toolbar Telephony Control	US	11/681609	03/02/2007
630	Availability — Informed Call Direction	US	11/680811	01/03/2007
631	Audio Presence Indicator (Prompt or Tone) Via Telephony Device	US	11/674793	02/14/2007
634	Attention Mediation for Presentational Media	US	11/680853	03/01/2007

Patent Granted
1 (formerly 111144)	Communication System Supporting Remote Operations	Canada	558123	02/04/88	1293042	12/10/91
1 (formerly 111144)	Communication System Supporting Remote Operations	UK	8901981.4	01/30/89	2215561	05/20/92
1 (formerly 111144)	Communication System Supporting Remote Operations	US	07/304472	02/01/89	5007080	04/09/91
2 (formerly 111132)	Telephone Call Answering System	Canada	561623	03/16/88	1336449	07/25/95
3 (formerly 111162)	Telephone or Data Switching System with Variable Protocol Inter-Office Communication	Canada	2009034	01/31/90	2009034	04/04/95
3 (formerly 111162)	Telephone or Data Switching System with Variable Protocol Inter-Office Communication	US	494668	03/16/90	5140590	08/18/92
4 (formerly 11P170)	Voice Activated Telephone Set	Canada	2058644	12/31/91	2058644	06/18/96
4 (formerly 11P170)	Voice Activated Telephone Set	Canada	2149012	12/31/91	2149012	09/02/97
4 (formerly 11P170)	Voice Activated Telephone Set	UK	9227115.4	12/30/92	2263042	06/28/95

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
5 (formerly 8879901B)	Packet-Based Data Compression Method	Canada	2065578	04/08/92	2065578	02/23/99
6 (formerly 8879902B)	Method and Apparatus for Performing Simultaneous Data Compression and Encryption	US	08/865766	05/30/97	6122379	09/09/2000
7 (formerly 8879903B)	Method and Apparatus for Performing Data Compression	US	609129	02/29/96	5867114	02/02/99
47	Wireless Zone Management	Canada	2043127	05/23/91	2043127	05/07/96
47	Wireless Zone Management	Italy	MI92A001048	04/30/92	1255119	10/20/95
47	Wireless Zone Management	Mexico	922398	05/21/92	175334	07/21/94
47	Wireless Zone Management	UK	9211039	05/22/92	2257321	05/22/92
47	Wireless Zone Management	US	238632	05/05/94	5586167	12/17/96
47	Wireless Zone Management	US	875981	04/29/92	5329576	07/12/94
55 (formerly 111172)	PABX Common Relay System	Canada	2052500	09/30/91	2052500	09/19/95
55 (formerly 111172)	PABX Common Relay System	Canada	2141772	09/30/91	2141772	04/21/98
55 (formerly 111172)	PABX Common Relay System	Germany	P4232667.2	09/29/92	P4232667.2	09/29/92
55 (formerly 111172)	PABX Common Relay System	UK	9220539.2	09/29/92	2260064	09/29/92
55 (formerly 111172)	PABX Common Relay System	UK	9514139.6	09/29/92	2289601	09/29/92
55 (formerly 111172)	PABX Common Relay System	UK	9514140.4	09/29/92	2289391	09/29/92
55 (formerly 111172)	PABX Common Relay System	US	950231	09/24/92	5274634	12/28/93
63	Charger/Detector for Cordless Telephone	Canada	2108225	10/12/93	2108225	07/22/97
63	Charger/Detector for Cordless Telephone	UK	9420589.5	10/12/94	2283389	08/12/98
63	Charger/Detector for Cordless Telephone	US	321239	10/11/94	5596633	01/21/97
66 (formerly 111177)	Host Remote Signalling in Telephone Systems	Canada	2052499	09/30/91	2052499	11/29/94
66 (formerly 111177)	Host Remote Signalling in Telephone Systems	US	878526	05/05/92	5249222	09/28/93
70	Cell Relay Transport Mechanism	Canada	2,120,542	07/08/2003
70	Cell Relay Transport Mechanism	Europe		04/04/95	0754397	08/05/98
70	Cell Relay Transport Mechanism	France	95914259.7	04/04/95	EP0754397B1	08/05/98
70	Cell Relay Transport Mechanism	Germany	69503892.3-08	12/09/98	EP0754397B1	08/05/98
70	Cell Relay Transport Mechanism	Japan	7525325	04/04/95	3379759	12/13/2002
70	Cell Relay Transport Mechanism	UK	95914259.7	04/04/95	EP0754397B1	08/05/98
70	Cell Relay Transport Mechanism	US	08/716319	04/04/1005	5970068	10/19/99
71 (formerly 111183)	Cycling Error Count for Link Maintenance	US	460733	06/02/95	5680404	10/21/97
71 (formerly 111183)	Cycling Error Count for Link Maintenance	US	870663	04/17/92
77	Regulated Auxillary Power Supply	Canada	2053382	10/11/91	2053382	04/12/2000
77	Regulated Auxillary Power Supply	Europe	92921197.7	10/09/92	0607246	12/13/95
77	Regulated Auxillary Power Supply	Mexico	9205877	10/13/92	178696	07/13/95
77	Regulated Auxillary Power Supply	US	211618	10/09/92	5502634	03/26/96
78	Off-Hook Telephone With Temporary Park Feature	Canada	2049583	08/21/91	2049583	04/18/2000
78	Off-Hook Telephone With Temporary Park Feature	Europe	92917629.5	08/21/92	0599931	05/14/97
78	Off-Hook Telephone With Temporary Park Feature	US	08/196,238	08/21/92	5440628	08/08/95
79	Wireless Interface	Canada	2053776	10/22/91	2053776	05/23/2000
79	Wireless Interface	Europe	92921893.1	10/22/91	0610287	01/29/97

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
79	Wireless Interface	Germany	92921893.1	10/22/91	69217238.6	01/29/97
79	Wireless Interface	Mexico	180750	10/21/92	180750	02/01/96
79	Wireless Interface	US	08/702,801	08/26/96	5677942	10/14/97
81	Mobile Wireless Communications System	Canada	2062040	02/28/92	2062040	01/16/2001
81	Mobile Wireless Communications System	Mexico	182643	02/26/93	182643	08/13/96
81	Mobile Wireless Communications System	UK	9303876.8	02/26/93	2264841	02/08/95
81	Mobile Wireless Communications System	US	08/21862	02/24/93	5423065	06/06/95
88 (formerly 88B)	Time Slot Assign for NX64 Switch System	Canada	2109007	10/22/93	2109007	05/04/99
88 (formerly 88B)	Time Slot Assign for NX64 Switch System	UK	9429923.61	10/17/94	2283639	08/26/98
88 (formerly 88B)	Time Slot Assign for NX64 Switch System	US	09/902089	07/10/2001	6775294	08/10/2004
88 (formerly 88B)	Time Slot Assign for NX64 Switch System	US	851422	05/05/97	6259703	07/10/2001
89 (formerly 89B)	Integrated Wired and Wireless Telecommunications System	Canada	2154335	07/20/95	2154335	04/23/2002
89 (formerly 89B)	Integrated Wired and Wireless Telecommunications System	Germany	19526586.6	07/20/95
89 (formerly 89B)	Integrated Wired and Wireless Telecommunications System	UK	9514931.6	07/20/95	2291565	04/08/98
89 (formerly 89B)	Integrated Wired and Wireless Telecommunications System	US	08/625302	04/01/96	5602843	02/11/97
93	Method of Defining Operation of Switching System Peripherals	Canada	2065131	04/03/92	2065131	09/15/98
93	Method of Defining Operation of Switching System Peripherals	US	41955	04/02/93	5386459	01/31/95
105	Delayed Cancel Waiting	Canada	2085280	12/14/92	2085280	08/15/2000
105	Delayed Cancel Waiting	UK	9324948.0	05/30/94	2273419	10/30/96
105	Delayed Cancel Waiting	US	08163004	01/26/95	5425092	06/13/95
106	Portable Telephone User Profiles	Canada	2081125	10/22/92	2081125	03/04/97
106	Portable Telephone User Profiles	Germany	P4335803.9	10/20/93	P4335803.9	10/14/99
106	Portable Telephone User Profiles	UK	9319628.5	09/23/93	2271912	02/05/97
106	Portable Telephone User Profiles	US	025869	03/03/93	5657377	08/12/97
107	Global Management of Telephone Directory	Canada	2078045	09/11/92	2078045	11/16/99
107	Global Management of Telephone Directory	Germany	P4330986.0	09/13/93	P4330986	08/06/98
107	Global Management of Telephone Directory	UK	9318795.3	09/10/93	2270608	09/25/96
107	Global Management of Telephone Directory	US	119983	09/10/93	5509058	04/16/96
109	Method of Operating a Computer Program	Canada	2080797	10/16/92	2080797	02/02/99
109	Method of Operating a Computer Program	US	07962330	10/16/92	5,659,738	08/19/97
111	Associated Equipment Numbers	Canada	2088420	01/29/93	2088420	10/08/96
111	Associated Equipment Numbers	Germany	P4325773.9	07/31/93	P4325773.9	07/31/93
111	Associated Equipment Numbers	UK	9316752.6	08/12/93	2274758	03/12/97
111	Associated Equipment Numbers	US	58937	05/07/93	5454032	09/26/95
113	Unique Ringing on Prime Line	Canada	2091278	08/09/93	2091278	12/10/96
113	Unique Ringing on Prime Line	Germany	P4407671.1	03/09/94	44 07 671	09/23/2004
113	Unique Ringing on Prime Line	UK	9404444.3	03/08/94	2276062	11/13/96
113	Unique Ringing on Prime Line	US	207958	03/08/94	5491746	02/13/96
114	Wired Wireless	Canada	2100699	07/16/93	2100699	07/08/97
114	Wired Wireless	Germany	4424896.2	07/15/94	4424896
114	Wired Wireless	UK	9413303.0	01/07/94	2280334	01/25/95
114	Wired Wireless	US	636777	04/19/96	5703942	12/30/97
118	Multiple Queue Resource Management	Canada	2094210	04/16/93	2094210	07/08/97
118	Multiple Queue Resource Management	US	08225655	04/11/94	5515428	05/07/96

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
119	Signalling System	Canada	2110643	12/03/93	2110643	07/08/97
119	Signalling System	Germany	4440545.6	11/12/94	4440545	07/03/97
119	Signalling System	UK	9423016.6	11/15/94	2284518	03/18/98
119	Signalling System	US	330450	10/28/94	5539816	07/23/96
122	Method and Apparatus for Implementing Hunt Groups	Canada	2108224	10/12/93	2108224	09/09/97
122	Method and Apparatus for Implementing Hunt Groups	Germany	P4430344.0	06/07/94	P4430344.0-31	12/13/2001
122	Method and Apparatus for Implementing Hunt Groups	UK	9429588.7	06/07/94	2282937	05/13/98
123	Hunting Mode	Canada	2108223	10/12/93	2108223	12/23/97
123	Hunting Mode	UK	9420594.5	10/12/94	2282938B	09/30/98
125	Automatic Telephone Feature Selector	Canada	2110669	12/03/93	2110669	05/23/2000
125	Automatic Telephone Feature Selector	Germany	4442822.7	02/07/95
125	Automatic Telephone Feature Selector	US	352,747	12/02/94	5541983	07/30/96
126	Method of Providing a Centrex Type Operation Using a PBX and a Central Switching Office	US	08833426	04/07/97	5949873	09/07/99
127	Delayed Seizure on Associated Devices	Canada	2132610	09/21/94	2132610	04/28/98
127	Delayed Seizure on Associated Devices	UK	9518147.5	09/06/95	2293521	10/07/98
127	Delayed Seizure on Associated Devices	US	520590	10/14/94	5586169	12/17/96
131 (formerly 131B)	Low Frequency Discriminator Circuit	Canada	2123847	05/18/94	2123847	11/11/97
131 (formerly 131B)	Low Frequency Discriminator Circuit	Germany	P19508149.8	03/08/95	19508149	06/13/2002
131 (formerly 131B)	Low Frequency Discriminator Circuit	UK	9502920.3	02/15/95	2287594	05/06/98
131 (formerly 131B)	Low Frequency Discriminator Circuit	US	5546025	03/11/94	5546025	08/13/96
132	An Adaptive Method for Allocating Calls	Canada	2123068	05/06/94	2123068	04/14/98
132	An Adaptive Method for Allocating Calls	Germany	P19516364.8	05/04/95	P19516364.8	10/04/2001
132	An Adaptive Method for Allocating Calls	UK	9509193.0	05/05/95	2289599	02/24/99
132	An Adaptive Method for Allocating Calls	US	08426960	04/24/95	5675636	10/07/97
134	Local Area Communications Server System	Canada	2148970	09/21/94	2148970	11/09/99
134	Local Area Communications Server System	Germany	P19542122.1		P19542122.1	08/04/2004
134	Local Area Communications Server System	UK	9523052.0	11/10/95	2295068	11/11/98
134	Local Area Communications Server System	US	08339463	11/14/94	5657446	08/12/97
136	ACTIVE DIGIT CANCELLING PARALLEL DIALER	Canada	2164035	11/29/95	2164035	04/11/2000
136	ACTIVE DIGIT CANCELLING PARALLEL DIALER	UK	9526687.0	12/29/95	2296624	04/21/99
136	ACTIVE DIGIT CANCELLING PARALLEL DIALER	US	08366668	12/30/94	5706341	01/06/98
139	Enterprise Communication System	Canada	2119085	03/15/94	2119085	01/15/2002
					divisional
139	Enterprise Communication System	Germany	195 49 809.7	03/13/95	applications
					divisional
139	Enterprise Communication System	Germany	195 49 810.0	03/13/95	applications
139	Enterprise Communication System	Germany	P19508940.5	03/13/95	195 08 940	03/09/2006
139	Enterprise Communication System	UK	9505127.2	03/14/95	2289598	12/23/98
139	Enterprise Communication System	US	257917	06/10/94	5638494	06/10/97
139	Enterprise Communication System	US		01/03/95	5,802,396	09/01/98
143	Help Desk Improvement	Canada	2119086	03/15/94	2119,086	06/16/98
143	Help Desk Improvement	UK	9501468.4	01/25/95	2287609	10/21/98
143	Help Desk Improvement	US	369179	01/05/95	5625682	04/29/97
160	Service Context Sensitive Features & Applications	Canada	2178153	06/04/96	2178153	11/09/99
160	Service Context Sensitive Features & Applications	Germany	19622347.4	06/04/96	19622347	08/07/2004
160	Service Context Sensitive Features & Applications	UK	9611596.9	06/04/96	2301983	08/25/99
160	Service Context Sensitive Features & Applications	US	08461451	06/05/95	5761288	06/02/98

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
161	Transfer of Basic Knowledge to Agents	Canada	2224466	12/11/97	2224466	12/23/2003
161	Transfer of Basic Knowledge to Agents	UK	9726965.8	12/19/97	2322719	02/17/99
161	Transfer of Basic Knowledge to Agents	US	09/973,756	10/11/2001	6795969	09/21/2004
162	Dynamic Load Sharing	Canada	2323331		2323331	05/28/2002
162	Dynamic Load Sharing	UK	9721574.3	10/10/97	2327174	06/23/99
162	Dynamic Load Sharing	US	08/888,618	07/07/97	5,987,117	11/16/99
163	Method and Apparatus for Managing Calls Using a Soft Call Park	Canada	2176976	05/21/96	2176976	12/14/99
163	Method and Apparatus for Managing Calls Using a Soft Call Park	Germany	19622969.3	06/07/96	196 22 969	05/18/2006
163	Method and Apparatus for Managing Calls Using a Soft Call Park	UK	9610790.9	05/23/96	2301981	01/26/2000
163	Method and Apparatus for Managing Calls Using a Soft Call Park	US	08474369	06/01/95	5,754,627	05/19/98
164	Communication System Using Server	Canada	2164550	12/06/95	2164550	07/27/99
164	Communication System Using Server	Germany	P19548456.8	12/22/95
164	Communication System Using Server	UK	9526453.7	12/22/95	2296622	10/27/99
164	Communication System Using Server	US	08/364,620	12/27/94	5631954	05/20/97
165	Human Machine Interface For Telephone Feature Invocation	Canada	2163948	11/28/95	2163948	09/07/99
165	Human Machine Interface For Telephone Feature Invocation	Germany	P19543870.1	11/24/95	195 43 870	07/29/2004
165	Human Machine Interface For Telephone Feature Invocation	UK	9524217.8	12/29/95	2295747	09/01/99
165	Human Machine Interface For Telephone Feature Invocation	US	08346600	11/29/94	5533110	07/02/96
168 (formerly
168B)	Reset Circuit with Variable Delay	Canada	2164036	11/29/95	2164036	05/12/98
170	Multi-threading in a Multi-agent System	US	08367821	01/03/95	5802396	09/01/98
171	Silent Monitoring Agent ID’s	Canada	2208629	06/23/97	2208629	08/15/2000
171	Silent Monitoring Agent ID’s	Germany	P19726292.9	06/20/97	19726292	02/16/2006
171	Silent Monitoring Agent ID’s	UK	9713756.6	06/27/97	2314728	04/05/2000
171	Silent Monitoring Agent ID’s	US	08671937	06/28/96	5764728	06/09/98
172	Application Call Routing	Canada	2239038	06/06/97	2239038	08/22/2006
172	Application Call Routing	UK	9811268.3	05/26/98	2326057	05/19/99
177 (formerly
177B)	Creating Multi-Port RAM with TDM	Canada	2199571	03/10/97	2199571	08/08/2000
177 (formerly
177B)	Creating Multi-Port RAM with TDM	UK	9703849	02/25/97	2311153	11/22/2000
177 (formerly
177B)	Creating Multi-Port RAM with TDM	US	08613519	03/11/96	5822776	10/13/98
180	Org Chart Based Call Routing	Canada	2199573	03/10/97	2199573	06/01/2004
180	Org Chart Based Call Routing	Germany	19709214.4	05/21/2001	19709214	12/06/2001
180	Org Chart Based Call Routing	UK	9703556.2	02/20/97	2311188	02/16/2000
180	Org Chart Based Call Routing	US	08613522	03/11/96	6,075,851	06/13/2000
182	Common ARS Leading Digit Strings	Canada	2144270	03/09/95	2144270	08/03/2004
182	Common ARS Leading Digit Strings	Germany	19608114.9	03/09/95	196 08 114	06/23/2005
182	Common ARS Leading Digit Strings	UK	9604701.4	03/05/96	2298762	04/14/99
182	Common ARS Leading Digit Strings	US	08612432	03/07/96	6,301,353	10/09/2001
182	Common ARS Leading Digit Strings	US	09/630188	08/01/2000
192	Voice Custom Control of Activities	UK	9726966.6	12/19/97	2322517	02/10/97
193	Architecture for Robust Voice CTI	Canada	21584	09/15/95	2,158,408	12/08/98
					19636819.7-
193	Architecture for Robust Voice CTI	Germany	P19636819	09/11/96	31	03/19/2001
193	Architecture for Robust Voice CTI	UK	9617532.8	08/21/96	2305331	08/04/99
193	Architecture for Robust Voice CTI	US	529441	09/18/95	6,091,803	07/18/2000
195	PC Speedcall	Canada	216508	10/26/95	2161508	01/11/2000
195	PC Speedcall	UK	9622280.7	10/25/96	2306871	11/03/99
196	Transparent Call Indication	Canada	2161506	10/26/95	2161506	01/25/2000

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
196	Transparent Call Indication	Germany	P19644210	10/24/96	P19644210	09/13/2001
196	Transparent Call Indication	UK	9622024.9	10/24/96	2306853	09/22/99
200	Series Equipment With DC Line Hold Transfer	Canada	2232221	03/16/98	2232221	09/05/2000
200	Series Equipment With DC Line Hold Transfer	France	9804470		9804470	08/28/2004
200	Series Equipment With DC Line Hold Transfer	UK	9806193.0	03/23/98	2324439	03/10/99
200	Series Equipment With DC Line Hold Transfer	US	08/843,250	04/14/97	5,940,500	08/17/99
210	Quotation Mechanism for Service Environments	Canada	2307683	05/05/2000
210	Quotation Mechanism for Service Environments	UK	0010987.6	05/05/2000
210	Quotation Mechanism for Service Environments	UK	9910210.5	05/05/99	2349715	10/01/2003
210	Quotation Mechanism for Service Environments	US	09/566049	05/05/2000
214	Interconnect Design for use Between Flexible Circuits and Teledapt Cables	Canada	2182438	07/13/96	2182438	05/29/2001
214	Interconnect Design for use Between Flexible Circuits and Teledapt Cables	UK	9716058.4	07/31/97	2315930	01/03/2001
214	Interconnect Design for use Between Flexible Circuits and Teledapt Cables	US	08/902833	07/30/97	5967854	10/19/99
227	Opportunistic Call Forwarding	Canada	2180684	07/08/96	2,180,684	08/21/2001
227	Opportunistic Call Forwarding	UK	9714255.8	07/08/97	2315191	08/30/2000
227	Opportunistic Call Forwarding	US	08/886,059	06/30/97	6,130,938	10/10/2000
234	Sustained Call Announce	UK	9727407.0	12/29/97	2332810	05/24/2000
236	Automatic Speed Call Updating	Canada	2180690	07/08/96	2,180,690	10/30/2001
236	Automatic Speed Call Updating	UK	9714057.8	07/04/97	2315189	04/26/2000
236	Automatic Speed Call Updating	US	08/885,033	06/30/97	6047062	04/04/2000
240	Simulating Touch Screen Capability Using Video Input	UK	9715615.2	07/25/97	2,315,859	10/18/2000
250	Animated Cursor	Canada	2217081	12/09/97	2,217,081	10/14/2003
250	Animated Cursor	UK	9802075.3	01/30/98	2323259	01/06/99
250	Animated Cursor	US	08/815858	03/12/97	5898432	04/27/99
258	Dynamic Communication Groups	Canada	2243781	07/21/98	2243781	08/01/2006
258	Dynamic Communication Groups	Germany	19838055.0	08/21/98	198 38 055	09/15/2005
258	Dynamic Communication Groups	UK	9718020.2	08/26/97	2328831	05/15/2002
258	Dynamic Communication Groups	US	09/137630	08/21/98	6816589	11/09/2004
261	Integrated PC/Cordless Phone/Telephone Network Interface Device	Canada	2180991	07/11/96	2,180,991	08/21/2001
261	Integrated PC/Cordless Phone/Telephone Network Interface Device	UK	9714614.6	07/11/97	2315192	04/26/2000
261	Integrated PC/Cordless Phone/Telephone Network Interface Device	US	08/890801	07/11/97	6006088	12/21/99
267	Remote Line Monitoring	UK	9802794.9	04/22/97	2324677	05/08/2002
270	Spatial Audio for Virtual Meeting Places	Canada	2304900	04/07/2000	2304900	05/30/2006
270	Spatial Audio for Virtual Meeting Places	UK	9908576.3	04/16/99	2349055	03/24/2004
270	Spatial Audio for Virtual Meeting Places	US	09/547368	04/11/2000
272	Agent-Based Data Mining End Warehousing	Canada	2260647	02/02/99	2260647	11/05/2002
272	Agent-Based Data Mining End Warehousing	UK	9806879.4	04/01/98	2336007	01/29/2003
272	Agent-Based Data Mining End Warehousing	US	09/241,304	02/01/99	6,460,037	10/01/2002
274	Call Routing Based on Caller’s Mood	Canada	2252788	11/04/98	2252788	01/11/2005
274	Call Routing Based on Caller’s Mood	Germany	19852002.6	11/05/98	198 52 002	04/29/2004
274	Call Routing Based on Caller’s Mood	UK	9824148.2	11/04/98	2,331,201	03/13/2002
274	Call Routing Based on Caller’s Mood	US	09/188312	11/10/98	6,411,687	06/25/2002
281	Merged Telephone and Data System	Canada	2,173,027	03/29/96	2,173,027	01/07/2003
281	Merged Telephone and Data System	Germany	1971306.5	03/27/97	19713036.4	11/11/2006
281	Merged Telephone and Data System	UK	9706390.3	03/27/97	2311690	06/28/2000
281	Merged Telephone and Data System	US	08/827,161	04/02/97	5982767	11/09/99
282	Multiple Owner Resource Management	Canada	2,181,009	07/11/96	2181009	09/07/99
282	Multiple Owner Resource Management	UK	9714687.2	07/11/97	2,315,384	01/17/2001
282	Multiple Owner Resource Management	US	08743346	11/04/96	5920622	07/06/99

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
283	Communications System and Method	Canada	2270820	05/03/99	2270820	07/20/2004
					199 20
283	Communications System and Method	Germany	19920692.9	05/05/99	692	03/15/2007
283	Communications System and Method	UK	0319237.4	08/15/2003	2389994	02/11/2004
283	Communications System and Method	UK	9809601.9	05/05/98	2337176	12/24/2003
283	Communications System and Method	US	09305873	05/05/99	6675194	01/06/2004
284	Simple Interconnect for Flexible Circuits	Canada	2182237	07/29/96	2,182,237	04/02/2002
284	Simple Interconnect for Flexible Circuits	UK	9715616.0	07/25/97	2315927	02/14/2001
284	Simple Interconnect for Flexible Circuits	US	08/899047	07/23/97	5980269	11/09/99
290	Web Based Help Desk, Auto Attendant	Canada	2246130	08/31/98	2246130	01/14/2003
290	Web Based Help Desk, Auto Attendant	UK	9718823.9	09/04/97	2329046	12/18/2002
290	Web Based Help Desk, Auto Attendant	US	09/145,919	09/03/97	6230287	05/08/2001
291	One Button Intelligent CTI Dialing	Canada	2230692	03/02/98	2230692	04/24/2001
291	One Button Intelligent CTI Dialing	UK	9804645.1	04/03/98	2323499	04/14/99
291	One Button Intelligent CTI Dialing	US	08815564	03/03/97	5903631	05/11/99
292	Automatic Web Page Creation	Canada	2231980	03/11/98	2231980	06/12/2001
292	Automatic Web Page Creation	UK	9805270.7	03/13/98	2324896	02/23/2000
292	Automatic Web Page Creation	US	08816270	03/13/97	5940834	08/17/99
296	Off-Hook Detector for Headset	Canada	2215535	09/15/97	2215535	06/13/2000
296	Off-Hook Detector for Headset	UK	9719901.2	09/18/97	2317783	08/02/2000
296	Off-Hook Detector for Headset	US	08/839091	09/20/96	5832075	11/03/98
298	System for Interactive Control of Computer and Telephone	Canada	2186928	10/01/96	2186928	06/12/2001
298	System for Interactive Control of Computer and Telephone	UK	9720653.6	09/29/97	2318703	09/15/99
298	System for Interactive Control of Computer and Telephone	US	08/940246	09/30/97	6018571	01/25/2000
301	Item Selection in a Telephony Interface	Canada	2268996	04/13/99	2268996	12/24/2002
301	Item Selection in a Telephony Interface	UK	9808178.9	04/17/98	2336503	07/23/2003
301	Item Selection in a Telephony Interface	US	09/294175	04/19/99	6,628,758	09/30/2003
302	Database Access Server for PBX	Canada	2197517	02/13/97	2,197,517	01/15/2002
302	Database Access Server for PBX	Germany	19805891.8	02/13/98
302	Database Access Server for PBX	Ireland	980103	02/12/97
302	Database Access Server for PBX	UK	9802888.9	02/12/98	2,323,249	03/06/2002
302	Database Access Server for PBX	US	09/023610	02/13/98	6,246,678	06/12/2001
310	Dialable Screening Profile	Canada	2,243,331	07/14/98	2,243,331	08/14/2001
310	Dialable Screening Profile	Germany	19832433.2	07/18/98
310	Dialable Screening Profile	UK	9716393.5	08/01/97	2,328,110	12/12/2001
310	Dialable Screening Profile	US	09/121354	07/23/98	6,363,140	03/26/2002
319	E-mail with Embedded Java Application	Canada	2262869	02/10/99	2262869	01/28/2003
319	E-mail with Embedded Java Application	UK	9806445.4	03/25/98	2,333,824	03/05/2003
319	E-mail with Embedded Java Application	US	09/274120	03/23/99	6,526,042	02/25/2003
321	Call Hold Improvement	Canada	2264230	03/03/99	2264230	10/15/2002
321	Call Hold Improvement	UK	9811967.0	06/03/98	2338146	10/01/2003
321	Call Hold Improvement	US	09/311779	05/13/99	6,415,020	07/02/2002
322	Integrated Directory Services	Canada	2217923	10/15/97	2217923	01/15/2002
322	Integrated Directory Services	UK	9722325.9	10/22/97	2330224	06/12/2002
322	Integrated Directory Services	US	09/169644	10/09/98	6377950	04/23/2002
323	Bidirectional Conversion Library	Canada	2247680	09/17/98
323	Bidirectional Conversion Library	UK	9721353.2	10/08/97	2330222	03/05/2003
323	Bidirectional Conversion Library	US	09/159161	09/23/98	6,314,429	11/06/2001
325	Smart transfer for answering positions	Canada	2272738	05/25/99	2272738	06/08/2002
325	Smart transfer for answering positions	UK	9811293.1	05/26/98	2337892	08/27/2003
325	Smart transfer for answering positions	US	09/320108	05/26/99	6795542	09/21/2004
330	3D View of Incoming Communications	Canada	2271460	05/12/99
330	3D View of Incoming Communications	UK	9810422.7	05/14/98	2337435	10/07/2002
330	3D View of Incoming Communications	US	09/311188	05/14/99	7072450	07/04/2006
331	PC Server Telecommunications Power	Canada	2253105	11/06/98	2253105	05/07/2002
331	PC Server Telecommunications Power	UK	9723909.9	11/12/97	2331655	03/20/2002

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
331	PC Server Telecommunications Power	US	09/189694	11/12/98	6,434,236	08/13/2002
333	Method of Operating a Modem in the Presence of Interrupted Dial Tone	Canada	2220829	11/11/97	2220829	01/02/2001
333	Method of Operating a Modem in the Presence of Interrupted Dial Tone	US	08/970152	11/13/97	5974084	10/26/99
336	Distributed Technique for Allocating Calls	Canada	2291534	12/03/99	2291534	05/24/2005
336	Distributed Technique for Allocating Calls	UK	9827158.8	12/09/98	2344719	10/15/2003
336	Distributed Technique for Allocating Calls	US	09/455658	12/07/99	6,646,990	11/11/2003
341	Remote Peripheral Switch Backup Call Service Mechanism	Canada	2289156	11/05/99	2289156	06/17/2003
341	Remote Peripheral Switch Backup Call Service Mechanism	UK	9825286.9	11/18/98	2344018	06/25/2003
341	Remote Peripheral Switch Backup Call Service Mechanism	US	09/435581	11/08/99	6,504,922	01/07/2003
345	Adaptive Rule-based Mechanism for Feature Interaction Resolution	Canada	2299639	02/28/2000	2299639	11/01/2005
345	Adaptive Rule-based Mechanism for Feature Interaction Resolution	Germany	10010870.9	03/06/2000
345	Adaptive Rule-based Mechanism for Feature Interaction Resolution	UK	9905156.7	03/05/99	2347579	12/24/2003
345	Adaptive Rule-based Mechanism for Feature Interaction Resolution	UK	9919941.6	03/07/2001	2,353,916
345	Adaptive Rule-based Mechanism for Feature Interaction Resolution	US	09/518555	02/28/2000	6639980	10/28/2003
347	Telephone Sets	Canada	1998-0143	01/23/98	86864	05/28/99
347	Telephone Sets	Canada	1998-2908	01/23/98	86862	05/28/99
347	Telephone Sets	Canada	1998-2909	01/23/98	86863	05/28/99
347	Telephone Sets	UK	9803352.5	01/23/98	2080316	04/06/99
347	Telephone Sets	UK		01/23/98	2080317	04/06/99
347	Telephone Sets	UK
347	Telephone Sets	US	29/090649	07/13/98	423497	04/25/2000
347	Telephone Sets	US	29/104935	07/13/99	421264	02/29/2000
349	Palm PC Dockable Phone	Canada	2298145	02/09/2000	2298145	07/15/2003
349	Palm PC Dockable Phone	UK	9903042.1	02/11/99	2346761	12/10/2003
349	Palm PC Dockable Phone	US	09/502085	02/10/2000	6,647,103	11/11/2003
350	Method of Compressing and Decompressing Audio Data Using Masking and Shifting of Audio Sample Bits	Canada	2275821	06/15/99	2275821	10/19/2004
350	Method of Compressing and Decompressing Audio Data Using Masking and Shifting of Audio Sample Bits	US	09/336,362	06/18/99	6,408,275	06/18/2002
353	Low Power Dialer	Canada	2270039	04/27/99	2270039	04/22/2003
353	Low Power Dialer	UK	9910208.9	05/05/99	2337408	04/12/2000
353	Low Power Dialer	UK	9924907.0	10/22/99	2340342	04/12/2000
353	Low Power Dialer	US	09/079280	05/15/98	6,185,297	02/06/2001
355	MLTS Emergency Call Processing	Canada	2306638	04/25/2000	2306638	01/02/2007
355	MLTS Emergency Call Processing	UK	9917644.8	07/27/99	2349774	01/07/2004
355	MLTS Emergency Call Processing	US	09/304544	05/04/99	6711247	03/23/2004
356	Voice Mail By Twinning	Canada	2316128	08/17/2000	2316128	10/24/2006
356	Voice Mail By Twinning	UK	0020702.7	08/22/2000	2356317	10/31/2001
356	Voice Mail By Twinning	US	09/642560	08/21/2000	6834106	12/21/2005
357	Method and Apparatus for Migrating Embedded PBX System to Personal Computer	Canada	2236525	05/01/98	2236525	07/15/2003
357	Method and Apparatus for Migrating Embedded PBX System to Personal Computer	Germany	19919976	04/30/99	199 19 976	08/10/2006
357	Method and Apparatus for Migrating Embedded PBX System to Personal Computer	UK	9826478.1	12/03/98	2336969	07/02/2003
357	Method and Apparatus for Migrating Embedded PBX System to Personal Computer	US	09/302881	04/30/99	6,366,656	04/02/2001
359	Range Editing Dialog	Canada	2330260	01/05/2001	2330260	03/20/2007

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
359	Range Editing Dialog	UK	0000207.1	01/07/2000	2358072	01/24/2004
359	Range Editing Dialog	US	09/755558	01/05/2001	6625499	09/23/2003
361	Combination Connector/Microphone	Canada	2293937	01/05/2000	2293937	05/13/2003
361	Combination Connector/Microphone	UK	9900633.0	01/12/99	2345816	11/06/2002
361	Combination Connector/Microphone	US	09/478646	01/06/2000	6,411,711	06/25/2002
367	A caching mechanism to optimize the bidding process used to select resources	Canada	2331977	01/25/2001	2331977	02/07/2006
367	A caching mechanism to optimize the bidding process used to select resources	UK	001695.6	01/25/2000	2,358,762	09/03/2003
367	A caching mechanism to optimize the bidding process used to select resources	US	09/768129	01/23/2001
370	User Interface for Feature Interaction Resolution	Canada		02/28/2000
370	User Interface for Feature Interaction Resolution	Germany
370	User Interface for Feature Interaction Resolution	UK	9919941.6	08/23/99	2,353,916	12/24/2003
370	User Interface for Feature Interaction Resolution	US		02/28/2000
372	Adaptive Feature Behavior	Canada	2306160	04/14/2000	2306160	02/06/2007
372	Adaptive Feature Behavior	UK	9908523.5	04/14/99	2349040	09/03/2003
372	Adaptive Feature Behavior	US	09/549013	04/14/2000	7046781	05/16/2006
373	Using a Gatekeeper to Produce an H.323 PBX	Canada	2307476	05/03/2000	2307476	08/16/2005
373	Using a Gatekeeper to Produce an H.323 PBX	UK	9910654.4	05/07/99	2349773	05/30/2001
373	Using a Gatekeeper to Produce an H.323 PBX	US	09/564287	05/04/2000	6819665	11/16/2004
373	Using a Gatekeeper to Produce an H.323 PBX	US	10/564287	07/19/2002
376	Line Appearance Security Interface for TAPI SP	Canada	2281374	09/02/99	2281374	11/16/2004
376	Line Appearance Security Interface for TAPI SP	UK	9819142.2	09/02/98	2,341,291	07/23/2003
376	Line Appearance Security Interface for TAPI SP	US	09/388712	09/02/99	6,618,476	09/09/2003
382	Features Based On Network Congestion	Canada	2317146	08/29/2000
382	Features Based On Network Congestion	US	09/651842	08/31/2000	7062548	06/13/2006
383	A Mechanism to Optimize a Distributed AARS Using RIP Caching	Canada	2334503	02/17/2001	2334503	07/12/2005
383	A Mechanism to Optimize a Distributed AARS Using RIP Caching	UK	0003724.2	02/17/2000	2359446	02/11/2004
383	A Mechanism to Optimize a Distributed AARS Using RIP Caching	US	09/784969	02/16/2001	6748065	06/08/2004
384	SEDO — Semantic Errors Diagnostic Operation for Multi-agent System	Canada	2297622	02/02/2000	2297622	05/24/2005
384	SEDO — Semantic Errors Diagnostic Operation for Multi-agent System	UK	9902540.5	02/04/99	2346461	06/18/2003
384	SEDO — Semantic Errors Diagnostic Operation for Multi-agent System	US	09/497305	02/03/2000	6,550,024	04/15/2003
386	Feature Provisioning by Injection	Canada	2334432	02/07/2001	2334432	05/11/2004
386	Feature Provisioning by Injection	UK	0002743.3	02/07/2000	2358988	03/17/2004
386	Feature Provisioning by Injection	US	09/779253	02/07/2001	6456707	09/24/2002
394	Plastic Door	Canada	1998-2976	12/16/98	87696	09/30/99
394	Plastic Door	UK	2084151	12/09/98	2084151	11/04/99
394	Plastic Door	US	29/106430	06/16/99	DES.437312	02/06/2001
399	QuickPick	Canada	2297373	01/21/2000
399	QuickPick	UK	9919245.2	08/13/99	2347581	12/24/2003
399	QuickPick	US	09/259985	03/01/99	6839411	01/04/2005
400	Dynamic Rules Based Resource Allocation	Canada	2295273	01/12/2000	2295273	07/22/2003
400	Dynamic Rules Based Resource Allocation	UK	9919242.9	08/13/99	2347580	08/27/2003
400	Dynamic Rules Based Resource Allocation	US	09/259986	03/01/99	6745221	06/01/2004
401	On-demand buffering	Canada	2299162	02/23/2000	2299162	11/16/2004
401	On-demand buffering	UK	9919241.1	08/13/99	2347326	04/14/2004
401	On-demand buffering	US	09/258507	02/26/99	6,546,366	04/08/2003
402	Automatic synchronization of address directories for unified messaging	Canada	2299387	02/23/2000	2299387	07/01/2003

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
402	Automatic synchronization of address directories for unified messaging	UK	9919248.6	08/13/99	2347308	12/10/2003
402	Automatic synchronization of address directories for unified messaging	US	09/259811	02/26/99	6,418,200	07/09/2002
403	Automatic selection of user preferences based on CLI data	Canada	2295267	01/12/2000	2295267	07/22/2003
403	Automatic selection of user preferences based on CLI data	UK	9919244.5	08/13/99	2347306	07/16/2003
403	Automatic selection of user preferences based on CLI data	US	09/258717	02/26/99	6795536	09/21/2004
409	Route Optimization Over Diverse Media	UK	0002500.7	02/04/2000	2361380	02/11/2004
410	Onhook Telecom Power Supply Current Regulator Mode	Canada	2,279,072	07/29/99	2,279,072	08/12/2003
410	Onhook Telecom Power Supply Current Regulator Mode	UK	99 18384.0	08/05/99	2347238	02/05/2003
410	Onhook Telecom Power Supply Current Regulator Mode	US	09/255,461	02/22/99	6,137,276	10/24/2000
411	Communications System Architecture for Voice Collaboration	Canada	2329017	12/18/2000	2329017	03/21/2006
411	Communications System Architecture for Voice Collaboration	UK	0317654.2	12/23/99	2391134	05/12/2004
411	Communications System Architecture for Voice Collaboration	UK	9930496.6	12/23/99	2,357,659	12/24/2003
411	Communications System Architecture for Voice Collaboration	US	09/740221	12/19/2000
415	Handwriting Phone	Canada	2339038	02/28/2001
415	Handwriting Phone	UK	0007580.4	03/30/2000	2360903	09/08/2004
415	Handwriting Phone	US	09/793985	02/28/2001	6,522,729	02/18/2003
417	Using Line Appearance to Allow Multiple Devices to Appear Over a Single Line	Canada	2307742	05/02/2000	2307742	11/30/2004
417	Using Line Appearance to Allow Multiple Devices to Appear Over a Single Line	UK	9910957.1	05/11/99	2,350,009	04/18/2001
417	Using Line Appearance to Allow Multiple Devices to Appear Over a Single Line	US	09/563879	05/03/2000	6754201	06/22/2004
421	Log In To A Live Appearance	Canada	2,343,981	04/17/2001
421	Log In To A Live Appearance	UK	0010267.3	04/28/2000	2361831	11/05/2003
421	Log In To A Live Appearance	US	09/843409	04/26/2001	6801609	10/05/2004
423	A method for the synchronization of analog call display data in distributed systems	Canada	2320554	09/25/2000	2320554	02/17/2004
423	A method for the synchronization of analog call display data in distributed systems	UK	9922987.4	09/29/99	2355130	10/15/2003
423	A method for the synchronization of analog call display data in distributed systems	US	09/671395	09/27/2000	6,597,767	07/22/2003
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	Canada	2313497	07/10/2000
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	Germany
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	UK	9916234.9	07/09/99	2,351,870	09/19/2001
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	US	09/613537	07/10/2000	6915285	07/05/2005
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	US	10/442571	05/21/2003	6,606,610	08/12/2003
425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	US	11/157573	06/21/2005
428	Method to Implement Digital Private Signalling System (DPNSS)	Canada	2308066	05/11/2000	2308066	02/08/2005
428	Method to Implement Digital Private Signalling System (DPNSS)	UK	0011237.5	05/11/2000	2350014A	10/29/2003

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
428	Method to Implement Digital Private Signalling System (DPNSS)	US	09/568703	05/11/2000	6735194	05/11/2004
429	Branding dynamic link libraries	Canada	2297372	01/21/2000	2297372	04/05/2005
429	Branding dynamic link libraries	US	09/260391	03/01/99	6,694,320	02/17/2004
430	Voice multicast method	Canada	2307749	05/02/2000	2307749	07/05/2005
430	Voice multicast method	UK	9910495.2	05/06/99	2349772	05/30/2001
430	Voice multicast method	US	09/563552	05/03/2000	6,650,744	11/18/2003
433	Complex acoustic path and gasket for use with microphones	Canada	2317507	09/07/2000
433	Complex acoustic path and gasket for use with microphones	UK	9921556.8	09/14/99	2354393	11/12/2003
433	Complex acoustic path and gasket for use with microphones	US	09/660947	09/13/2000	6744900	06/01/2004
436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	Canada	2321407	09/28/2000	2321407	05/17/2005
436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	Germany
436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	UK	9923544.2	10/05/99	2355140	09/03/2003
436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	US	09/676838	09/29/2001	7055170	05/30/2006
437	Policy representations and mechanisms for the control of software based communication and business systems	Canada	2319863	09/15/2000	2319863	07/18/2006
437	Policy representations and mechanisms for the control of software based communication and business systems	Germany
437	Policy representations and mechanisms for the control of software based communication and business systems	UK	9922096.4	09/17/99	2,354,350	03/12/2004
437	Policy representations and mechanisms for the control of software based communication and business systems	US	09/663026	09/15/2000	6778641	08/17/2004
439	Method of releasing teledapt cables from deeply recssed RJ connectors	Canada	2326060	11/15/2000	2326060	06/29/2004
439	Method of releasing teledapt cables from deeply recssed RJ connectors	UK	9926945.8	11/16/99	2,356,495	07/30/2003
439	Method of releasing teledapt cables from deeply recssed RJ connectors	US	09/713909	11/16/2000	7027596	04/11/2006
440	Powering arrangement for an ethernet LAN connected telephone	Canada	2325767	10/11/2000	2325767	01/20/2004
440	Powering arrangement for an ethernet LAN connected telephone	UK	9926913.6	11/12/99	2,356,326	12/24/2003
440	Powering arrangement for an ethernet LAN connected telephone	US	09/710174	10/11/2000	6,480,122	11/12/2002
441	Common data model including field interdependencies	Canada	2,324,543	10/26/2000
441	Common data model including field interdependencies	Europe	0003790-3	11/22/2000
441	Common data model including field interdependencies	France	0013721	10/26/2000	00 13721	11/04/2005
441	Common data model including field interdependencies	Germany	10053028.1	10/26/2000
441	Common data model including field interdependencies	UK	9925175.3	10/26/99	2355818	03/03/2004
441	Common data model including field interdependencies	US	09/695,214	10/25/2000	6,643,659	11/04/2003
444	Efficient Controlled current sink for LED backlight panel	Canada	2324423	10/25/2000	2324423	03/15/2005
444	Efficient Controlled current sink for LED backlight panel	UK	9925263.7	10/26/99	2,355,816	01/14/2004
444	Efficient Controlled current sink for LED backlight panel	US	09/697538	10/26/2000	6,529,182	03/04/2003
446	Best Effort Search Email Gateway	US	10/449950	05/30/2003
448	Ultra-sonic proximity sensor for telephony	Canada	2,356,603	09/04/2001	2356603	07/18/2006
448	Ultra-sonic proximity sensor for telephony	UK	0021999.8	09/07/2000	2,366,932	08/25/2004
448	Ultra-sonic proximity sensor for telephony	US	09/948217	09/06/2001	7010098	03/08/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
449	Use of handset microphone to enhance speakerphone loudspeaker performance	Canada	2,358,063	10/03/2001	2358063	07/18/2006
449	Use of handset microphone to enhance speakerphone loudspeaker performance	Europe	0024350.1	10/05/2001
449	Use of handset microphone to enhance speakerphone loudspeaker performance	US	09/972063	10/07/2001	7031455	04/18/2006
458	Resource Sharing Using Sliding Constraints	Canada	2,355,520	08/20/2001
458	Resource Sharing Using Sliding Constraints	UK	0021089.8	08/25/2000	2366401	06/01/2005
458	Resource Sharing Using Sliding Constraints	US	09/933994	08/21/2001
460	Simple Supplementary Service Protocol (SSSP)	Canada	2331144	01/15/2001
460	Simple Supplementary Service Protocol (SSSP)	UK	0001035.5	01/17/2000	2,358,986	03/10/2004
460	Simple Supplementary Service Protocol (SSSP)	UK	0400689.6	01/13/2004	2393878	06/02/2004
460D	Simple Supplementary Service Protocol for H.323 Systems	UK	0400689.6	01/17/2000	2393878	06/02/2004
460	Simple Supplementary Service Protocol (SSSP)	US	09/761136	01/16/2001	7155528	12/26/2006
460D	Simple Supplementary Service Protocol for H.323 Systems	US	11/582268	10/17/2006
461	PDA Enabled Set	Canada	2,368,907	01/22/2002	2368907	07/05/2005
461	PDA Enabled Set	Europe	02250330.4	01/17/2002
461	PDA Enabled Set	UK	0102139.3	01/27/2001
461	PDA Enabled Set	US	10/055150	01/23/2002	7085591	08/01/2006
462	Combination Visible and Infrared Light Pipe	Canada	2,348,258	05/18/2001	2348258	07/12/2005
462	Combination Visible and Infrared Light Pipe	UK	0011877.8	05/18/2000	2,362,526	04/14/2004
462	Combination Visible and Infrared Light Pipe	US	09/861207	05/18/2001	6,641,309	11/04/2003
462	Combination Visible and Infrared Light Pipe	US	10/619306	07/14/2003	6,746,162 B2	06/08/2004
463	Efficient Battery Transfer Circuit	Canada	2350435	07/13/2001	2350435	09/28/2004
463	Efficient Battery Transfer Circuit	UK	0015152.2	06/22/2000	2363919	07/14/2004
463	Efficient Battery Transfer Circuit	US	09/881305	06/13/2001	6,642,632	11/04/2003
464	Efficient dual-source wide-input isolated DC-DC converter with effective current limit	Canada	2339538	03/05/2001	2339538	02/01/2005
464	Efficient dual-source wide-input isolated DC-DC converter with effective current limit	UK	0005375.1	03/06/2000	2360146	04/28/2004
464	Efficient dual-source wide-input isolated DC-DC converter with effective current limit	US	09/800337	03/06/2001	6,424,545	07/23/2002
466	Voice activated language translation	Canada	2419112	02/18/2003
466	Voice activated language translation	Europe	03250851.7	08/27/2003	1339206	01/03/2007
466	Voice activated language translation	France	03250851.7	02/12/2003	1339206	01/03/2007
466	Voice activated language translation	Germany	03250851.7	02/12/2003	1339206	01/03/2007
466	Voice activated language translation	UK	03250851.7	02/12/2003	1339206	01/03/2007
466	Voice activated language translation	US	10/370313	02/19/2003
467	Hardware Authentication Method	Canada	2341821	03/22/2001	2341821	06/22/2004
467	Hardware Authentication Method	UK	0009618.0	04/18/2000	2,361,567	02/22/2004
467	Hardware Authentication Method	US	09/826554	04/04/2001	6931533	08/16/2005
472	Intermediate voice and DTMF detector device for improved speech recognition utilization and penetration	Canada	2398579	08/19/2002	2398579	11/15/2005
472	Intermediate voice and DTMF detector device for improved speech recognition utilization and penetration	Europe	02255290.5	07/29/2002
472	Intermediate voice and DTMF detector device for improved speech recognition utilization and penetration	UK	0120672.1	08/24/2001
472	Intermediate voice and DTMF detector device for improved speech recognition utilization and penetration	US	10/224063	08/20/2002	6795533	09/21/2004
473	Telephone independent provision of speech recognition during dial tone and subsequent call progress states	Canada	2,357,326	09/13/2001	2357326	11/16/2004
473	Telephone independent provision of speech recognition during dial tone and subsequent call progress states	US	09/972795	09/13/2001	6778641	08/17/2004
474	Enclosure foot arrangement that can be used to stack enclosures	US	09/808682	03/15/2001	6,540,091	04/01/2003

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
474	Enclosure foot arrangement that can be used to stack enclosures	US	10/316110	12/11/2002	6695150	02/24/2004
477	Execution sets for generated logs	Canada	2343705	04/10/2001	2343705	01/16/2007
477	Execution sets for generated logs	Europe	01303374.1	04/10/2000	1146688	08/30/2006
477	Execution sets for generated logs	France	01303374.1	04/10/2001	1146688	08/30/2006
477	Execution sets for generated logs	Germany	01303374.1	04/10/2001	1146688	08/30/2006
477	Execution sets for generated logs	UK	01303374.1	04/10/2001	1146688	08/30/2006
477	Execution sets for generated logs	US	09/832373	04/11/2001
478	Tree hierarchy and description for generated logs	Canada	2343695	04/10/2001	2343695	01/24/2006
478	Tree hierarchy and description for generated logs	Europe	01303443.4	04/12/2001
478	Tree hierarchy and description for generated logs	France	01303443.4	04/12/2001	1146689	10/19/2005
478	Tree hierarchy and description for generated logs	Germany	01303443.4	04/12/2001	1146689	10/19/2005
478	Tree hierarchy and description for generated logs	UK	01303443.4	04/12/2001	1146689	10/19/2005
478	Tree hierarchy and description for generated logs	US	09/832734	04/11/2001	6816576	11/09/2004
479	Dynamic Rule Sets for Generated Logs	Canada	2343692	04/10/2001
479	Dynamic Rule Sets for Generated Logs	Europe	01303459.0	04/12/2000	1146426	02/02/2005
479	Dynamic Rule Sets for Generated Logs	US	09/832619	04/11/2001	7177896	02/13/2007
481	Telephone line powered CO drop reconnect	UK	0102632.7	02/02/2001	2364473	12/10/2003
484	Noise masking of microphone signals in wired telecommunications equipment and power loss disconnect	US	09/571,534	05/16/2000	7024175	04/05/2006
485	Method of attaching moulded enclosures	Canada	2,353,117	07/16/2001	2353117	04/18/2006
485	Method of attaching moulded enclosures	UK	0017730.3	07/19/2000	2365093	12/31/2003
485	Method of attaching moulded enclosures	US	09/907847	07/18/2001	6746174	06/08/2004
486	Voice Mail Number and E-Mail Extraction	Canada	2375410	03/08/2002	2375410	09/06/2005
486	Voice Mail Number and E-Mail Extraction	UK	0106960.8	03/20/2001	2373670	09/21/2005
486	Voice Mail Number and E-Mail Extraction	US	10/101083	03/18/2002	6785367	08/31/2004
487	System and method for the management of computer software maintenance	Canada	2299850	03/01/2000	2299850	06/14/2005
489	Minet IP Protocol Extensions,	Canada	2339320	03/02/2001	2339320	12/05/2006
489	Minet IP Protocol Extensions,	US	09/800112	03/05/2001
491	A better presentation of a menu for an interactive voice response system	Canada	2400148	08/29/2002	2400148	01/09/2007
491	A better presentation of a menu for an interactive voice response system	Europe	02255935.5	08/27/2002
491	A better presentation of a menu for an interactive voice response system	UK	0121150.7	08/31/2001
491	A better presentation of a menu for an interactive voice response system	US	10/231612	08/30/2002
492	Method of using speech recognition to initiate a WAP Session	Canada	2,351,899	06/29/2001	2351899	04/04/2006
492	Method of using speech recognition to initiate a WAP Session	UK	0016144.8	06/30/2000	2,364,480	07/14/2004
492	Method of using speech recognition to initiate a WAP Session	US	09/896146	06/29/2001	7103550	09/05/2006
493	Formed Lens Tab for Designation Card Insert	Canada	2,354,203	07/26/2001	2354203	11/30/2004
493	Formed Lens Tab for Designation Card Insert	UK	0018475.4	07/27/2000	2365481	03/17/2004
493	Formed Lens Tab for Designation Card Insert	US	09/916165	07/26/2001	6,581,315	06/24/2003
494	Superconsole-2000	Canada	2000-1675	06/29/2000	95828	10/21/2005
494	Superconsole-2000	UK	2094102	07/06/2000	2094102	10/18/2000
494	Superconsole-2000	US	29/125848	06/30/2000	D448746	10/02/2001
495	Acoustic Talker Localization	Canada	2,352,017	06/28/2001
495	Acoustic Talker Localization	UK	0016142.2	06/30/2000	2364121	11/24/2004
495	Acoustic Talker Localization	US	09/894539	06/28/2001
499	Method for handling far-end speech effects in hands-free telephony systems based on acoustic beamforming	Canada	2445180	10/03/2003	2445180	02/06/2007

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
499	Method for handling far-end speech effects in hands-free telephony systems based on acoustic beamforming	Canada	2,358,044	10/03/2001	2358044	12/07/2004
499	Method for handling far-end speech effects in hands-free telephony systems based on acoustic beamforming	Europe	01308551.9	10/05/2001
499	Method for handling far-end speech effects in hands-free telephony systems based on acoustic beamforming	UK	0024582.9	10/06/2000	2367730	04/27/2005
503	Microphone Gasket with Integrated Acoustic Resistance	Canada	2,372,351	02/18/2002
503	Microphone Gasket with Integrated Acoustic Resistance	UK	0104084.9	02/20/2001	2372397	10/06/2004
503	Microphone Gasket with Integrated Acoustic Resistance	US	10/078625	02/19/2002	6978033	12/20/2005
503	Microphone Gasket with Integrated Acoustic Resistance	US	11/114795	04/26/2005	7035420	04/25/2006
504 (formerly 504B)	Distributed Echo Cancelling	Canada	2430030	05/26/2003	2430030	02/06/2007
504 (formerly 504B)	Distributed Echo Cancelling	Europe	03253161.8	05/21/2003	1367738	08/16/2006
504 (formerly 504B)	Distributed Echo Cancelling	France	03253161.8	05/21/2003	1367738	08/16/2006
504 (formerly 504B)	Distributed Echo Cancelling	Germany	03253161.8	05/21/2003	1367738	08/16/2006
504 (formerly 504B)	Distributed Echo Cancelling	UK	0212591.2	05/31/2001	2389287	11/23/2005
504 (formerly 504B)	Distributed Echo Cancelling	UK	03253161.8	05/21/2003	1367738	08/16/2006
504 (formerly 504B)	Distributed Echo Cancelling	US	10/447857	05/29/2003	7085374	08/01/2006
504 (formerly 504B)	Distributed Echo Cancelling	US	11/476926	06/28/2006
507	Automatic Location-Aware Feature Selection	Canada	2412238	11/20/2002	2412238	10/25/2005
507	Automatic Location-Aware Feature Selection	Europe	02258274.6	11/29/2002
507	Automatic Location-Aware Feature Selection	UK	0128595.6	11/29/2001
507	Automatic Location-Aware Feature Selection	US	10/302119	10/22/2002	7058167	06/06/2006
509	A Split Browser for Stimulus Phones	Canada	2,400,139	08/29/2002
509	A Split Browser for Stimulus Phones	Europe	02256054.6	08/30/2002
509	A Split Browser for Stimulus Phones	UK	0121160.6	08/31/2001
509	A Split Browser for Stimulus Phones	US	10/232146	08/30/2002	7106837	09/12/2006
510	Method of Enabling a CPE to Test a Telephone Line and Report the Results of the Test	Canada
510	Method of Enabling a CPE to Test a Telephone Line and Report the Results of the Test	UK
510	Method of Enabling a CPE to Test a Telephone Line and Report the Results of the Test	US	09/938130	08/23/2001	6831965	12/14/2004
513	Method and Apparatus for Establishing and maintining voice communications Among a Community of Interest	Canada	2145798	01/08/2003	2415798	01/09/2007
513	Method and Apparatus for Establishing and maintining voice communications Among a Community of Interest	Europe	03250228.8	01/14/2003
513	Method and Apparatus for Establishing and maintining voice communications Among a Community of Interest	UK	0200746.6	01/14/2002
513	Method and Apparatus for Establishing and maintining voice communications Among a Community of Interest	US	10/339996	01/10/2003	7127047	10/24/2006
514	Mouse Controller	Canada	2001-1383	06/01/2001	96902	03/22/2002
514	Mouse Controller	Canada	2001-2932	12/05/2001	98144	02/17/2003
514	Mouse Controller	France	016937	11/28/2001	659272-8	03/29/2002
514	Mouse Controller	France	020491	01/25/2002	020491	06/07/2002
514	Mouse Controller	UK	2106657	11/30/2001	2106657	07/18/2002

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
514	Mouse Controller	UK	3000892	01/23/2002	3000892	07/09/2002
514	Mouse Controller	US	29/150658	01/28/2002	D464052	10/08/2002
514	Mouse Controller	US	29/154726	01/28/2002	D474169	05/06/2003
516	Mobile Interactive Logs	Canada	2381536	05/21/2002
516	Mobile Interactive Logs	Europe	02252620.6	04/12/2002	1249967	10/25/2006
516	Mobile Interactive Logs	France	02252620.6	04/12/2002	1249967	10/25/2006
516	Mobile Interactive Logs	Germany	02252620.6	04/12/2002	1249967	10/25/2006
516	Mobile Interactive Logs	UK	02252620.6	04/12/2002	1249967	10/25/2006
516	Mobile Interactive Logs	US	10/121779	04/12/2002
517	Remote Assembly of Messages for Distributed Applications	Canada	2,384,066	04/30/2002
517	Remote Assembly of Messages for Distributed Applications	France	0205524	05/02/2002	0205524	05/27/2005
517	Remote Assembly of Messages for Distributed Applications	Germany	10220556.6	05/02/2002
517	Remote Assembly of Messages for Distributed Applications	UK	0110713.5	05/02/2001	2375264	10/13/2004
518	Master /Slave Frame Lock Method	Canada	2385182	05/07/2002	2385182	07/18/2006
518	Master /Slave Frame Lock Method	Europe	02253259.2	05/09/2002	1257059	03/22/2006
518	Master /Slave Frame Lock Method	France	02253259.2	05/09/2002	1257059	03/22/2006
518	Master /Slave Frame Lock Method	Germany	02253259.2	05/09/2002	1257059	03/22/2006
518	Master /Slave Frame Lock Method	UK	0111300.0	05/09/2001
518	Master /Slave Frame Lock Method	UK	02253259.2	05/09/2002	1257059	03/22/2006
518	Master /Slave Frame Lock Method	US	10/142854	05/09/2002	7062005	06/13/2006
519	Phantom-feed to Spare-Pair Conversion	Canada	2416852	01/21/2003	2416852	05/16/2006
519	Phantom-feed to Spare-Pair Conversion	Europe	03250370.8	01/21/2003
519	Phantom-feed to Spare-Pair Conversion	UK	0201399.3	01/22/2002
519	Phantom-feed to Spare-Pair Conversion	US	10/348839	01/22/2003	7030733	04/18/2006
520	Tuple Space Operations for Fine Grained Control	Canada	2416070	01/09/2003
520	Tuple Space Operations for Fine Grained Control	Europe	03250226.2	01/14/2003	1329810	08/16/2006
520	Tuple Space Operations for Fine Grained Control	France	03250226.2	01/14/2003	1329810	08/16/2006
520	Tuple Space Operations for Fine Grained Control	Germany	03250226.2	01/14/2003	1329810	08/16/2006
520	Tuple Space Operations for Fine Grained Control	UK	03250226.2	01/14/2003	1329810	08/16/2006
520	Tuple Space Operations for Fine Grained Control	US	10/339836	01/10/2003	6704734	03/09/2004
521	A Hardware-Assisted Tuple Space	Canada	0200747.4	01/10/2003
521	A Hardware-Assisted Tuple Space	Europe	03250227.0	01/14/2003	1329807	08/23/2006
521	A Hardware-Assisted Tuple Space	France	03250227.0	01/14/2003	1329807	08/23/2006
521	A Hardware-Assisted Tuple Space	Germany	03250227.0	01/14/2003	1329807	08/23/2006
521	A Hardware-Assisted Tuple Space	UK	03250227.0	01/14/2003	1329807	08/23/2006
521	A Hardware-Assisted Tuple Space	US	10/341211	01/13/2003	6931491	08/16/2005
522	A protocol for Facilitating the Selection of Electronic Services Using Infrared and a Network Address ID	Europe	02257706.8	11/06/2002	1309152	06/14/2006
522	A protocol for Facilitating the Selection of Electronic Services Using Infrared and a Network Address ID	France	02257706.8	11/06/2002	1309152	06/14/2006
522	A protocol for Facilitating the Selection of Electronic Services Using Infrared and a Network Address ID	Germany	02257706.8	11/06/2002	1309152	06/14/2006
522	A protocol for Facilitating the Selection of Electronic Services Using Infrared and a Network Address ID	UK	02257706.8	11/06/2002	1309152	06/14/2006
522	A protocol for Facilitating the Selection of Electronic Services Using Infrared and a Network Address ID	US	10/287850	11/05/2002
525	Efficient Power Supply Start Up Circuit	Canada	2416338	01/14/2003	2416338	10/18/2005
525	Efficient Power Supply Start Up Circuit	Europe	03250264.3	01/16/2003
525	Efficient Power Supply Start Up Circuit	UK	0200934.8	01/16/2002
525	Efficient Power Supply Start Up Circuit	US	10/342263	01/15/2003	6804126	10/12/2004
526	A Device for Changing the Speaking Rate of Recorded Speech	Canada	2452022	12/04/2003
526	A Device for Changing the Speaking Rate of Recorded Speech	Europe	03257650.6	12/04/2003	1426926	08/30/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
526	A Device for Changing the Speaking Rate of Recorded Speech	France	03257650.6	12/04/2003	1426926	08/30/2006
526	A Device for Changing the Speaking Rate of Recorded Speech	Germany	03257650.6	12/04/2003	1426926	08/30/2006
526	A Device for Changing the Speaking Rate of Recorded Speech	UK	03257650.6	12/04/2003	1426926	08/30/2006
526	A Device for Changing the Speaking Rate of Recorded Speech	US	10/729842	12/04/2003	7143029	11/28/2006
527	Headset or Handset signaling scheme	Canada	2401937	09/09/2002	2401937	01/09/2007
527	Headset or Handset signaling scheme	Europe	02255441.4	09/14/2001	1294160	10/26/2005
527	Headset or Handset signaling scheme	France	02255441.4	09/14/2001	1294160	10/26/2005
527	Headset or Handset signaling scheme	Germany	02255441.4	09/14/2001	60206861.4-08	10/26/2005
527	Headset or Handset signaling scheme	UK	02255441.4	09/14/2001	1294160	10/26/2005
527	Headset or Handset signaling scheme	US	10/241275	09/10/2002
530	Call Redirection Zones for Wireless Communications	Canada	2447447	10/29/2003
530	Call Redirection Zones for Wireless Communications	Europe	03256848.7	10/29/2003
530	Call Redirection Zones for Wireless Communications	UK	0225428.2	10/31/2002
530	Call Redirection Zones for Wireless Communications	US	10/696734	10/28/2003	7024184	04/04/2006
532	Line Echo Cancellation System	Canada	2429928	05/27/2003
532	Line Echo Cancellation System	Europe	03252672.5	04/28/2003	1367737	12/03/2004
532	Line Echo Cancellation System	UK	0212397.4	05/29/2002
532	Line Echo Cancellation System	US	10/448155	05/29/2003	6956830	10/18/2005
533	Loudspeaker cap to reduce structural ...acoustic modes	Canada	2,405,210	09/25/2002	2405210	05/30/2006
533	Loudspeaker cap to reduce structural ...acoustic modes	Europe	02256665.7	09/25/2002
533	Loudspeaker cap to reduce structural ...acoustic modes	US	10/256569	09/26/2002	6741717	05/25/2004
534	Robust Talker Localization in Reverberant Environment	Canada	2,394,429	09/19/2002
534	Robust Talker Localization in Reverberant Environment	Europe	02255406.7	08/01/2002
534	Robust Talker Localization in Reverberant Environment	US	10/222941	08/15/2002	7130797	10/31/2006
535	Method to Improve Near-end Voice Activity Detection in Audio Systems Based on the Beamforming Technology	Europe	02255766.4	08/19/2002	1286328	06/21/2006
535	Method to Improve Near-end Voice Activity Detection in Audio Systems Based on the Beamforming Technology	France	02255766.4	08/19/2002	1286328	06/21/2006
535	Method to Improve Near-end Voice Activity Detection in Audio Systems Based on the Beamforming Technology	Germany	02255766.4	09/19/2002	1286328	06/21/2006
535	Method to Improve Near-end Voice Activity Detection in Audio Systems Based on the Beamforming Technology	UK	0120322.3	08/21/2001
535	Method to Improve Near-end Voice Activity Detection in Audio Systems Based on the Beamforming Technology	UK	02255766.4	09/19/2002	1286328	06/21/2006
538	5303 Conference Phone	Canada	98870	03/08/2002	98870	01/23/2003
538	5303 Conference Phone	France	022638	04/23/2002	670150-53	07/19/2002
538	5303 Conference Phone	UK	2,104,854	09/17/2001	2,104,854	09/17/2001
538	5303 Conference Phone	US	29/156949	03/12/2002	472539	04/01/2003
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	Canada	2436072	07/24/2003	2436072	01/09/2007
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	Europe	03017609.3	08/11/2003	1389865	10/04/2006

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	France	03017609.3	08/11/2003	1389865	10/04/2006
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	Germany	03017609.3	08/11/2003	1389865	10/04/2006
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	UK	03017609.3	08/11/2003	1389865	10/04/2006
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	UK	03017609.3	08/11/2003
547	Personalized and Customizable Feature Execution and Specification System for Application in IP Telephony and elsewhere with Operational Semantics and Implemntation with Deontic Task Trees	US	10/631853	08/01/2003
548	Method to Control Noise Level Calculations in a Conferencing System	Canada	2416003	01/09/2003
548	Method to Control Noise Level Calculations in a Conferencing System	UK	2385249	10/04/2002	2385249	10/12/2005
548	Method to Control Noise Level Calculations in a Conferencing System	US	10/044800	01/20/2002	7085715	08/01/2006
549	7 kHz audio earpieces(low leak conditions and high leak conditions)for wideband audio telephone handsets, cell phone handsets or headsets	Canada	2431526	07/09/2003	2431526	01/24/2006
549	7 kHz audio earpieces(low leak conditions and high leak conditions)for wideband audio telephone handsets, cell phone handsets or headsets	Europe	03253240.0	05/23/2003	1372352	12/17/2003
549	7 kHz audio earpieces(low leak conditions and high leak conditions)for wideband audio telephone handsets, cell phone handsets or headsets	UK	0213732.1	06/14/2002
549	7 kHz audio earpieces(low leak conditions and high leak conditions)for wideband audio telephone handsets, cell phone handsets or headsets	US	10/460449	06/11/2003
553	Mitel 5230 IP Appliance	Canada	99306	05/02/2002	99306	01/15/2004
553	Mitel 5230 IP Appliance	Canada	99307	05/02/2002	99307	01/15/2004
553	Mitel 5230 IP Appliance	France	026602	10/31/2002	026602	04/25/2003
553	Mitel 5230 IP Appliance	France	026631	11/04/2002	694332	02/28/2003
553	Mitel 5230 IP Appliance	Germany	40209041.1	10/31/2002	40209041.1	12/06/2002
553	Mitel 5230 IP Appliance	Germany	40209289.9	11/01/2002	40209289.9	12/11/2002
553	Mitel 5230 IP Appliance	UK	3008243	11/01/2002	3008243	11/19/2002
553	Mitel 5230 IP Appliance	UK	3008244	11/01/2002	3008244	12/16/2002
553	Mitel 5230 IP Appliance	US
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	Canada	2427775	11/03/2003	2427775	09/12/2006
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	Europe	03252407.6	04/15/2003	1359731	07/20/2005
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	France	03252407.6	04/15/2003	1359731	07/20/2005
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	Germany	03252407.6	04/15/2003	1359731	07/20/2005

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	UK	03252407.6	04/15/2003	1359731	07/20/2005
555	Replaceable Personal Digital Assistant Cradle for Desktop Telephone	US	10/428608	05/02/2003
562	A Method of Acoustic Echo Cancellation in Full-duplex Hands Free Audio Conferencing with Spatial Directivity	Canada	2413217	01/22/2003	2413217	01/16/2007
562	A Method of Acoustic Echo Cancellation in Full-duplex Hands Free Audio Conferencing with Spatial Directivity	US	10/306154	11/29/2002	6990193	01/24/2006
564	A Method to Capture the Constant Echo Path Information in Full-Duplex Telephones	Canada	2414636	12/18/2003	2414636	09/12/2006
564	A Method to Capture the Constant Echo Path Information in Full-Duplex Telephones	US	10/321499	12/18/2002
570	A method of optimal microphone arry design under uniform acoustic coupling constraints	Canada	2481640	09/15/2004	2481640	02/06/2007
570	A method of optimal microphone arry design under uniform acoustic coupling constraints	Europe	04104469.4	09/15/2004	published 1517581	03/23/2005
570	A method of optimal microphone arry design under uniform acoustic coupling constraints	UK	0321722.1	09/16/2003
570	A method of optimal microphone arry design under uniform acoustic coupling constraints	US	10/941961	09/16/2004
574	Detecting Acoustic Echoes using Microphone Arrays	Canada	2485728	10/21/2004	2485728	01/02/2007
574	Detecting Acoustic Echoes using Microphone Arrays	Europe	04105221.8	10/21/2004
574	Detecting Acoustic Echoes using Microphone Arrays	UK	0324536.2	10/21/2003
574	Detecting Acoustic Echoes using Microphone Arrays	US	10/971213	10/21/2004
592	Parallel GSC Structure for Adaptive Beamforming Under Equalization Constraints	Canada	2506439	05/05/2005
592	Parallel GSC Structure for Adaptive Beamforming Under Equalization Constraints	Europe	05103862.8	05/10/2005
592	Parallel GSC Structure for Adaptive Beamforming Under Equalization Constraints	UK	0410847.8	05/14/2004
592	Parallel GSC Structure for Adaptive Beamforming Under Equalization Constraints	US	11/125498	05/10/2005	6999378	02/14/2006
602	“Navigator” Computer-Telephony Device	Canada	110007	02/04/2005	110007	06/30/2006
602	“Navigator” Computer-Telephony Device	Europe	000384961	08/04/2005	000384961	10/04/2005
602	“Navigator” Computer-Telephony Device	US	29/235613	08/03/2005
11197	Data Storage System	US	07/409966	9/18/1989	5034915	07/23/91
111103	Wireless Telephone System	US	404010	09/07/89	5005183	04/02/91
111125	Digital Signal Processing System	Canada			1279393	01/22/91
111125	Digital Signal Processing System	US	142816	01/11/88	4862452	08/29/89
111138	Digital DTMF Tone Detector	Canada	566003	05/05/88	1289281	09/17/91
111138	Digital DTMF Tone Detector	UK	8910226.3	05/04/89	2219174	05/04/89
111138	Digital DTMF Tone Detector	US	346750	05/03/89	5119322	06/02/92
111145	Trunk Cord with Distributed Signalling Voltages	Canada	574775	08/15/88	1289280	09/17/91
111145	Trunk Cord with Distributed Signalling Voltages	UK	8918022.8	08/07/89	2222056	08/07/89
111145	Trunk Cord with Distributed Signalling Voltages	US	388942	08/03/89	4926467	05/15/90
111146	Apparatus for Testing	Canada	604279	06/28/89	1311570	12/15/92
111146	Apparatus for Testing	US	498102	03/23/90	4996702	02/26/91
111152	Programmable Threshold Alert	Canada	608745	08/18/89	1326530	01/25/94
111152	Programmable Threshold Alert	US	323374	03/14/89	4964155	10/16/99
111153	Group Emergency Call System	Canada	583164	11/15/88	1333296	11/29/94
111153	Group Emergency Call System	UK	8925199.5	11/08/89	2225194	11/08/89
111153	Group Emergency Call System	US	426418	10/26/89	5166972	11/24/92
111159	Redundant Clock & Frame Pulse Synchronization System	Canada	571908	07/13/88	1302594	06/02/92
111171	Digitally Controlled Ringer Signal Generator	Canada
111171	Digitally Controlled Ringer Signal Generator	US	894632	06/05/92	5323456	06/21/94
111174	Modular Communication System with Allocatable Bandwidth	Canada	2056827	12/02/91	2056827	02/23/99

						Patent
						Grant
Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
111174	Modular Communication System with Allocatable Bandwidth	UK	9211157.4	05/26/92	2256349	05/26/92
111174	Modular Communication System with Allocatable Bandwidth	UK	9507657.6	05/26/92	2286099	05/26/92
111174	Modular Communication System with Allocatable Bandwidth	UK	9507658	05/26/92	2286318	05/26/92
111174	Modular Communication System with Allocatable Bandwidth	US	07/708769	05/31/91	5164940	11/17/92
111176	Compressed Language Dictionary	Canada	2051135	05/12/86	2051135	09/26/89
111176	Compressed Language Dictionary	UK	9207399.8	04/02/92	2259596	04/02/92
111176	Compressed Language Dictionary	US	878854	05/05/92	5383121	01/17/95
111179	Programmable Call Progress Tones for a Switching System	Canada	2068154	05/07/92	2068154	01/14/97
111179	Programmable Call Progress Tones for a Switching System	UK	9308617.1	04/26/93	2266820
111179	Programmable Call Progress Tones for a Switching System	US	050900	04/21/93	5436964	07/25/95
111182	Digital Class Receiver	Canada	2069142	05/21/92	2069142	04/02/96
111182	Digital Class Receiver	UK	9309441.5	05/07/93	2267417	05/07/93
111182	Digital Class Receiver	US	922616	07/30/92	5400365	03/21/95
190112	Circuit for Maintaining Hybrid Cancellation of Signals in a Communication System	US	420648	10/11/89	5054062	10/01/91
190121	Digital key system architecture	UK	8904889.6	03/03/89	2221596	08/05/92
190121	Digital key system architecture	US	386697	07/31/89	5202883	04/13/93
Jointly Owned Patents (Granted)

							Patent
							Grant
Status/Owner	Mitel #	Title	Country	Serial #	Date Filed	Patent #	Date
Mitel Networks Corporation & The University of Ottawa	425	Feature Interaction Resolution Using Policies event based model and Fuzzy Logic	Canada	2313497	07/10/2000
Mitel Networks Corporation & The University of Ottawa	436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	Canada	2321407	09/28/2000	2321407	05/17/2005
Mitel Networks Corporation & The University of Ottawa	436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	Germany
Mitel Networks Corporation & The University of Ottawa	436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	UK	9923544.2	10/05/99	2355140	09/03/2003
Mitel Networks Corporation & The University of Ottawa	436	Security Mechanisms and Architecture for Collaborative Software System using Tuple Spaces and Blackboard Systems	US	09/676838	09/29/2001
Mitel Networks Corporation & The University of Ottawa	437	Policy representations and mechanisms for the control of software based communication and business systems	Canada	2319863	09/15/2000	2319863	07/18/2006
Mitel Networks Corporation & The University of Ottawa	437	Policy representations and mechanisms for the control of software based communication and business systems	Germany
Mitel Networks Corporation & The University of Ottawa	437	Policy representations and mechanisms for the control of software based communication and business systems	UK	9922096.4	09/17/99	2,354,350	03/12/2004
Mitel Networks Corporation & The University of Ottawa	437	Policy representations and mechanisms for the control of software based communication and business systems	US	09/663026	09/15/2000	6778641	08/17/2004

The following Patents are licensed from Zarlink Semiconductor. In the event that Zarlink no longer wishes to retain the rights in these patents, the Corporation has the option to obtain an assignment of the Patents (without cost):

Filed	Mitel #	Title	Country		Serial #	Date Filed	Patent #
229B	Agent-Based Web Search Engine	Canada		2265292	03/15/99
229B	Agent-Based Web Search Engine	Germany		19913509.6	03/25/99	expired
229B	Agent-Based Web Search Engine	UK		9806392.8	03/25/97	expired
229B	Agent-Based Web Search Engine	US		09275597	03/24/99	AB
385B	Marker Packet Method Measuring Audio Signal to Packet Delays	Canada
385B	Marker Packet Method Measuring Audio Signal to Packet Delays	UK		9925878.2	11/01/99	2355901	09/02/2003
S163B	Double-Talk and Path Change Detection Using A Matrix of Correlation Coefficients	Canada		2402511	09/10/2002

Granted
75B	Basic Rate Interface	Canada		2047641	07/23/91	2047641	01/11/2000
75B	Basic Rate Interface	US		185821	01/21/94	5432791	07/11/95
76B	Digital Wireless Interface	Canada		2,053,137	10/22/91	2053137	08/21/2001
76B	Digital Wireless Interface	Europe		92921240.5	10/22/91	0607250	12/17/97
76B	Digital Wireless Interface	US		08211574	10/01/91	5612990	03/18/97
95B	Multiple Access	UK		9402479.1	02/09/94	2274961	11/12/96
95B	Multiple Access	US		08/191470	02/04/2000	5544158	08/06/96

98B (formerly 111188)	ST Bus DSP Interface	Canada		2080159-0	10/08/92	2080159	09/15/98

98B (formerly 111188)	ST Bus DSP Interface	Mexico		9306077	09/30/93	186222	10/01/97

98B (formerly 111188)	ST Bus DSP Interface	UK		9319629.3	09/23/93	2271448	04/13/94

98B (formerly 111188)	ST Bus DSP Interface	US		08065533	05/21/93	5649148	07/15/97
116B	Digital FSK Receiver Using Double Zero Crossing	Canada		2116042	02/21/94	2116042	03/23/99
116B	Digital FSK Receiver Using Double Zero Crossing	Germany		19503576.3	02/03/95	19503576	11/13/97
116B	Digital FSK Receiver Using Double Zero Crossing	UK		9502926	02/15/95	2286951	05/15/98
116B	Digital FSK Receiver Using Double Zero Crossing	US		08577777	02/21/94	5661759	08/26/97
117B	Programmable Digital Call Progress Tone Detector	Canada		2116043	02/21/94	2116043	09/23/97
117B	Programmable Digital Call Progress Tone Detector	Germany	P	19504514.9	02/11/95	19504514	02/27/97
117B	Programmable Digital Call Progress Tone Detector	UK		9502893.2	02/15/95	2286746	04/29/98
117B	Programmable Digital Call Progress Tone Detector	US		199482	02/22/94	5563942	10/08/96
138B	Battery Switch for RAM Backup	US		08/235257	04/29/94	5532676	07/02/96
152B	Loop Current Detector	Canada		2146596	04/07/95	2146596	09/21/99
152B	Loop Current Detector	US		08225481	04/29/94	5768342	06/16/98
157B	Ring Discriminator	Canada		2164247	12/01/95	2164247	07/06/99
184B	Standby High Voltage Analog Line Feed	Canada		2180316	07/02/96	2180316	01/11/2000
184B	Standby High Voltage Analog Line Feed	US		08/675111	07/03/96	5889858	03/30/99
188B	Mechanism For Sharing of Guaranteed Resources	Canada		2313614	07/05/2000	2313614	09/16/2003
188B	Mechanism For Sharing of Guaranteed Resources	UK		9916208.3	07/09/99	2353915	12/12/2001
188B	Mechanism For Sharing of Guaranteed Resources	US		09/611054	07/06/2000
220B	Digital Phase Reversal Detector	Canada		2161042	10/20/95	2161042	08/28/2001
220B	Digital Phase Reversal Detector	Europe		96933290.7	10/16/96	0 856 212	09/27/2000

Filed	Mitel #	Title	Country	Serial #	Date Filed	Patent #
220B	Digital Phase Reversal Detector	France	96933290.7	10/16/96	0 856 212	09/27/2000
220B	Digital Phase Reversal Detector	Germany	96933290.7	10/16/96	69610505.5	09/27/2000
220B	Digital Phase Reversal Detector	Japan
220B	Digital Phase Reversal Detector	UK	96933290.7	10/16/96	0856212	09/27/0200
220B	Digital Phase Reversal Detector	US	09/051,355	06/25/98	6259750	07/10/2001
231B	Intelligent Message Leaving	Canada	2181199	07/15/96	2181199	08/21/2001
231B	Intelligent Message Leaving	UK	9714811.8	05/15/97	2315385	08/09/2000
231B	Intelligent Message Leaving	US	08/893277	07/15/97	6167127	12/26/2000
237B	Multiplexing TAPI Calls into one Virtual TAPI Call	UK	9805321.8	03/12/98	2323251	04/21/99
237B	Multiplexing TAPI Calls into one Virtual TAPI Call	US	08815596	03/12/97	5949765	09/07/99
263B	Internet Telephony Gateway	Canada	2180685	07/08/96	2180685	09/09/2003
263B	Internet Telephony Gateway	France	9708918	07/08/97
263B	Internet Telephony Gateway	Germany	19728878.2	07/07/97
263B	Internet Telephony Gateway	UK	9714058.6	07/04/97
263B	Internet Telephony Gateway	US	08/885538	06/30/97
285B	Synchronization of Communication Devices Connected Over an Asynchronous Link	Canada	2,199,647	03/11/97	2199647	01/27/2004
300B	Circuit to Improve Transducer Separation in Handsfree Telephone	UK	9803352.5	02/17/97	2322257	04/28/99
300B	Circuit to Improve Transducer Separation in Handsfree Telephone	US	08/802001	02/18/97	6438240	08/20/2002
318B	Method of Selecting Between Multiple Clock Drive Sources for a Backplane Clock Signal	Canada	2254310	11/16/98	2254310	06/05/2001
318B	Method of Selecting Between Multiple Clock Drive Sources for a Backplane Clock Signal	UK	9724256.4	11/17/97	2331417	06/27/2001
318B	Method of Selecting Between Multiple Clock Drive Sources for a Backplane Clock Signal	US	09/193745	11/17/98	6163850	12/19/2000
320B	PASIC Digital Switching System	Canada	2275063	06/17/99	2275063	08/02/2005
320B	PASIC Digital Switching System	US	09/344064	06/25/99
328B	DNIC Peripheral Extender	Canada	2308012	05/11/2000	2308012	08/10/2004
328B	DNIC Peripheral Extender	UK	9917644.8	05/13/99	2350010A	06/20/2001
328B	DNIC Peripheral Extender	US	09/570116	05/12/2000	6628776	09/30/2003
332B	Event Detector for OTP	Canada	2275116	06/18/99	2275116	10/28/2003
332B	Event Detector for OTP	UK	9813971.0	06/30/98	2339119	05/21/2003
332B	Event Detector for OTP	US	09/343227	06/30/99	6741558	05/25/2004
334B	Call Processing with Synchronized Tuple Spaces	Canada	2316549	08/15/2000
334B	Call Processing with Synchronized Tuple Spaces	UK	9920051.1	08/24/99	2353612	11/12/2003
334B	Call Processing with Synchronized Tuple Spaces	US	09/642,340	08/21/2000	7096259	08/22/2006
352B	Mechanism for discounting in a bidding process based on quality of Service	Canada	2288459	11/03/99	2288459	12/31/2002
352B	Mechanism for discounting in a bidding process based on quality of Service	UK	9824567.3	11/09/98	2343583	05/05/2004
352B	Mechanism for discounting in a bidding process based on quality of Service	US	09/435857	11/08/99	6687682	02/03/2004
364B	Echo cancelling/suppression for handsets	Canada	2293911	12/29/99	2293911	06/01/2004
364B	Echo cancelling/suppression for handsets	UK	9907102.9	03/26/99	2348350	02/18/2004
364B	Echo cancelling/suppression for handsets	US	09/488141	12/29/99	6999582	02/14/2006
365B	Locating Network Echos	Canada	2319639	09/14/2000	2319639	03/16/2004
365B	Locating Network Echos	UK	9921555.0	09/14/99	2354414	12/22/2004
365B	Locating Network Echos	US	09/662259	09/14/2000	6947395	09/20/2005
379B	Adaptive Buffer Management for Voice Over Packet Based Networks	Canada	2288365	11/02/99	2288365	08/10/2004
379B	Adaptive Buffer Management for Voice Over Packet Based Networks	US	09/432540	11/03/99	6603759	08/05/2003
388B	A Method for Noise Dosimeter in Appliances Employing Earphones or Handsets	Canada	2293522	12/29/99	2293522	06/10/2003

Filed	Mitel #	Title	Country	Serial #	Date Filed	Patent #
388B	A Method for Noise Dosimeter in Appliances Employing Earphones or Handsets	UK	9909708.1	04/27/99	2349466	10/15/2003
388B	A Method for Noise Dosimeter in Appliances Employing Earphones or Handsets	US	09/488151	01/20/2000	6507650	01/14/2003
389B	Telephone Headset Click-Free Muting Circuit	Canada	2286371	10/14/99	2286371	07/30/2002
389B	Telephone Headset Click-Free Muting Circuit	UK	9822695.4	10/16/98	2342798	04/16/2003
389B	Telephone Headset Click-Free Muting Circuit	US	09/418704	10/15/99	6292560	09/18/2001
390B	A Technique for Eliminating the ‘Click’ Noise Associated with the Activation of a Microphone Mute Switch	Canada	2308544	05/15/2000	2308544	12/28/2004
390B	A Technique for Eliminating the ‘Click’ Noise Associated with the Activation of a Microphone Mute Switch	UK	9911433.2	05/17/99	2350256	05/30/2001
390B	A Technique for Eliminating the ‘Click’ Noise Associated with the Activation of a Microphone Mute Switch	US	09/571808	05/16/2000	6690793	02/10/2004
393B	Improvement of the Full Duplex Speakerphone Start-up Sequence using Default LEC Coefficients	Canada	2291428	12/01/99	2291428	05/20/2003
393B	Improvement of the Full Duplex Speakerphone Start-up Sequence using Default LEC Coefficients	UK	9826501.0	12/02/98
393B	Improvement of the Full Duplex Speakerphone Start-up Sequence using Default LEC Coefficients	US	09/453147	12/02/99	6768723	07/27/2004
396B	Click Free Muting Circuit for Headset	Canada	2291884	12/09/99	2291884	01/31/2006
396B	Click Free Muting Circuit for Headset	UK	9827184.4	12/11/98	2344711	02/25/2004
396B	Click Free Muting Circuit for Headset	US	09/459321	12/10/99	6751316	06/15/2004
398B	A Hardware Mechanism to Control the Data Reception Buffers for Packetized Voice Channels......	Canada	2308648	05/17/2000	2308648	02/15/2005
398B	A Hardware Mechanism to Control the Data Reception Buffers for Packetized Voice Channels......	UK	9912575.9	05/28/99	2350533	07/04/2001
398B	A Hardware Mechanism to Control the Data Reception Buffers for Packetized Voice Channels......	US	09/577397	05/22/2000	6721825
420B	Synchronization method and system for keeping track of encoding history to maintain digital system syncrhonization during communication over lossy transmission media	Canada	2309014	05/23/2000	2309014	11/02/2004
420B	Synchronization method and system for keeping track of encoding history to maintain digital system syncrhonization during communication over lossy transmission media	UK	9913656.6	06/11/99	2350984	10/15/2003
420B	Synchronization method and system for keeping track of encoding history to maintain digital system syncrhonization during communication over lossy transmission media	US	09/587,721	06/05/2000
431B	Comfort Noise Generation	Canada	2308647	05/17/2000	2308647	01/04/2005
431B	Comfort Noise Generation	UK	9912574.2	05/28/99	2350532	08/08/2001
431B	Comfort Noise Generation	US	09/577420	05/22/2000
435B	A hardware mechanism to detect silence on a packetized voice stream	Canada	2309525	05/26/2000	2309525	11/09/2004
435B	A hardware mechanism to detect silence on a packetized voice stream	UK	0012884.3	05/30/2000	2352378	01/14/2004
435B	A hardware mechanism to detect silence on a packetized voice stream	US	09/580788	05/30/2000	6535844	03/18/2003
438B	Packet loss compensation by injecting spectrally shaped noise	Canada	2331228	01/17/2001	2331228	04/06/2004
438B	Packet loss compensation by injecting spectrally shaped noise	UK	0001157.7	01/18/2000	2358558	10/15/2003
438B	Packet loss compensation by injecting spectrally shaped noise	US			7002913	02/21/2006
445B	An efficient hardware mechanism to calculate the energy of a U-law or A-law encoded digitized speach sample	Canada	2320713	09/26/2000	2320713	06/28/2005
445B	An efficient hardware mechanism to calculate the energy of a U-law or A-law encoded digitized speach sample	US	09/675577	09/22/2000	6775685	08/10/2004

Filed	Mitel #	Title	Country	Serial #	Date Filed	Patent #
447B	Comfort noise generation scheme for open discontinuous transmission systems	Canada	2326275	11/20/2000	2326275	03/23/2004
447B	Comfort noise generation scheme for open discontinuous transmission systems	US	09/717421	11/21/2000	6711537	03/23/2004
457B	Telephone loudspeaker equalization using a remote microphone	Canada	2391262	06/25/2002	2391262	05/03/2005
457B	Telephone loudspeaker equalization using a remote microphone	UK	0116215.5	07/03/2001	2377353	06/29/2005
457B	Telephone loudspeaker equalization using a remote microphone	US	10/186305	06/26/2002
459B	Transport Protocols for Application Platforms Over Network Portals	Canada	2369383
459B	Transport Protocols for Application Platforms Over Network Portals	France	0200942	01/25/2002	0200942	03/10/2006
459B	Transport Protocols for Application Platforms Over Network Portals	Germany	10203764.7	01/25/2002
459B	Transport Protocols for Application Platforms Over Network Portals	UK	0102138.5	01/27/2001	2371726	08/17/2005
459B	Transport Protocols for Application Platforms Over Network Portals	US	10/056404	01/25/2002	7068670	06/27/2006
465B	Integrated Data Clock Extractor	Canada	2338320	02/26/2001	2338320	05/11/2004
465B	Integrated Data Clock Extractor	UK	0004672.2	02/28/2000	2359706	03/10/2004
465B	Integrated Data Clock Extractor	US	09/794,644	02/27/2001	6795514	09/21/2004
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	Canada	2342467	03/13/2001	2342467	05/25/2004
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	China	01109183.5	03/19/2001	ZL 01109183.5	01/19/2005
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	France	0103595	03/16/2001	0103595	07/09/2004
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	Germany			10112974	10/20/2005
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	UK	0006576.3	03/17/2000	2360420	02/18/2004
468B	Multi-Frequency (MF) Tone Detection Spectral Nulls	US	11/318775	12/27/2005	7010117	03/07/2006
470B	A Method for line circuits to provide constant current and voltage feed capabilities	Canada	2342557	03/29/2001	2342557	06/08/2004
470B	A Method for line circuits to provide constant current and voltage feed capabilities	UK	0007841.0	03/31/2000	2360906	10/15/2003
470B	A Method for line circuits to provide constant current and voltage feed capabilities	US	09/822943	03/30/2001	6865271	03/08/2005
470B	A Method for line circuits to provide constant current and voltage feed capabilities	US	11/354336	02/14/2006
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	Canada	2372209	03/06/2001	2372209	05/30/2006
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	China	01800431.8	03/06/2001	159250	06/15/2004
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	Europe	01914855.0	06/06/2001	1183681	08/02/2006
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	France	01914855.0	03/06/2001	1183681	08/02/2006
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	Germany	10190890.3	03/06/2001	10190890	10/13/2005
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	UK	0005376.9	03/06/2000	2360178	04/14/2004
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	US	09/800194	03/06/2001	6901069	05/31/2005
471B	Utilizing sub packets for packet loss compensation in voice over IP networks	US	11/110245	04/20/2005
482B	Method to register IP phones	Canada	2341111	03/16/2001	2341111	12/05/2006

Filed	Mitel #	Title	Country	Serial #	Date Filed	Patent #
482B	Method to register IP phones	US	09/810520	03/16/2001	6958992	10/25/2005
482B	Method to register IP phones	US	11/110069	04/20/2005
497B	Packet buffer memory with integrated allocation/deallocation circuit	Canada	2425278	04/14/2003	2425278	01/24/2006
497B	Packet buffer memory with integrated allocation/deallocation circuit	France	0304780	04/16/2003	2838537	02/09/2007
497B	Packet buffer memory with integrated allocation/deallocation circuit	Germany	10318300.0	04/15/2003
497B	Packet buffer memory with integrated allocation/deallocation circuit	UK	2387677 A	10/22/2003	2387677	06/22/2005
501B	Noise Level Calculator for Echo Canceller	Canada	2,357,959	09/27/2001	2357959	02/28/2006
501B	Noise Level Calculator for Echo Canceller	UK	23975.6	09/30/2000
501B	Noise Level Calculator for Echo Canceller	US	09/965881	09/28/2001	7146003	12/05/2006
111130B	Compensation Circuit for Use With an Integrating Amplifer	Germany	3806346.8	02/27/88	3806346	02/06/92
111130B	Compensation Circuit for Use With an Integrating Amplifer	Japan	057315/88	03/08/88	2109460	11/21/96
111130B	Compensation Circuit for Use With an Integrating Amplifer	UK	8805580	03/09/88	2202413	10/23/91
111130B	Compensation Circuit for Use With an Integrating Amplifer	US	157862	01/24/91	4800586	01/24/89
111163B	Data Transfer	Canada	2019002	06/14/90	2019002	04/19/94
111163B	Data Transfer	Canada	2108836	06/14/90	2108836	08/19/97
111163B	Data Transfer	US	08/025838	03/03/93	5341370	08/23/94
111178B	Data Transport for Internal Messaging	Canada	2058654	12/31/91	2058654	12/29/98
111178B	Data Transport for Internal Messaging	Germany	P4243266.9	12/31/91	P4243266.9	01/17/2002
111178B	Data Transport for Internal Messaging	UK	9227133.7	12/31/92	2263043	12/31/92
111178B	Data Transport for Internal Messaging	US	07/996662	12/24/92	5638366	06/10/97
S54	Telephone Handsfree Algorithm	Canada	2052351	09/27/91	2052351	05/23/2000
S54	Telephone Handsfree Algorithm	Germany	92920102.8	09/25/92	69223416.0	12/03/97
Licensed IP
“R/3 Software End User Value License Agreement with SAP Canada Inc.”, effective February 16th, 2001 and entered into between Mitel Networks Corporation and SAP Canada, Inc.

SECTION 4.22
INTELLECTUAL PROPERTY RIGHTS
Section 4.22(a): Owned IP
Exclusive Rights:
Pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement).
Joint Ownership:
The Corporation is a party to a Joint Development and Distribution Agreement with VCON Ltd., effective February 8th, 2000, pursuant to which VCON developed certain customizations to the Corporation’s products and the parties contributed certain intellectual property, in the case of the Corporation the MiTAI and MiNET protocols, to ensure the interoperability of the Corporation’s ICP and IP phones with VCON’s conferencing endpoints.
Also see Section 4.21 “Jointly Owned IP – Patents (Granted)” to this Disclosure Schedule.
Section 4.22(c): Rights Claims
The Corporation has received notifications requesting licensing arrangements or alleging infringement of patents from the following third parties:
***
Section 4.22(d): Contracts Impairing Right to Exploit Owned IP
As disclosed in Section 4.22(a) of this Disclosure Schedule, upon the occurrence of certain events of default under the TPC Agreement, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement). The TPC

Agreement further limits the Corporation’s ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.
Section 4.22(f): Covenants not to Sue
***
Section 4.22(g) Contracts Granting Rights to use Owned IP
As disclosed in Sections 4.22(a) and 4.22(d) of this Disclosure Schedule, pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement).
***
Section 4.22(h): Validity or Enforceability of Owned IP
None.
Section 4.22(j): Development of Owned IP/Waiver of Moral Rights/IP of Third Parties
Contractors engaged through the Corporation’s subsidiary, Mitel Networks Limited, have not been required to irrevocably or unconditionally waive their moral rights and other non-assignable rights.
Section 4.22(l): Government Funding
As set out in Section 4.22(a) of this Disclosure Schedule, pursuant to the TPC Agreement, upon the occurrence of certain events of default, TPC may direct the Corporation to transfer and deliver to TPC title to, and possession of, and all rights of the Corporation in the Intellectual Property (as defined in the TPC Agreement) developed in carrying out the Project (as defined in the TPC Agreement). The TPC Agreement further limits the Corporation’s ability to use, sell, transfer, assign, commercially exploit or convey the Owned IP.
Section 4.22(n): Publicly Available Software
None.
Section 4.22(n): Disclosure of Source Code
As described in Section 4.19 (iii)(h) of this Disclosure Schedule, Mitel Networks Limited is a party to an escrow agreement with Marks & Spencer in the U.K., and NCC Escrow International Ltd., in favour of Marks & Spencer for the escrow of certain of the Corporation’s product source code.

SECTION 4.23
LITIGATION
Except as already disclosed under Sections 4.22 (c) and 4.28 of this Disclosure Schedule and as set out below, and only to the extent such disclosures would be considered to be Material, the Corporation is not aware of any other Legal Proceedings.
***

* * *

***

***

SECTION 4.24
INSURANCE
See Summary of Insurance 2006-2007 attached to this Section 4.24 as Appendix “A”.
***

SECTION 4.25
INSIDERS AND CONFLICTS OF INTEREST
Section 4.25(a): Contracts with Insiders
The Corporation is a party to those Contracts with Insiders as set forth in Section 4.19 of this Disclosure Schedule.
Section 4.25(b) Material Amounts due to or from Insiders
On-going lease obligations to Mitel Research Park Corporation in connection with the lease by the Corporation of 350 Legget Drive, Ottawa, Ontario, which lease is described in Section 4.13 of this Disclosure Schedule.
Section 4.25(c): Interests in other Business
As further described in Section 4.9 (c) of this Disclosure Section, the Corporation exercised the option to convert certain Natural Convergence Inc. warrants into shares and acquired 5,805,589 Class C Preferred Shares, 2,661,934 Class C Preferred Shares and 600,000 Common Shares. The Company currently holds less than a 6% interest in Natural Convergence Inc.

SECTION 4.28
COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.
***

Schedule C
See Financial Statements accompanying this 20-F filing.

Schedule D

Name	Class 1	Warrants
Arsenal Holdco I, S.a.r.l.	205,819	15,596,446
Arsenal Holdco II, S.a.r.l.	13,928	1,055,429
Morgan Stanley Principal Investments, Inc.	43,340	3,284,196

Schedule E
RESTRUCTURING TRANSACTIONS
PRE-CLOSING
A. Shareholder Restructuring
Amended and Restated Consent and Waiver of the Shareholders dated August 15, 2007 pursuant to the Existing Shareholders Agreement, the Existing Registration Rights Agreement and the Articles
Second Amending Agreement made as of June 22, 2007 among the Shareholders and Mitel amending the put rights set forth in the Existing Shareholders Agreement
Common Share Repurchase and Voting Agreement between Zarlink and Mitel made as of May 30, 2007
Amended and Restated Common Share Repurchase, Voting and Conversion Agreement between PTIC and Mitel made as of August 15, 2007
Return of Capital, Voting and Conversion Agreement between EdgeStone and Mitel made as of June 22, 2007
Amended and Restated Warrant Repurchase, Voting and Conversion Agreement between WCC, CTJL, Matthews and Mitel made as of August 15, 2007
Form of Termination of Existing Shareholders Agreement and Existing Registration Rights Agreement
B. Noteholder Restructuring
Payout Letter and Consent of the Noteholders dated April 26, 2007
Amendment to the Noteholder Warrants pursuant to Payout Letter and Consent
Amendment to the Payout Letter and Consent of the Noteholders
Second Amendment to the Payout Letter and Consent of the Noteholders
Documents to be executed/actions to be taken immediately prior to closing of merger
Original Notes to be delivered to Mitel for cancellation by each of: (i) Highbridge; (ii) Fore Convertible; (iii) Fore Multi Strategy; and (iv) Marathon Funding
Original Noteholder Warrants to be delivered to Mitel by each of: (i) Highbridge; (ii) Fore Convertible; (iii) Fore Multi Strategy; and (iv) Marathon Special Opportunity Master Fund, Ltd.
Amended Warrant to be issued to each of: (i) Highbridge; (ii) Fore Convertible; (iii) Fore Multi Strategy; and (iv) Marathon Special Opportunity Master Fund, Ltd.